UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gulfport Energy Corporation

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3001 Quail Springs Parkway

Oklahoma City, Oklahoma 73134

NOTICE OF 2019 ANNUAL STOCKHOLDERS MEETING and PROXY STATEMENT Thursday June 6, 2019 10:00 a.m., local time 3001 Quail Springs Parkway Oklahoma City Oklahoma 73134

April 30, 2019

Dear Fellow Stockholders:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134 on Thursday, June 6, 2019, at 10:00 a.m., local time.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, please vote by telephone or via Internet or complete and return the enclosed proxy card in the accompanying envelope, in each case in accordance with the instructions provided in the enclosed proxy card. Please note that submitting a proxy will not prevent you from attending the meeting and voting in person.

You will find information regarding the matters to be voted on at the meeting in the enclosed proxy statement. Our 2018 Annual Report to Stockholders is either enclosed with these materials or has previously been mailed to you. This proxy statement and our 2018 Annual Report to Stockholders are also available on our website at www.gulfportenergy.com/proxy.

In addition to the formal items of business to be brought before the meeting, there will be a report on our operations, followed by a question and answer period. Your interest in Gulfport Energy Corporation is appreciated. We look forward to seeing you on June 6, 2019.

Sincerely,

	David M. Wood	David L. Houston
	Chief Executive Officer and President	Chairman of the Board

GULFPORT ENERGY CORPORATION

3001 Quail Springs Parkway

Oklahoma City, Oklahoma 73134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 6, 2019

Dear Fellow Stockholders:

The Annual Meeting of Stockholders of Gulfport Energy Corporation will be held on June 6, 2019 at 10:00 a.m., local time, at 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134, for the following purposes:

1.	To elect eight directors to serve until the Company’s 2020 Annual Meeting of Stockholders;

2.	To approve the Company’s 2019 Amended and Restated Stock Incentive Plan;

3.	To hold an advisory vote on the compensation paid to the Company’s named executive officers;

4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Vote by telephone or via Internet in accordance with the instructions provided in the enclosed proxy card;

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope; or

•	Submit a ballot at the Annual Meeting.

Only stockholders of record at the close of business on April 17, 2019 or their proxy holders may vote at the meeting. Directions to the meeting can be obtained from the Company.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING STOCKHOLDERS TO BE HELD ON JUNE 6, 2019. This proxy statement and the Company’s 2018 Annual Report to Stockholders are available on the Company’s website at www.gulfportenergy.com/proxy.

By Order of the Board of Directors,

David M. Wood Chief Executive Officer and President

This notice and proxy statement are first being mailed to stockholders on or about May 2, 2019.

GULFPORT ENERGY CORPORATION

3001 Quail Springs Parkway

Oklahoma City, Oklahoma 73134

PROXY STATEMENT

i

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Gulfport Energy Corporation, which we refer to as Gulfport, the Company and we in this proxy statement, is soliciting your vote at the 2019 Annual Meeting of Stockholders. The proposals to be voted on by the Company’s stockholders at the 2019 Annual Meeting of Stockholders are described below.

What am I voting on?

You are voting on:

•	The election of directors (see Proposal 1 beginning on page 7);

•	The approval of the Company’s 2019 Amended and Restated Stock Incentive Plan (see Proposal 2 on page 67)

•	The approval, on an advisory basis, of the compensation paid to the Company’s named executive officers as reported in this proxy statement (see Proposal 3 beginning on page 74);

•	The ratification of Grant Thornton LLP as our independent auditors for 2019 (see Proposal 4 beginning on page 75); and

•	Any other business properly coming before the meeting.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The board of directors’ recommendations can be found with the description of each proposal in this proxy statement. In summary, the board of directors recommends a vote:

•	FOR the proposal to elect the nominated directors;

•	FOR the proposal to approve the Company’s 2019 Amended and Restated Stock Incentive Plan;

•	FOR the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement; and

•	FOR the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2019.

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on the record date, which is April 17, 2019. Each share of common stock is entitled to one vote. As of April 17, 2019, we had 159,197,402 shares of common stock outstanding, excluding an aggregate of 1,946,741 shares of restricted stock and restricted stock units awarded under our 2013 Restated Stock Incentive Plan, but not yet vested. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on April 17, 2019 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may return the proxy card without voting on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than the ratification of our independent auditors.

How many votes are needed to approve each of the proposals?

Our bylaws provide for the election of directors in uncontested elections by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes will not be counted for voting purposes with respect to the re-election of directors. Stockholders may not cumulate their votes with respect to the re-election of directors. If any incumbent director is not elected because he does not receive a majority of the votes cast, he is required to immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken; provided, however, that the board will act on such resignation and publicly disclose its decision to accept or reject such resignation and the rationale behind such decision within 90 days from the date of the certification of the director election results.

Each of Proposals 2, 3 and 4 requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only votes for or against Proposals 2 and 3 will be counted as votes cast, and abstentions and broker non-votes will not be counted for voting purposes. Broker non-votes will be counted as votes cast with respect to Proposal 4.

How do I vote?

You can vote either in person by submitting a ballot at the meeting, or by proxy without attending the meeting.

To vote by proxy, you can vote in one of the following ways:

•	by telephone or via Internet in accordance with the instructions provided in the enclosed proxy card; or

•	by marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Voting by telephone or Internet at a later date, but prior to the deadline for telephonic and Internet voting specified in the enclosed proxy card;

•	Signing another proxy card with a later date and returning it to us prior to the meeting;

•	Sending our Senior Vice President of Corporate Development and Strategy a written document revoking your earlier proxy; or

•	Voting again at the meeting.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to act as the tabulation agent and count the votes represented by proxies cast by mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.

Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspectors of election have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy (by voting by telephone, via Internet or sending a proxy card, in each case in accordance with the instructions included in the enclosed proxy card) or vote your shares held in your name at the meeting, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. The ratification of Grant Thornton LLP as our independent auditors for 2019 is considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on that proposal. This is a broker non-vote. The proposals to elect directors, to approve our 2019 Amended and Restated Stock Incentive Plan and to approve, on an advisory basis, the compensation paid to the Company’s named executive officers are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

How are votes counted?

In the election of directors contemplated by Proposal 1, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to one or more of the nominees. For Proposals 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

What if I vote by proxy but don’t indicate my vote on the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted FOR the director nominees listed on the card, FOR approving our 2019 Amended and Restated Stock Incentive Plan, FOR approving, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this proxy statement and FOR the ratification of Grant Thornton LLP as our independent auditors for 2019.

Could other matters be decided at the Annual Meeting?

We have not received any stockholder proposals and are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of our common stock.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to enter the meeting. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

How can I access the Company’s proxy materials and annual report?

The notice of the Annual Meeting, this proxy statement and the Company’s 2018 Annual Report are first being mailed to stockholders on or about May 2, 2019. Additionally, the notice of the Annual Meeting, this proxy statement and the Company’s 2018 Annual Report to Stockholders are available electronically on the Company’s website at www.gulfportenergy.com/proxy.

Board of Directors Information

What is the makeup of the board of directors and how often are the members elected?

Our board of directors currently consists of eight members who are elected annually. Seven of these eight directors are independent under the Nasdaq listing standards.

What if a nominee is unable or unwilling to serve?

That is not expected to occur. If it does, shares represented by proxies will be voted for a substitute nominated by the board of directors.

How are directors compensated?

Our policy is that members of our board of directors who are also our officers or employees do not receive compensation for their services as directors. The compensation of our non-employee directors is described below.

Cash Compensation

During 2018, our non-employee directors were paid an annual retainer of $60,000, an attendance fee of $1,500 for each board meeting attended in person, and an attendance fee of $750 for each board meeting attended telephonically. In addition, the Chairman of the Board received an additional $65,000 annual retainer, the audit committee chairman received an additional $15,000 annual retainer and the chairman of each of the compensation committee and the nominating and corporate governance committee received an additional $10,000 annual retainer. Each committee member was also paid a $1,000 attendance fee for each committee meeting attended in person and a $500 attendance fee for each committee meeting attended telephonically. The board of directors also determined that the work of the chairman of the audit committee and each audit committee member during 2018 merited an additional one-time retainer of $25,000 for the chairman and $10,000 for each audit committee member. Further information regarding our director cash compensation in 2018 is set forth under the heading “2018 Director Compensation” below.

During 2018, the Compensation Committee engaged the Company’s compensation consultant, Pearl Meyer & Partners, LLC, or Pearl Meyer, to conduct a competitive review of director compensation within the Company’s peer group. Effective January 1, 2019, based on the recommendation of Pearl Meyer, our board of directors eliminated attendance fees for board and committee meetings and increased the annual retainer for each non-employee director to $85,000. In addition, effective January 1, 2019, the Chairman of the Board receives an additional $85,000 annual retainer and the chairpersons of the audit committee, the compensation committee, the nominating and governance committee and the operating excellence and corporate responsibility committee receive $20,000, $15,000, $10,000 and $10,000, respectively, in additional annual retainers.

Equity Compensation

During 2018, our non-employee directors were entitled to receive an annual grant of restricted stock units with an aggregate value of approximately $125,000 based on the closing price of our common stock on the date of grant, with vesting to occur in the following year. On May 31, 2018, we awarded the 2018 annual director grant in the amount of 11,201 shares of our restricted stock units to each of our then-serving non-employee directors under our 2013 Restated Stock Incentive Plan. Deborah G. Adams, also received a pro-rata grant of 2,898 shares of our restricted stock units on March 19, 2018 in connection with her appointment to our board of directors, which restricted stock units vested on May 31, 2018. Further information regarding our director equity compensation in 2018 is set forth under the heading “2018 Director Compensation” below.

Effective January 1, 2019, our board of directors, based on the recommendation of the independent compensation consultant and the Compensation Committee, increased the annual grant of restricted stock units for our non-employee directors to an aggregate value of approximately $175,000 based on the closing price of our common stock on the date of grant, which represents approximately two-thirds of our non-employee director’s annual compensation. Each grant of restricted stock will vest on the earlier of (a) the date of our next annual meeting of stockholders and (b) the one year anniversary of the date of the grant, so long as the non-employee director is in continuous service on that date.

Program Component	2018 Program	2019 Program Effective 1/1/2019
Annual base cash retainer for Board service	$60,000	$85,000
Additional cash retainer to non-executive Chairman	$65,000	$85,000
Audit committee chair cash retainer	$15,000	$20,000
Compensation committee chair cash retainer	$10,000	$15,000
Nominating committee chair cash retainer	$10,000	$10,000
Operating excellence committee chair retainer	—	$10,000
In-person meeting fee	$1,000	—
Telephonic meeting fee	$500	—
Annual equity grant	$125,000	$175,000
Stock ownership guideline	—	5.0x annual base retainer

Insurance and Indemnification

We provide liability insurance for our directors and officers at a current annual cost of approximately $525,000. We have also entered into indemnification agreements with each of our current directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

In addition, our certificate of incorporation sets forth limitations on our directors’ liability to our stockholders. Further, our bylaws contain indemnification and advancement of expenses provisions for the benefit of our directors and officers.

Stock Ownership Guidelines for Directors

We believe it is important for members of our board of directors to align their financial interests with those of our stockholders. Accordingly, effective January 1, 2019, our board of directors adopted a formal stock ownership policy that requires our non-employee directors to achieve a stock ownership level equal to the value of common stock that is five times the value of their annual retainer within five years of the effective date of such stock ownership policy, calculated based on the average closing price of a share of our common stock over the 30 calendar day period ended immediately prior to the measurement date. Effective January 1, 2019, our Chief Executive Officer is also subject to the stock ownership policy that requires him to achieve a stock ownership level equal to the value of common stock that is five times the value of his annual based salary within five years of the effective date of such stock ownership policy, calculated based on the same methodology. The compensation committee also designated our other executive officers that are subject to Section 16 reporting obligations under the Securities Exchange Act of 1934, as amended, to be subject to the stock ownership policy. The stock ownership levels for such other executives are discussed under “Compensation Discussion and Analysis—Stock Ownership Guidelines for Executive Officers” below.

How often did the board of directors meet in 2018?

The board of directors met 15 times in 2018. In addition to these meetings, the board of directors adopted resolutions by unanimous written consent. Each director attended at least 75% of the aggregate meetings of the board of directors and the meetings of the committees on which he or she served.

Election of Directors and Director Biographies

(Proposal 1 on the Proxy Card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2020 Annual Meeting of Stockholders and until each such director’s successor is elected are listed below. All of these director nominees, except for our Chief Executive Officer, are independent under the Nasdaq listing standards, comprising a supermajority of independent directors currently serving on our board of directors. There is no family relationship among any of the nominees, directors and/or any of the executive officers of the Company.

DAVID M. WOOD, age 62. Mr. Wood has served as the Chief Executive Officer and President of the Company, and as a member of its board of directors, since December 2018. Prior to joining the Company, Mr. Wood served as the Chief Executive Officer and Chairman of the Board of Directors of Arsenal Resources LLC, which we refer to as Arsenal, a West Virginia focused natural gas producer and portfolio company of First Reserve Corporation, an energy-focused private equity firm, which we refer to as First Reserve, where he most recently served as Chairman of its board of directors and previously held the role of the Chief Executive Officer. Prior to his tenure at Arsenal, Mr. Wood served as a Senior Advisor to First Reserve from 2013 to 2016, serving on several of its portfolio company boards. Prior to his position at First Reserve, Mr. Wood spent more than 17 years at Murphy Oil Corporation (NYSE: MUR), a global oil and natural gas exploration and production company, which we refer to as Murphy Oil, including as its Chief Executive Officer, President and a member of the board of directors from 2009 to 2012. From 1980 to 1994, Mr. Wood held various senior positions with Ashland Exploration and Production, an oil and natural gas exploration and production company. Mr. Wood began his career as a well-site geologist in Saudi Arabia. Mr. Wood has served on the board of directors of Lilis Energy, Inc. (NYSE: LLEX), an exploration and development company operating in the Delaware Basin since June 2018. Mr. Wood also served on the board of directors of the general partner of Crestwood Equity Partners LP (NYSE: CEQP) and its wholly-owned subsidiary, Crestwood Midstream Partners LP, an owner and operator of crude oil and natural gas midstream assets. Mr. Wood also served on the board of directors of several private oil and natural gas companies, including Deep Gulf Energy LP (prior to its acquisition by Kosmos Energy Ltd.) and Berkana Energy Corp. (when it was majority owned by Murphy Oil). Mr. Wood previously served on the board of directors and as an executive committee member of the American Petroleum Institute. He was also a member of the National Petroleum Council and is a member of the Society of Exploration Geophysicists. Mr. Wood holds a B.S. in Geology from the University of Nottingham in England and completed Harvard University’s Advanced Management Program.

DAVID L. HOUSTON, age 66. Mr. Houston has served as a director of the Company since July 1998 and as Chairman of the Board since July 2013. Since 1991, Mr. Houston has been the principal of Houston Financial, a firm providing wealth management products and services with a focus on the energy sector. Since 2000, Mr. Houston has managed a mineral trust with approximately 9,200 net acres in Oklahoma, Texas, Kansas and New Mexico, which includes responsibility for leasing and production matters. Mr. Houston served on the board of directors and executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, from January 1993 until December 2008. Mr. Houston has served as the lead director on the board of directors of Diamondback Energy, Inc. (Nasdaq Global Market: FANG) since October 2012, is a member of its audit and compensation committees and is the chair of its nominating and corporate governance committee. He also served as a director of Bronco Drilling Company from May 2005 until December 2010 and was a member of its audit committee. Mr. Houston received a Bachelor of Science Degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University. Mr. Houston was recognized as a Top 100 Graduate of the College of Business at Oklahoma State University in the last 100 years and served on the faculty of the Louisiana State University Graduate School of Banking from 1980 to 1981.

DEBORAH G. ADAMS, age 58. Ms. Adams has served as a director of the Company since March 2018. Ms. Adams served as Senior Vice President of Health and Safety, Project and Procurement with Phillips 66 from

May 2014 until her retirement in October 2016. From 2008 to May 2014, Ms. Adams served as President of Transportation for Phillips 66 and ConocoPhillips. Prior to this position, Ms. Adams worked as general manager and Chief Procurement Officer for ConocoPhillips beginning in 2005. From 2003 to 2005, Ms. Adams served as general manager, International Refining, for ConocoPhillips. Before this role, Ms. Adams served as general manager, Global Downstream Information Systems following the ConocoPhillips merger in 2002. Ms. Adams began her career in 1983 as a process engineer in the refining division of the Conoco Global Engineering Department before moving through a variety of business development, planning, supply and trading and operations positions. She also served on several of ConocoPhillips’ joint venture boards during her tenure at ConocoPhillips. In addition, Ms. Adams has served on the board of directors of MRC Global Inc. and as a member of its audit committee and its compensation committee since October 2017. Ms. Adams has also served on the board of directors of Austin Industries, Inc., an employee-owned construction company, and as a member of its audit committee, human resources committee and nomination and governance committee since May 2018. Ms. Adams served two full terms on the board of BakerRipley from February 2012 to February 2018 and currently serves as a member of the Foundation Board of Trustees and the Board of Governors for the Oklahoma State University. In 2014, Ms. Adams was inducted into the Oklahoma State University College of Engineering, Architecture and Technology Hall of Fame and in 2015, the Oil and Gas Diversity Council named Ms. Adams to the list of the Top 50 Most Powerful Women in Oil and Gas. Ms. Adams is also a member and a governance fellow of the National Association of Corporate Directors. Ms. Adams received a Bachelor of Science degree in chemical engineering from Oklahoma State University in 1983.

BEN T. MORRIS, age 73. Mr. Morris has served as a director of the Company since August 4, 2014. From 2009 to 2012, Mr. Morris served as the Vice Chairman of the board of directors of the Sanders Morris Harris Group, a financial services and wealth management company he co-founded in 1987, or SMHG. Since its founding, Mr. Morris has served in various capacities with SMHG, including Executive Vice President and Director of Investment Banking, President and Chief Executive Officer and a member of the board of directors of SMH Capital, a subsidiary of SMHG, and Chief Executive Officer and a member of the board of directors of SMHG. Since 2012, Mr. Morris has continued as an employee of Sanders Morris Harris, Inc., a former subsidiary of SMHG. From 1980 to 1986, Mr. Morris served as the Chief Operating Officer of Tatham Corporation, a privately-held company engaged in natural gas transportation and marketing and oil and gas exploration and production. Mr. Morris began his career as an accountant at Price Waterhouse & Co. in 1967, and in 1973 joined Mid American Oil and Gas Inc. as Chief Financial Officer, eventually serving as President of the company until its sale in 1979. From 2011 to 2016, Mr. Morris served as a member of the board of directors and Chairman of the audit committee of Yuma Energy, Inc., a publicly traded exploration and production company. Mr. Morris has also served on the boards of several public companies, including Capital Title Group from 1998 to 2006, American Equity Investment Life Holding Company from 1997 to 2006, Tyler Technologies, Inc. from 2002 until 2005, where he served as Chairman of its audit committee, Fresh America Corp. from 1992 until 1996, where he served as a member of the compensation committee, and Deeptech International Inc. from 1988 until 1997. Mr. Morris is currently a member of the board of directors of Centrax International Corporation, a private electrical equipment company. Mr. Morris has an extensive financial background, with over 25 years of experience in various aspects of the investment banking business. Mr. Morris received his Bachelor of Business Administration Degree from the University of North Texas, and also holds a Certified Public Accountant certificate from the State of Texas, along with several securities licenses.

C. DOUG JOHNSON, age 59. Mr. Johnson has served as a director of the Company since September 2015. Since August 1981, Mr. Johnson served in various roles at Phillips 66 and its predecessors Phillips Petroleum Co. and ConocoPhillips Company, which was formed by the merger of Philips Petroleum Co. and Conoco Inc. in 2002. Mr. Johnson most recently served as Vice President, Controller and principal accounting officer of Phillips 66, a publicly traded company engaged in mid-stream, chemicals, and refining, from April 2012 until his retirement on December 31, 2014. During the same period, he also served as Vice President, Controller and principal accounting officer of Phillips 66 Partners GP LLC, the general partner of Phillips 66 Partners LP, a publicly traded pipeline subsidiary of Phillips 66. From June 2010 until April 2012, Mr. Johnson served as General Manager, Upstream Finance, Strategy and Planning at ConocoPhillips. Prior to that, Mr. Johnson’s tenure at ConocoPhillips included his service as General Manager, Downstream Finance from 2008 to 2010 and General Manager, Upstream Finance from 2005 to 2008. Mr. Johnson also served on the board of Chevron Phillips Chemical Company LLC, a joint venture of Phillips 66 Partners LP and Chevron Corp., and its audit committee, where he was co-chairman, from April 2012 until December 2014. Mr. Johnson has also served on the board of directors of Altus Midstream Company, a publicly-traded company, and as chairman of its audit committee since November 2018. Mr. Johnson has an extensive financial and accounting background, with over 33 years of service in the oil and natural gas industry. Mr. Johnson received his Bachelor of Science Degree in Accounting from the University of Arkansas, and also holds a Certified Public Accountant certificate from the State of Oklahoma.

SCOTT E. STRELLER, age 51. Mr. Streller has served as a director of the Company since August 2006. In 1992, Mr. Streller founded the Scott Streller Insurance and Financial Services Agency (Farmers Insurance), which has been recognized both regionally and nationally as one of the top agencies within the Farmers Insurance Group of Companies. Mr. Streller is active in the community and has served in a variety of leadership roles in local public and non-profit organizations. Additionally, Mr. Streller frequently serves as a guest lecturer at local universities and insurance and financial services seminars. Mr. Streller earned a Bachelor’s Degree in Business Management from the University of Central Oklahoma. In addition, Mr. Streller received a Master’s in Athletic Administration from Oklahoma State University.

CRAIG GROESCHEL, age 51. Mr. Groeschel has served as a director of the Company since August 2011. Since 1996, Mr. Groeschel has served as a founding pastor of LifeChurch, one of the largest churches in the United States. Since founding LifeChurch, Mr. Groeschel has served on its Board of Directors. Under Mr. Groeschel’s leadership, LifeChurch has grown to 33 locations. Mr. Groeschel received a Bachelor’s Degree in Business Marketing from the Oklahoma City University, a Master’s of Divinity Degree from the Phillips Graduate Seminary and an Honorary Doctorate of Human Letters from Southeastern Christian University. Mr. Groeschel is a frequent speaker at various domestic and international forums and an author of a number of books.

PAUL D. WESTERMAN, age 63. Mr. Westerman has served as a director of the Company since October 2017. Mr. Westerman has served as a Trustee and Director of the Westerman Family Trusts and Westerman Interest Inc., respectively, since 1999. From September 2011 to December 2012, Mr. Westerman served as Senior Executive Vice President and Chief Business Development Officer of J-W Energy Company, a diversified energy company engaged in exploration and production, energy services, midstream and manufacturing, among other businesses. Mr. Westerman joined J-W Energy Company in 1984 and, during his time there, he served in several other leadership roles, including as Chief Operating Officer. Prior to joining J-W Energy Company, Mr. Westerman served in various positions at Phillips Petroleum Company, Terra Resources and Kerr-McGee Corporation. Mr. Westerman has served on the Board of Directors of J-W Energy Company since 1996. Mr. Westerman has also served on the Board of Directors of Oakwood Bank since February 2018. Mr. Westerman previously served as a Director of Vintage Bank, Benedictine College, the Dallas Petroleum Club, the Dallas Wildcatters Association and the Dallas Hard Hatters Association. Mr. Westerman is also a member of the National Association of Corporate Directors and the Society of Petroleum Engineers. Mr. Westerman earned his bachelor’s degree in petroleum engineering from the University of Oklahoma and is a Registered Professional Engineer in the State of Texas.

What does the board of directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

What are the committees of the Board?

Our board of directors has an audit committee, a compensation committee, a nominating and corporate governance committee, which we refer to herein as the nominating committee, an operating excellence and corporate responsibility committee, which committees perform the functions specified below. The members of each committee are as of the date of this proxy statement.

Committee	Members	Principal Functions	Number of Meetings in 2018
Audit	C. Doug Johnson* David L. Houston Ben T. Morris Scott E. Streller Deborah G. Adams

•   Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.

•   Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

•   Monitors our compliance with legal and regulatory requirements.

•   Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•   Reviews and approves related party transactions.

•   Appoints, determines compensation, evaluates and terminates our independent auditors.

•   Pre-approves audit and permissible non-audit services to be performed by the independent auditors.

•   Prepares the report required by the Securities and Exchange Commission, or the SEC, for the inclusion in our annual proxy statement.

•   Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.

•   Inform our independent auditors of the audit committee’s understanding of significant relationships and transactions with related parties and review and discuss with our independent auditors the auditors’ evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

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Committee	Members	Principal Functions	Number of Meetings in 2018
Compensation	Scott E. Streller* Craig Groeschel David L. Houston C. Doug Johnson Paul D. Westerman Deborah G. Adams

•   Oversees and administers our executive compensation policies, plans and practices, including our stock retention guidelines, and evaluates their impact on risk and risk management.

•   Assists the board of directors in discharging its responsibilities relating to the compensation of our executives, including our chief executive officer, and other key employees.

•   Administers our equity-based compensation plans, including the grants of stock options, restricted stock awards and other equity awards under such plans.

•   Reviews, approves and administers our cash-based incentive bonus plans, including the establishment of performance criteria, targets and awards under our 2014 Executive Annual Incentive Compensation Plan.

•   Makes recommendations to the board with respect to incentive compensation.

•   Where appropriate or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.

•   Conducts annual performance evaluation of the committee.

•   Reviews disclosure related to executive compensation in our proxy statement and prepares an annual compensation committee report.

•   Reviews and considers the stockholders’ advisory vote on executive compensation and the frequency of holding such advisory vote.

•   Reviews and reassesses the adequacy of the compensation committee charter.

			15
Nominating and Corporate Governance	Ben T. Morris* David L. Houston Scott E. Streller Paul D. Westerman	• Assists the board of directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our board of directors. • Selects and recommends director candidates to the board of directors to be submitted for election at the Annual Meeting and to fill any vacancies on the board of directors. • Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees. • Reviews and recommends to the board of directors appropriate corporate governance policies and procedures for the Company.	2

Committee	Members	Principal Functions	Number of Meetings in 2018

•   Conducts an annual assessment of the qualifications and performance of the board of directors.

•   Annually reviews and reports to the board of directors on the performance of management.

•   Reviews and reassesses the adequacy of the nominating committee charter.

Operating Excellence and Corporate Responsibility Committee(1)	Deborah G. Adams* Craig Groeschel C. Doug Johnson Paul D. Westerman

•   Review and make recommendations to our board of directors regarding the health, safety and environmental protection, and corporate responsibility matters, including governmental relations, political contributions and corporate philanthropy, which we refer to herein as HSE and corporate responsibility matters, and their impact on our business and operations.

•   Monitor and evaluate management’s actions with respect to the HSE and corporate responsibility matters.

•   Review reports from our management, consultants or other advisors regarding (i) our performance with respect to the HSE and corporate responsibility matters and compliance with any related laws and regulations applicable to us, (ii) any significant litigation relating to the HSE and corporate responsibility matters involving our company, and (iii) any significant legislation or regulations, judicial decisions, treaties, protocols, conventions or other agreements, public policies or other scientific, medical or technological developments involving HSE and corporate responsibility matters that will or may have a material effect on our business and operations.

•   Review the risks and exposures relating to the HSE and corporate responsibility matters, including mitigation and remedial actions.

•   Review crisis management planning procedures relating to the HSE and corporate responsibility matters.

•   If it deems necessary or appropriate, conduct investigations or studies affecting us as they pertain to the HSE and corporate responsibility matters.

•   Review the effectiveness of internal systems and controls necessary to ensure our compliance with applicable health, safety and environmental laws, rules and regulations.

0

Committee	Members	Principal Functions	Number of Meetings in 2018

•   Review our compliance with best industry practices in the areas of health, safety and environmental protection.

•   Review our political, charitable and educational contributions/programs and the administration of any political action or similar committees of our employees (commonly known as PACs).

•   Prepare for our board of directors an annual performance evaluation of the Committee.

•   Review and reassess the adequacy the corporate responsibility committee charter and recommend any appropriate revisions to our board of directors.

•   Carry out any other duties and responsibilities relating to the HSE and corporate responsibility matters that may be delegated to the corporate responsibility committee by our board of directors from time to time.

*	Committee Chairperson.
(1)	This Committee was formed on October 30, 2018.

Do the committees have written charters?

Yes. The charters for each of our committees can be found on our website at www.gulfportenergy.com under the “Investors—Corporate Governance” captions. You may also obtain copies of these charters, as well as our Code of Business Conduct and Ethics, which is described below, by writing to our Senior Vice President of Corporate Development and Strategy, Paul K. Heerwagen IV, at Gulfport Energy Corporation, 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134.

Corporate Governance Matters and Communications with the Board

Corporate Governance Highlights

We believe that effective corporate governance should include regular constructive discussions with our stockholders. We have a proactive stockholder engagement process that encourages feedback from our stockholders. This feedback helps shape our corporate governance practices, and has specifically resulted in:

•

Adoption of stock ownership guidelines for our non-employee directors and executive officers to further align the long-term financial interests of our directors and executive officers with those of our stockholders;

•	Increased the size of the board of directors from six to eight;

•	All director nominees are independent, except for our Chief Executive Officer;

•	Independent chair of the board of directors;

•	Majority voting to elect directors;

•	Advancement of board diversity, with the inclusion of a female director to our board and emphasis on diversity in the nominating and corporate governance committee’s charter;

•

Creation of the operating excellence and corporate responsibility committee to further develop our commitment to HSE and corporate responsibility maters and their impact on our business and operations;

•	Active stockholder outreach;

•	Active board oversight of risk and risk management;

•	Periodic board and committee self-assessments conducted by outside law firm;

•	Independent director meetings in executive sessions;

•	93% attendance at 2018 board and committee meetings; and

•	All financially literate audit committee members and four audit committee financial experts in 2018.

Who are our independent directors?

Our board of directors has determined that seven of our eight current board members (Deborah G. Adams, Craig Groeschel, David L. Houston, C. Doug Johnson, Ben T. Morris, Scott E. Streller and Paul D. Westerman) meet the standards regarding independence set forth in the Nasdaq listing standards and are free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company. In determining Ms. Adams’s independence, the board considered Ms. Adams’s service on the board of directors and the audit and compensation committees of MRC Global Inc., an NYSE-listed company from which in 2018 we purchased products and services representing less than 1% of either company’s revenues. In determining Mr. Westerman’s independence, the board considered Mr. Westerman’s service on the board of directors of J-W Energy Company, which performs certain compression and related oilfield services to the Company representing less than 1% of either company’s revenues in 2018.

Our board of directors has determined that each member of the audit committee is independent for purposes of serving on such committee under the Nasdaq listing standards and applicable federal law. In addition, our board of directors has determined that each current member of the audit committee is financially literate under the Nasdaq listing standards and that each of Mr. Johnson, who serves as the Chairman of the audit committee, Ms. Adams, Mr. Houston and Mr. Morris qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Our board of directors has also determined that each member of the compensation committee and the nominating committee meets the independence requirements applicable to those committees under the Nasdaq rules. In addition, our board of directors determined that each member of our compensation committee is an “outside director” in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code (as such Section 162(m) was in effect prior to January 1, 2018), and a “non-employee director” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Do our non-management directors meet separately without management?

Our non-management directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors. During 2018, our non-management members of the board of directors met in executive session five times. Our operating excellence and corporate responsibility committee was formed in December 2018 and did not meet in 2018.

How can I communicate with the board of directors?

Individuals may communicate with our board of directors or individual directors by writing to our Senior Vice President of Corporate Development and Strategy, Paul K. Heerwagen IV, at Gulfport Energy Corporation, 3001

Quail Springs Parkway, Oklahoma City, Oklahoma 73134. Our Senior Vice President of Corporate Development and Strategy will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Senior Vice President of Corporate Development and Strategy, relates to the functions of our board of directors or a committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

Do directors attend the Annual Meeting?

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders. All eight of our directors then serving attended the 2018 Annual Meeting of Stockholders in person.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer and all senior financial officers. Our Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics is posted on our website at www.gulfportenergy.com under the “Investors—Corporate Governance” captions.

Political Contribution Policy

Engagement in the political, legislative and regulatory process is important to the success of the Company. The Company has delegated compliance and oversight over this function to the operating excellence and corporate responsibility committee and has adopted a political contributions and activity policy that sets forth the ways by which the Company and its employees may participate in the political, legislative and regulatory process. All political contributions and activities are subject to compliance with applicable laws.

Aircraft Use Policy

In February 2019, we adopted an aircraft use policy that sets forth our policy with respect to the use of any aircraft chartered or owned by the Company consistent with best corporate governance practices. We restrict personal use of Company owned or chartered aircraft by our executive officers and other employees, as well as by members of our board of directors. Our aircraft use policy requires that any personal use of Company owned or chartered aircraft by any NEO be reported as a perquisite, based on the aggregate incremental value of such personal use. See “Summary Compensation Table.”

Nominating Process for Directors, Director Qualifications and Review of Director Nominees

The nominating committee is currently comprised of four non-employee directors, all of whom are independent under Nasdaq listing standards. As provided by the nominating committee’s charter, our nominating committee identifies, investigates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity. The committee identifies candidates through the use of third-party search firms, as well as through the extensive networks of our directors and management team in the oil and natural gas industry.

It is our policy that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of our board of directors and the evolving needs of our business. It is the policy of our board of directors that at all times at least a majority of its members meets the standards of independence promulgated by Nasdaq and the SEC and that all members reflect a range of talents, skills and expertise, particularly in the areas of accounting and finance, management, leadership and oil and gas related industries sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders. In addition to the foregoing factors, it is our policy that our nominating committee shall consider diversity in its evaluation of candidates for board membership. To reflect this policy, our nominating committee, in accordance with its charter, seeks to include diverse candidates in all director searches, taking into account diversity of gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), including by affirmatively instructing any search firm retained to assist the nominating committee in identifying director candidates to seek to include diverse candidates from traditional and nontraditional candidate groups. In accordance with its charter, our nominating committee periodically reviews and makes recommendations regarding the composition of the board and the size of the board.

We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending meetings of the board of directors and applicable committee meetings. In accordance with its charter, our nominating committee periodically reviews the criteria for the selection of directors to serve on our board and recommends any proposed changes to our board of directors for approval.

Our board of directors will consider stockholder nominations for director candidates upon written submission of such recommendation to our Senior Vice President of Corporate Development and Strategy along with, among other things, the nominee’s qualifications and certain biographical information regarding the nominee, such nominee’s written consent to serving as a director if elected and being named in the proxy or information statement and certain information regarding the status of the stockholder submitting the recommendation, all in the manner required by our amended and restated bylaws and the applicable rules and regulations promulgated under the Exchange Act. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our board of directors at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our board of directors. See “Submission of Future Stockholder Proposals” below for additional detail regarding submitting director nominees.

Our board of directors may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our board of directors will seek to achieve a balance of knowledge, experience and diversity on the board. Our board of directors uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by current board members, professional search firms and other persons. After completing its evaluation, our board of directors approves the final slate of director nominees.

Our nominating committee approved the director nominees submitted for election at this Annual Meeting. Each nominee is a current board member and brings a strong and unique background and set of skills to our board of directors, giving our board of directors as a whole competence and experience in a variety of areas, including corporate governance and board service, executive management, oil and natural gas industry, accounting and finance and risk assessment and management.

Specifically, in nominating the candidates submitted for election at this Annual Meeting, our nominating committee considered such candidates’ past service on our board and the information discussed in each of the directors’ individual biographies set forth beginning on page 7 above. In particular, with regard to Messrs. Houston and Streller, our nominating committee considered their respective decades of business success and proven risk assessment skills. With respect to Mr. Wood, his extensive experience as a Chief Executive Officer and director of public exploration and production companies and energy-focused private equity firms, executive management skills and extensive knowledge of the oil and natural gas sector and corporate governance led our nominating committee to conclude that he should serve as one of our directors. The nominating committee nominated Mr. Morris due to his prior public company experience, extensive financial background (including over 25 years of experience in various aspects of the investment banking business), and strong oil and natural gas background. With regard to Mr. Groeschel, our nominating committee considered his leadership and prior board services at a non-profit organization, community involvement and communication skills. The nominating committee recommended Mr. Johnson due to his prior public company experience, strong oil and natural gas background and financial expertise. Mr. Westerman’s strong background in oil and energy services, as well as his executive roles at an energy services company, were considered by our nominating committee. The nominating committee nominated Ms. Adams’s due to her diverse experience in various segments of the oil and gas industry, her high-level management positions at a public oil and gas company and recognition as one of the top 50 women in the oil and gas industry. Each of the director nominees has agreed to serve as a director if elected.

Director Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are held by two different individuals, and the Chairman of the Board is a non-executive position elected from among the directors by the board. Separating the positions of Chairman of the Board and Chief Executive Officer has allowed our Chief Executive Officer to focus on business development strategies as well as our day-to-day business and operations, while allowing our Chairman of the Board to lead the board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board has provided leadership to our board of directors and worked with the board of directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board has set the board agendas, with the input from other members of the board and our management, facilitated communications among and information flow to directors, has the power to call special meetings of our board of directors and stockholders and presided at meetings of our board of directors and stockholders. The Chairman of the Board has also advised and counseled our Chief Executive Officer and other officers. Our board of directors does not have a position of a lead director.

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our board is collegial, that all board members are well engaged in their responsibilities, and that all board members express their views and consider the opinions expressed by other directors. Seven out of eight of our director nominees are independent under the Nasdaq listing standards and SEC rules. We believe that all of our independent directors have demonstrated leadership in business enterprises and are familiar with board processes. Our independent directors are involved in the leadership structure of our board by serving on our audit, nominating, operating excellence and corporate responsibility and compensation committees, comprised entirely of independent directors and each having an independent chairperson.

Specifically, the chair of our audit committee oversees the accounting and financial reporting processes, as well as compliance with legal and regulatory requirements. The chair of our compensation committee oversees our compensation policies and practices and their impact on risk and risk management. The chair of our operating excellence and corporate responsibility committee oversees our practices relating to health, safety and environmental protections, as well as governmental relations, political contributions and corporate philanthropy. The chair of our nominating committee monitors matters such as the composition of the board and its committees, board performance and best practices in corporate governance. As such, each committee chair provides independent leadership for purposes of many important functions delegated by our board of directors to such committee.

Board of Director’s Role in Risk Oversight

As an exploration and production company, we produce natural gas, natural gas liquids and oil and face a number of risks, including risks associated with the supply of and demand for natural gas and natural gas liquids, volatility of hydrocarbon prices, exploring for, developing, producing and delivering natural gas and natural gas liquids, declining production, environmental and other government regulations and taxes, weather conditions, including hurricanes and tornadoes, that can affect oil and natural gas operations over a wide area, adequacy of our insurance coverage, political instability or armed conflict in oil and natural gas producing regions and overall economic environment. Management is responsible for the day-to-day management of risks we face as a company, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our Chairman of the Board meets regularly with our Chief Executive Officer to discuss strategy and risks facing the Company. Our executive officers regularly attend the board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend board and committee meetings or are otherwise available to confer with the board to the extent their expertise is required to address risk management matters. Periodically, our board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, our board of directors also discusses strategies, key challenges, and risks and opportunities for the Company with senior management.

While our board of directors is ultimately responsible for risk oversight at the Company, our four committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. Our audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. Our compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Our operating excellence and corporate responsibility committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks relating to actions of the Company that may impact the environment or public health, as well as our involvement with governmental entities, including political contributions. Our nominating committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Corporate Responsibility and Sustainability

We believe that the natural gas, natural gas liquids and oil we produce as an exploration and production company contribute to economic growth and to society and view the connection between responsible operations and business success as a fundamental necessity. We are committed to the safe and responsible development of our resources in the geographic areas in which we operate, including the Utica Shale in Ohio and the SCOOP basin in Oklahoma. We operate in the same areas in which our employees and their families live, and are dedicated to preserving and protecting the environment for the benefit of our stockholders, employees and our communities. We have identified key topics where we have an impact, or that impact our business: energy, emissions, waste and spills, water use, compliance, health, safety and environmental protection, training and education, and community. We also formed an operational excellence and corporate responsibility committee of our board of directors, which oversees matters concerning the health, safety and environmental protection, corporate responsibility, including governmental relations, political contributions and corporate philanthropy, and their impact on our business and operations, and monitors and evaluates management’s actions with respect to such matters. Our operational excellence and corporate responsibility committee also monitors our political, charitable and educational contributions and programs. One of our strategic initiatives for 2018 and 2019 include our performance in the area of health, safety and environmental responsibility, which directly impacts evaluation of our executives’ performance and is one of the targets under our annual cash incentive plan for our participating executive officers, further motivating them to contribute to the Company’s continuous efforts and strong records in those areas.

Commitment to Protecting People. We continue to make protection of our employees and contractors a fundamental component of our corporate responsibility efforts. We maintain a formal health and safety program that includes employee training and new hire orientation on a variety of environmental and safety topics, including proper reporting. It also ensures employees have all necessary equipment to operate safely. Employees also undergo significant training and education each year to become experts on regulatory compliance, industry standards and innovative opportunities to effectively manage the challenges of developing our resources. In light of the nature of our work and the locations of some sites in and near communities, we also proactively prepare for the unexpected by developing emergency response plans to cover every possible situation, including natural disasters and human threats.

Commitment to Environmental Responsibility. We are committed to exploration, exploitation, acquisition and production of natural gas, natural gas liquids and oil in an environmentally responsible manner and in compliance with applicable federal, state and local environmental laws, including laws regulating emissions of greenhouse gases, such as methane. We take actions beyond those required by law to reduce methane emissions, recycle an increasing percentage of water and make significant investment in infrastructure to reduce environmental footprint and potential impact on climate change. In keeping with that commitment, our overall approach includes these key activities:

•	Investing in and implementing the best available technology;

•	Focusing on the hydrocarbon gathering infrastructure, as well as freshwater disposal and produced-water recycling;

•	Safely transporting natural gas, natural gas liquids and oil, minimizing impacts from air emissions, flared gas and spills; and

•	Maximizing hydrocarbon transportation via pipelines.

Commitment to Community. Giving back to society and the community in which we operate is part of who we are and we strongly believe these investments of time, money and compassion allow our employees to both experience and demonstrate the core values of our company.

Political Contribution. Engagement in the political, legislative and regulatory process is important to the success of the Company and we have adopted a political contributions and activity policy that sets forth the ways by which the Company and its employees may participate in the political, legislative and regulatory process, subject to compliance with applicable laws. See “Political Contribution Policy” above.

Future Focus. We believe that our achievements to date demonstrate a serious and growing commitment to corporate, environmental, community and political responsibility. Our core values as a company are focused on leadership, integrity, excellence, people and teamwork. We will continue to benchmark our operations against industry peers and best practices and strive for continuous improvement. As we enhance our corporate responsibility efforts and increase stockholder value, we look forward to providing periodic updates to our stockholders that detail both our challenges and successes.

Audit Committee Report

The audit committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the audit committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management, our internal auditors and the board of directors of the Company. A more detailed description of the responsibilities of the audit committee is set forth in its written charter, which is posted on our website at www.gulfportenergy.com under the “Investors—Corporate Governance” captions. The following report summarizes certain of the audit committee’s activities with respect to its responsibilities during 2018.

Review with Management and Independent Registered Public Accounting Firm. The audit committee has reviewed and discussed with management and Grant Thornton LLP, an independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2018.

Controls and Procedures. Management has established and maintains a system of disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and includes controls and procedures designed to provide reasonable assurance that information required to be disclosed by us in those reports is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. As of December 31, 2018, management conducted an evaluation of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective to provide reasonable assurance that the information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. The audit committee discussed with management and Grant Thornton LLP the quality and adequacy of the Company’s disclosure controls and procedures.

Management has also established and maintains a system of internal controls over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. These internal controls are designed to provide reasonable assurance that the reported financial information is presented fairly, that disclosures are adequate and that the judgments inherent in the preparation of financial statements are reasonable. Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on management’s evaluation under the framework in Internal Control—Integrated Framework, management did not identify any material weaknesses in our internal control over financial reporting and concluded that our internal control over financial reporting was effective as of December 31, 2018, as discussed in more detail in Management’s Report on Internal Control Over Financial Reporting, which was included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019. Our internal control over financial reporting as of December 31, 2018 has been audited by Grant Thornton LLP, as stated in its attestation report, which was included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2018. The audit committee reviewed and discussed with management and Grant Thornton LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm. The audit committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Rules on Auditing Standard No. 16, Communication with Audit Committees, as amended. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with that firm its independence from the Company.

Recommendation to the board of directors. Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

THE AUDIT COMMITTEE

C. Doug Johnson, Chairman

David L. Houston

Ben T. Morris

Scott E. Streller

Deborah G. Adams

Executive Officers

The following table sets forth the name, age and positions of each of our executive officers as of the record date:

Name	Age	Position
David M. Wood	62	Chief Executive Officer and President, Director
Donnie Moore	54	Chief Operating Officer
Keri Crowell	44	Chief Financial Officer and Secretary
Michael Sluiter	46	Senior Vice President, Reservoir Engineer
Paul Heerwagen	34	Senior Vice President of Corporate Development and Strategy
Robert Jones	57	Senior Vice President of Drilling
Stuart Maier	65	Senior Vice President of Geosciences
Mark Malone	56	Senior Vice President of Operations
Ty Peck	42	Senior Vice President of Midstream and Marketing
Lester Zitkus	53	Senior Vice President of Land
Steve Baldwin	65	Vice President of Reservoir Engineering

Biographical information for David M. Wood is set forth in this proxy statement under the heading “Election of Directors and Director Biographies.”

DONNIE MOORE. Mr. D. Moore has served as Chief Operating Officer of the Company since January 2018. He also served as Interim Chief Executive Officer of the Company from October 29, 2018, the date our former Chief Executive Officer and President left the Company, to December 18, 2018, the dated of the appointment of Mr. Wood as our new Chief Executive Officer and President. From 2007 until December 2017, Mr. D. Moore worked at Noble Energy, Inc., or Noble, where he most recently served as Vice President of Noble’s Texas operations for its Eagle Ford and Delaware Basin assets. Prior to that, Mr. D. Moore held various leadership roles at Noble including Vice President of the Marcellus Business Unit, Manager for Operations of the Wattenberg/DJ Business Unit, Manager of Operations for the Gunflint discovery in the Deepwater Gulf of Mexico and Development Manager for Noble’s Mid-Continent and Gulf Coast positions. From 1989 until 2007, Mr. D. Moore served in a variety of roles with ARCO Oil and Gas Company, Vastar Resources, Inc. and BP America. Mr. D. Moore holds a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University.

KERI CROWELL. Ms. Crowell has served as Chief Financial Officer of the Company since January 2017 and as Secretary since October 2017. Prior to these roles, Ms. Crowell served as Chief Accounting Officer of the Company from September 10, 2015 until her appointment as Chief Financial Officer in January 2017. Ms. Crowell also served as a Vice President of the Company from April 2014 until her appointment as Chief Financial Officer in January 2017 and as Controller from March 2006 until her appointment as the Chief Accounting Officer in September 2015. Ms. Crowell joined the Company in October 2005 as Assistant Controller. Prior to joining the Company, Ms. Crowell served in various accounting and/or audit roles at Ernst and Young LLP, Arthur Andersen LLP and an Oklahoma City-based accounting firm. Ms. Crowell holds a Bachelor of Science in Business Administration and Accounting and Masters of Business Administration degrees from Oklahoma State University, and also holds a Certified Public Accountant license from the State of Oklahoma. Ms. Crowell is a member of Oklahoma Society of Certified Public Accountants and Financial Executives International, or FEI, and served as a board member and the treasurer of the FEI Oklahoma City chapter from 2012 until 2014.

MICHAEL SLUITER. Mr. Sluiter has served as Senior Vice President of Reservoir Engineering of the Company since December 2018. Mr. Sluiter joined the Company from Noble Energy, Inc., where he held various engineering positions from January 2012 to November 2018, including, most recently, as the Permian Basin Business Unit Manager. Mr. Sluiter has over 17 years of experience in unconventional resource development, reservoir engineering, subsurface development and business development and acquisitions, as well as leadership skills, which he developed at Noble Energy, Santos Australia and Santos USA. Mr. Sluiter began his career as a wireline field services engineer for Schlumberger in Thailand. Mr. Sluiter holds a Bachelor of Science degree in Chemical Engineering from the University of Sydney, Australia.

PAUL HEERWAGEN. Mr. Heerwagen has served as Senior Vice President of Corporate Development and Strategy effective January 2017 and, prior to such appointment, served as Vice President of Corporate Development since May 2014. Since January 2017, Mr. Heerwagen has served as a director of Mammoth Energy Services, Inc., a Nasdaq-listed oilfield services company, as the Company’s nominee. Prior to his Corporate Development role with the Company, Mr. Heerwagen served as our Director of Investor Relations and Corporate Affairs from May 2008 to May 2014. From March 2012 through December 2014, Mr. Heerwagen served as President of Stingray Pressure Pumping LLC and Stingray Logistics LLC. He has also served in various financial, investor relations and corporate affairs roles since joining the Company in 2006. Mr. Heerwagen has served on the Legislative Committee of the Oklahoma Independent Petroleum Association since May 2017. Mr. Heerwagen holds a Bachelor’s Degree in Finance from Oklahoma State University.

ROBERT JONES. Mr. Jones has served as Senior Vice President of Drilling effective January 2017 and, prior to such appointment, served as Vice President of Drilling since November 2013. Prior to joining the Company, Mr. Jones was with Chesapeake Energy Corporation, or Chesapeake, serving as Drilling Engineering Manager for the Haynesville, Barnett and Eagle Ford from February 2001 to September 2013. Prior to this role, during his tenure at Chesapeake, Mr. Jones served as District Manager for the Permian Basin and Senior Drilling Engineer for operations across Oklahoma, Texas and New Mexico. Mr. Jones graduated with a Bachelor’s Degree in Petroleum Engineering from the University of Oklahoma in 1985.

STUART MAIER. Mr. Maier has served as Senior Vice President of Geosciences since March of 2017 and, prior to such appointment, served as Vice President of Geosciences since August 2013. Prior to that position, he served as Geological/Geophysical Manager of the Company since May 1998. From 1993 to May 1998, Mr. Maier had served as Senior Geologist with DLB Oil & Gas, Inc. From 1992 until joining DLB Oil & Gas, Inc., Mr. Maier was a consulting geologist/geophysicist and, from 1981 to 1991, Mr. Maier was a geologist/geophysicist with The Anschutz Corporation, an oil and natural gas exploration and production company. From 1979 to 1981, Mr. Maier was a production geologist for Gulf Oil Exploration and Production Company. From 1977 to 1979, Mr. Maier was a well site geologist. Mr. Maier received a Bachelor of Science Degree in Geology from the University of Missouri. Mr. Maier is a member of the American Association of Petroleum Geologists.

MARK MALONE. Mr. Malone has served as Senior Vice President of Operations effective January 2017 and prior to such appointment, served as Vice President of Operations since November 16, 2013. Prior to joining the Company, Mr. Malone was with Sierra Engineering, LLC from August 2012 to November 2013, serving as Engineering Manager. Prior to joining Sierra Engineering, Mr. Malone served as Senior Asset Manager for the Marcellus Shale at Chesapeake from January 2010 to November 2013. Mr. Malone also served as Vice President of Stimulation & Production for New Tech Engineering from July 2007 to January 2010. Mr. Malone started his career and subsequently served 20 years with The Western Company of North America and BJ Services Company from December 1987 to July 2007 in various engineering and management positions of increasing responsibility until ending his career with BJ Services where he spent the last ten years as Permian Region Technical Manager. Mr. Malone is a member of the Board of Directors for the Southwestern Petroleum Short Course, an SPE member since 1989, an author of multiple technical publications, co-author of text on hydraulic fracturing and a patent holder. Mr. Malone graduated with a Bachelor’s Degree in Agricultural Engineering from Texas Tech University in 1987.

TY PECK. Mr. Peck has served as Senior Vice President of Midstream and Marketing effective January 2017 and, prior to such appointment, served as Managing Director of our midstream operations from December 16,

2013 until January 2017. Prior to joining the Company, Mr. Peck was previously with Access Midstream Partners, serving as the Director of Commercial Services. In addition, prior to joining Access Midstream Partners, Mr. Peck served as Producer Services Manager at Enogex LLC. Mr. Peck graduated with a Bachelor’s Degree in Finance from the University of Central Oklahoma in 2000 and holds a Master’s Degree in Business Administration from the University of Oklahoma.

LESTER ZITKUS. Mr. Zitkus has served as Senior Vice President of Land effective January 2017 and, prior to such time, served as Vice President of Land since March 2014. Prior to joining the Company, Mr. Zitkus served as an independent consultant from October 2013 to March 2014 and as Vice President of Land for Chesapeake from May 2007 to October 2013. During his 20-year tenure with Equitable Resources Inc. (now EQT Corp.), he held various positions, including Vice President of Operations and Senior Vice President of Land, between 1987 and 2007. He holds a degree in Mineral Land Management from the University of Evansville. Mr. Zitkus is a member of the American Association of Professional Landmen and Past Regional Director of the Independent Producers Association of America.

STEVE BALDWIN. Mr. Baldwin has served as Vice President of Reservoir Engineering since August 2013. Prior to that position, he served as Senior Reservoir Engineer of the Company since October 2006. From February 2001 through September 2006, he served as Senior Reservoir and Acquisition Engineer for Chaparral Energy Inc. From 1996 to December 2000, Mr. Baldwin served as Senior Operations Engineer for Saba Energy of Texas, Inc. Prior to that, Mr. Baldwin served as Operations Manager for Merrico Resources. Mr. Baldwin began his career with Mobil Oil Corporation after receiving his Bachelor of Science Degree from the University of Oklahoma. Mr. Baldwin is a member of the Society of Petroleum Engineers.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, explains the Compensation Committee’s compensation philosophy, summarizes our executive compensation programs and describes compensation decisions for Gulfport’s Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and next three highest paid executives for 2018. These officers, known as our NEOs, are:

David M. Wood	Chief Executive Officer and President
Michael G. Moore	Former Chief Executive Officer and President
Keri Crowell	Chief Financial Officer
Donnie Moore	Chief Operating Officer
Stuart Maier	Senior Vice President of Geosciences
Paul Heerwagen	Senior Vice President of Corporate Development and Strategy

David M. Wood, jointed the Company as our Chief Executive Officer and President on December 18, 2018. Michael G. Moore, our former Chief Executive Officer and President, stepped down from these roles, and as a member of our board of directors, effective October 29, 2018. Donnie Moore is not related to Michael G. Moore, our former Chief Executive Officer and President.

EXECUTIVE SUMMARY

Our Market Environment and Business Performance in 2018

During 2018, the oil and natural gas industry continued to experience volatility, with oil and natural gas prices fluctuating significantly in response to changes in supply and demand, market uncertainty and a variety of other factors beyond our control. During this period, we continued to focus on operational efficiencies in an effort to reduce our overall well costs and deliver better results in a more economical manner, all while growing our production volumes. In response to current declining forward natural gas prices, we have shifted to building an organization that is focused on disciplined capital allocation, cash flow generation and a commitment to executing a thoughtful, clearly communicated business plan that enhances value for all of our stockholders. Our current goal is to maximize results with the core assets in our portfolio today and focus on returns that will allow us to operate within our cash flow. These market and business considerations were factored in by the Compensation Committee when setting our executives’ compensation for 2018, focused on measurable performance and alignment with long-term interests of our stockholders, operational and capital efficiencies and stockholder return, as well as our competition for and retention of top executive talent as our Company and industry continue to respond to volatility in the energy sector.

Our key business accomplishments during 2018 included:

•	Production increased 25% to approximately 496,505 MMcfe for the year ended December 31, 2018 from approximately 397,543 MMcfe for the year ended December 31, 2017.

•	Oil and natural gas revenues, before the impact of derivatives, increased 36% to $1.5 billion for the year ended December 31, 2018 from $1.1 billion for the year ended December 31, 2017.

•	During 2018, we reduced our unit lease operating expense by 10% to $0.18 per Mcfe from $0.20 per Mcfe during the year ended December 31, 2017.

•	During 2018, we reduced our unit general and administrative expense by 15% to $0.11 per Mcfe from $0.13 per Mcfe during the year ended December 31, 2017.

•	In 2018, we reduced our unit midstream gathering and processing expense by 8% to $0.58 per Mcfe from $0.63 per Mcfe during the year ended December 31, 2017.

•

We spud 36 gross (31.6 net) wells, turned to sales 50 gross (47.8 net) operated wells, participated in an additional 68 gross (7.5 net) wells that were drilled by other operators on our Utica Shale and SCOOP acreage and recompleted 47 existing wells in our Southern Louisiana fields. Of our 36 new wells spud during 2018, seven were completed as producing wells and, at year end, 29 were in various stages of completion.

•

In January 2018, our board of directors approved a stock repurchase program to acquire up to $100.0 million of our outstanding common stock, and in May 2018 expanded this program to acquire up to an additional $100.0 million of our common stock during 2018 for a total of up to $200.0 million, which we believe underscores the confidence we have in our business model, financial performance and asset base. During 2018, we purchased 20.7 million shares of our outstanding common stock for a total of approximately $200.0 million.

•	On May 1, 2018, we sold our 25% equity interest in Strike Force Midstream LLC to EQT Midstream Partners, LP for $175.0 million in cash.

•

On June 29, 2018, we sold 1,235,600 shares, and on July 30, 2018 we sold an additional 118,974 shares, of common stock of Mammoth Energy, Inc., or Mammoth Energy, in an underwritten public offering and related partial exercise of the underwriters’ option to purchase additional shares for aggregate net proceeds to us of approximately $51.5 million. Following the sale of these shares, we owned 9,829,548 shares, or 21.9% at December 31, 2018, of Mammoth Energy’s outstanding common stock.

•

In January 2019, our board of directors approved a new stock repurchase program to acquire up to $400.0 million of our outstanding common stock within a 24 month period, which we believe underscores the confidence we have in our business model, financial performance and asset base.

Good Compensation Program Governance Practices

Our Compensation Committee remains committed to mitigating excessive risk-taking in the design and administration of our compensation program to ensure the alignment of our program with the long-term interests of our stockholders. The following table summarizes the compensation and governance best practices that we follow and the disfavored practices that we avoid:

Good Compensation Practices
What We Do	What We Don’t Do
Vast majority of NEO pay is at risk, with a significant portion conditioned on achievement of pre-determined operational, capital efficiency and safety and environmental responsibility targets, and a relative TSR, or RTSR, metric	No liberal share recycling in our stock incentive plan
Beginning with 2019, implementation of performance-based equity awards, based on RTSR over a three-year performance period, comprising 50% of all NEO equity awards granted in 2019	No outstanding stock options and no grants of stock options
Robust disclosure of our performance metrics and targets	No hedging of Gulfport securities by our NEOs or directors
Balanced approach to executive compensation, combining long-term and short term and equity and cash compensation, prioritizing long-term equity compensation and focusing on performance-based equity and cash compensation	No holding of Gulfport securities in a margin account by our NEOs or directors
Full three-year vesting for equity grants to our NEOs	No pledging of Gulfport securities by our NEOs or our directors
Regular review of share utilization and dilution when granting equity awards	No guaranteed or discretionary bonuses, except in certain limited circumstances
Robust stock-ownership guidelines for directors and executive officers (NEW in 2019)	No tax gross-ups
Annual enterprise risk assessments	No pension or supplemental executive retirement plans to our current executive officers (except for a our broad-based 401(k) plan)
Clawback policy that allows us to recover incentive compensation	No excessive perquisites
Use of independent compensation consulting firm	No single-trigger vesting of equity awards in connection with a change of control for awards granted in 2019 and beyond

Good Compensation Practices
What We Do	What We Don’t Do
Annual advisory “say-on-pay” vote	No employment contract with our new Chief Executive Officer and President
Active stockholder outreach efforts with respect to executive compensation and corporate governance
Compensation Committee comprised of all independent directors

Key 2018 Executive Compensation Actions

Compensation actions in 2018 were aligned with our operational, capital efficiency and strategic performance and the current market conditions during the year:

•

In April 2018, the base salaries of our NEOs who were employed by the Company at that time were increased by approximately 3.5% to bring the total direct compensation for such NEOs to approximately the 25th percentile, on average, of total compensation paid to similarly executives at the 2018 Compensation Peer Group. In connection with Mr. Wood’s appointment as our CEO and President in December 2018, the Compensation Committee set his annual base salary for the balance of 2018, which was aligned with approximately the 25th percentile of our 2018 Compensation Peer Group. A discussion of annual base salaries of Mr. Wood and other NEOs for 2018 is included in the “2018 Compensation Decisions—Base Salary” section.

•

Annual Incentive Awards were paid out at 85% of target. Strong EBITDA performance, production growth and return on average capital employed targets for 2018 were offset by below-threshold RTSR and our inability to achieve designated strategic objectives. Calculated payout was at 120% of target, but the Compensation Committee exercised its negative discretion granted under our Annual Incentive Plan and reduced payout to 85% of target in light of a broader evaluation of Company performance and the RTSR achieved during the performance period. See “2018 Compensation Decisions—Annual Incentive Awards” for a description of the performance metrics/goals and the relative weightings assigned for purposes of determining the 2018 annual incentive awards for each of our participating NEOs, as well as the actual results and payouts achieved under the annual incentive plan.

•	Added new metrics to the annual incentive plan to focus on returns. Added return on average capital employed (ROACE) and reduced the number of strategic measures in the scorecard.

•

2018 long-term incentive, or LTI, awards, comprising the largest single component of NEO pay, were approved with the goal to achieve, on average, an alignment of the NEOs’ total direct compensation with the 25th percentile of the peer group. In 2018, we granted relatively conservative equity grants in the form of time-vesting restricted stock units to our NEOs. We believe these awards, which provided for a three-year vesting schedule with respect to our NEOs that remain in continuous service with the Company, promote executive talent retention, alignment with long-term stockholder interests and long-term stock ownership by management, without creating excessive levels of dilution for our stockholders.

•

Added performance-based LTI awards in 2019. After taking into consideration the input received from our stockholders and the recommendation of the independent compensation consultant, the Compensation Committee determined that for 2019: (i) 50% of the equity awards granted to our NEOs will consist of performance-based restricted stock units, vesting over a three-year performance period, based on the Company’s achievement of targeted weighted average RTSR during the performance period and the executive’s continuous service through the last day of the performance period; and (ii) 50% of the equity awards granted to our NEOs will consist of time vesting restricted stock units, vesting over a three-year period. The Compensation Committee will continue to evaluate the appropriate mix of equity incentive award types going forward. See “2018 Compensation Decisions—Long-Term Equity-Based Incentive Awards” and “Changes to Our Compensation Program for 2019” for further discussion.

CEO Compensation Aligned with Performance

As described above, the target total direct compensation of our NEOs is heavily weighted towards variable, at-risk compensation, causing their total realizable and realized compensation to reflect the impact of recent challenging market conditions in the energy sector. This compensation structure often results in our NEOs realizing different amounts than what is reported in the Summary Compensation Table. For example, in 2018, the realizable and realized value of our NEO compensation was meaningfully less than the NEOs’ target opportunities.

Components of Pay
	Base Salary	Annual Incentive	Long-Term Incentives
Target Compensation	Annualized 2018 salary	Target annual incentive opportunity	Grant date value of RSUs granted during the year
Realizable Compensation	Actual salary paid	Actual incentive paid	Face value of RSUs granted during 2018, as of December 31, 2018
Realized Compensation	Actual salary paid	Actual incentive paid	Value realized upon vesting of RSUs during 2018

As shown below, our former CEO and President’s realized and realizable pay for 2018 was also negatively impacted by his departure from the Company in October 2018, as a result of which he forfeited all of his unvested restricted stock units and was not entitled to receive performance-based cash compensation under our annual incentive plan.

2018 CEO Pay

Target vs Realizable vs Realized

Annual Say-On-Pay Advisory Vote

The Compensation Committee values the insight it gleans from our stockholder outreach and from our annual say-on-pay advisory vote on executive compensation. In 2018, approximately 97% of the total votes cast were in favor of our say-on-pay proposal. Although this vote demonstrates a strong stockholder approval of our executive compensation programs, the Compensation Committee continues to carefully review our executive pay programs to ensure they emphasize pay for performance and are aligned with the interests of our stockholder and the Company’s value drivers.

Stockholder Outreach and Our Response

We engage in ongoing communications with our stockholders to ensure they are apprised of our business performance and are aligned with our compensation decisions. During 2018, we engaged our stockholders through investor presentations and earnings calls to specifically discuss our executive compensation programs, corporate governance, safety and environmental programs, corporate responsibility and other important issues.

In setting compensation packages for 2019, the Compensation Committee considered input from our investors and other value drivers, competitive market practices and the Company’s forward-looking strategy, and:

•

introduced performance-based equity awards in the form of performance-based restricted stock units tied to RTSR, vesting over a three-year performance period, comprising 50% of all equity awards granted in 2019;

•

adjusted annual performance bonuses opportunities and long-term equity award targets to more closely align our executives’ financial interests with those of our stockholders and to continue to link a larger portion of such executives’ compensation to the performance of our stock and our operational performance;

•	provided more robust disclosure of our performance metrics and targets for both performance-based cash and equity awards;

•

modified metrics in the annual incentive plan by both adding free cash flow and production per debt-adjusted share to the scorecard and replacing the strategic initiative carve-out with a quantifiable health, safety, and environment measure;

•

adopted formal stock ownership and retention guidelines to ensure our board of directors and executive officers own a stake in the Company that is sufficient to align their interests with their fellow stockholders; and

•	added metrics in annual performance reviews that directly tie executives’ compensation to the increase in value of Gulfport shares.

The Compensation Committee will continue to consider the feedback from our stockholders when making compensation decisions for our NEOs.

EXECUTIVE COMPENSATION PHILOSOPHY AND COMPONENTS

Philosophy and Objectives

Our executive compensation philosophy is guided by the following objectives:

• Alignment with Stockholder Interests: By providing the majority of compensation in long-term equity awards, managing dilution to our stockholders, stressing pay for performance, and encouraging an ownership culture, we aim to align the interests of our executives with those of our stockholders.

• Pay for Performance: The Compensation Committee is focused on rewarding for the Company’s performance by creating incentive awards based on achievement of pre-established performance factors and targets. Additionally, a significant portion of our NEOs’ compensation is delivered in long-term equity awards, making our NEOs’ realized total direct compensation heavily dependent upon Company performance.

• Competitive Compensation: The Compensation Committee believes it is imperative to maintain competitive compensation programs with our peer group to attract, retain and motivate executives and our future leaders that are in line with the compensation of executive positions at similar companies.

Our executive compensation programs play an important role in helping us achieve our business objectives and effectively reward our executive officers for our Company’s annual and long-term performance and individual contributions to such performance.

Overview of NEO Total Direct Compensation Components for Fiscal Year 2018

	Direct Compensation Element	Form	Alignment with Long-Term Stockholder Interests and Other Considerations
Fixed	Base Salary	• Base level of cash compensation critical to attracting and retaining executives	• Established at conservative level relative to peers and subject to increase based upon annual merit review

	Direct Compensation Element	Form	Alignment with Long-Term Stockholder Interests and Other Considerations
At Risk	Annual Incentive	• Annual cash incentive earned based upon achievement of predetermined operational, financial and stock performance goals for the year

• Places a significant portion of our NEOs annual cash compensation at risk and dependent on our performance against pre-determined targets, which focuses management on critical near-term goals and share growth

	Equity Based Compensation	• Annual grants of full three-year time-vested restricted stock units for all NEOs currently in continuous service with the Company	• Ties NEO compensation directly to long term performance of Gulfport stock and thereby encourages prioritization of long-term share value maximization
		• Beginning in 2019, 50% of equity-based compensation will be delivered in the form of performance-based stock units	• Enforces talent retention by placing a significant portion of pay at risk for continued employment
• Award values set at conservative levels relative to peers with careful evaluation of impact on stockholder dilution
• (New in 2019) Performance-based awards comprising 50% of all equity awards tied to RTSR will further link executive compensation directly to stockholder value creation

As part of our compensation philosophy, the Compensation Committee places a significant portion of NEO pay at risk, with the largest single component of pay in the form of long-term equity awards, which for 2019 is equally divided between performance-based and time-vesting equity awards vesting over a three-year period. The charts below illustrate the mix of 2018 target total direct compensation for our CEO and other NEOs.

Emphasis on At-Risk Variable Compensation

Determining our Executive Compensation

Benchmarking Against Our Compensation Peer Group

Gulfport utilizes a peer group of companies, or the Compensation Peer Group, as a reference point when establishing both compensation levels for executives as well as program structures, in an effort to maintain competitiveness in the market.

2018 Compensation Peer Group

The Compensation Committee utilizes a Compensation Peer Group of similarly situated companies to evaluate our executive officer compensation.

The Compensation Peer Group is intended to reflect North American, onshore exploration and production companies that compete with, or could potentially compete with, Gulfport for executive talent. This group was developed taking into consideration peer company metrics such as revenue, assets, total production, production of natural gas as a percentage of total production, and market capitalization. The composition of this peer group is reviewed periodically to ensure the appropriateness of the identified peers. The 2018 Compensation Peer Group consists of the following companies:

2018 Compensation Peer Group
Antero Resources Corporation*	Newfield Exploration Company	Cabot Oil & Gas Corporation
Southwestern Energy Company*	Range Resources Corporation	PDC Energy, Inc.*
WPX Energy, Inc.	Cimarex Energy Co.	Oasis Petroleum Inc.
CNX Resources Corporation*	Whiting Petroleum Corporation	Rice Energy Inc.
QEP Resources, Inc.	SM Energy Company	Energen Corporation
Laredo Petroleum, Inc.*

  *Added in 2018.

The revision of the peer group resulted in relative alignment of Gulfport’s key metrics at the time of establishment as follows: Revenue = 27th percentile; Assets= 39th percentile; Total Production=32nd percentile; Natural Gas as Percentage of Total Production=84th percentile; and Market Cap = 51st percentile. The increase in the number of peer companies for 2018 was also intended to provide a more robust data set for benchmarking the executive compensation.

Process for Determining Executive Compensation

The Compensation Committee of our board of directors oversees our compensation programs for executive officers and all employees. During 2018, the Compensation Committee was comprised of Mr. Streller, the Compensation Committee chairman, Ms. Adams, Mr. Groeschel, Mr. Houston, Mr. Johnson and Mr. Westerman, all of whom are independent directors.

The Role of Our Compensation Committee

The Compensation Committee generally reviews and makes its decisions regarding the annual compensation of our NEOs at its regular meetings in the first quarter of each year. These decisions include:

•	Certifying annual performance-based incentive awards, based in part on the Company’s increase in value;

•	Establishing target incentive opportunities and applicable performance objectives for the current year’s annual incentive awards;

•	Approving adjustments to base salary; and

•	Granting long-term equity-based incentive awards and determining the types of such awards for the current year.

The Compensation Committee may also adjust compensation as necessary at other times during the year, such as in the case of promotions, other changes in employment status and significant corporate events, as well as to reflect changing market conditions or for other competitive purposes.

In making its decisions, the Compensation Committee assesses each NEO’s impact during the year and overall value to Gulfport, specifically considering the NEO’s contribution to the growth of Gulfport’s value, Gulfport’s operational and financial performance, performance in the NEO’s primary area of responsibility, impact on strategic initiatives, recommendations of our independent compensation consultant, the NEO’s role and trajectory in succession planning and development, recommendations from our CEO with respect to our other NEOs, and other intangible qualities that contribute to corporate and individual success.

The Role of our CEO

The Compensation Committee evaluates our CEO based on the Company performance metrics described above, his leadership roles as a member of the Board and our lead representative to the investment community, and other similar criteria, and his total compensation package is ultimately determined by the Compensation Committee, based upon its evaluation and input from our independent compensation consultant. Our CEO’s compensation ultimately reflects Gulfport’s performance, his performance, competitive industry practices and the terms of his employment arrangement.

Each year, our CEO evaluates each of the other NEOs and makes compensation recommendations to the Compensation Committee. In developing his recommendations, the CEO considers the recommendations of the Compensation Committee’s independent compensation consultant, as well as each such NEO’s performance against the Company performance metrics and contribution to Gulfport’s performance. The independent compensation consultant reviews and provides comments to the Compensation Committee based on our CEO’s recommendation with respect to our NEOs, other than our CEO. Our CEO does not participate in deliberations or decisions concerning his own compensation.

The Role of the Compensation Consultants

For 2018 and 2019, the Compensation Committee retained Pearl Meyer as its independent compensation consultant. For 2018, Pearl Meyer assisted the Compensation Committee in developing a competitive total compensation program that is consistent with our philosophy of goal-oriented pay for performance and that allows us to attract, retain and motivate talented executives. Pearl Meyer’s services included providing an annual analysis of the compensation of our top executive officers and their counterparts at peer companies. The analysis compares each element of compensation and total direct compensation awarded by Gulfport and by our peers to our respective executive officers. In addition, Pearl Meyer helped the Compensation Committee consider the allocation between annual incentive and long-term equity-based compensation and between the types of long-term equity-based incentive awards. Pearl Meyer also provided support with respect to regulatory and other considerations that affect compensation programs generally, as requested by the Compensation Committee, as well as assistance in preparation of the CD&A.

During early 2019, Pearl Meyer provided input to the Compensation Committee with respect to the executive compensation program design for 2019, the metrics and targets under the Company’s annual incentive plan for 2019 and considerations relevant to the Compensation Committee’s 2019 compensation decisions.

Pearl Meyer reported exclusively to the Compensation Committee. During 2018 and 2019, the Compensation Committee reviewed the independence of Pearl Meyer and determined that there were no conflicts of interest as a result of the Compensation Committee’s engagement of such consultant.

The Compensation Committee continues to evaluate the independence of its compensation consultant(s) on an ongoing basis.

At the end of 2018, management engaged Frederic W. Cook & Co., Inc., or FW Cook, to serve as management’s outside compensation consultant. FW Cook provided market data and other information to management in connection with the design of the Company’s executive compensation program for 2019, including a review of base salary, total cash compensation and total direct compensation levels for the Chief Executive Officer and other senior executives. Certain of the market data and other information provided by FW Cook was also made available to the Compensation Committee and Pearl Meyer.

2018 COMPENSATION PROGRAM DESCRIPTION

Base Salary

The Compensation Committee reviews executive officer base salaries on an annual basis, with a goal of providing market competitive, fixed cash compensation. The Compensation Committee assesses comparable salary information provided by its independent compensation consultant as one factor when determining the base pay for the NEOs.

Other factors the Compensation Committee considers in determining base pay for each of the NEOs are: the executive officer’s responsibilities, experience, leadership, potential future contribution and demonstrated individual performance. The relative importance of these factors varies by executive depending on his or her position and the particular operations and functions for which the individual is responsible. In 2018, the Compensation Committee targeted base salaries between the 25th percentile and 50% percentile of the 2018 Compensation Peer Group.

The Compensation Committee reviewed the base salaries of our NEOs in February of 2018 (other than Mr. Wood who had not yet joined the Company) and any increases in compensation were made effective as of January 1, 2018. In connection with Mr. Wood’s appointment as our Chief Executive Officer and President on December 18, 2018, the Compensation Committee reviewed and approved the compensation for Mr. Wood for the balance of 2018. Base salary determinations were made to keep our NEOs compensation in relative alignment to the 2018 Compensation Peer Group, and in keeping with our desire to remain competitive in the marketplace for our executives. See also “Employment Agreements” for a description of the employment agreements with certain of our NEOs.

Named Executive Officer	2017 Base Salary	2018 Base Salary	% Change
David M. Wood, Chief Executive Officer and President(1)	—	$750,000	N/A
Michael G. Moore(2)	$700,000	$750,000	6.7%
Donnie Moore(3)		$430,125	N/A
Keri Crowell	$350,000	$362,300	3.5%
Stuart Maier	$400,000	$414,000	3.5%
Paul Heerwagen	$335,000	$346,700	3.5%

(1)	Mr. Wood was appointed as our Chief Executive Officer and President on December 18, 2018. Mr. Wood received a pro-rated base salary for 2018 with respect to his period of service during the year.
(2)

Michael G. Moore stepped down as our Chief Executive Officer and President on October 29, 2018. Mr. M. Moore received a pro-rated base salary for 2018 with respect to his period of service during the year.

(3)

Donnie Moore was appointed as our Chief Operating Officer effective January 8, 2018. Mr. D. Moore also served as our Interim Chief Executive Officer from when our former Chief Executive Officer and President stepped down until the appointment of Mr. Wood as our Chief Executive Officer and President on December 18, 2018. Donnie Moore is not related to Michael G. Moore, our former Chief Executive Officer and President.

Annual Incentive Awards

The Compensation Committee established a performance-based annual incentive program for 2018 that tied our executives’ compensation directly to the pre-established performance metrics. Targeted annual incentive award levels were based on market information supplied by the independent compensation consultant, as well as a performance metric system. Individual awards may be decreased in the discretion of the Compensation Committee based on overall corporate performance for the year and certain other considerations.

2018 Target Bonus Amounts

Target bonus percentages and amounts were set with a minimum potential payout of 0% and maximum potential payout of 200% of the applicable target bonus amount. Target bonus percentages and dollar amounts for the participating NEOs for 2018 were as follows:

Named Executive Officer	Target Bonus Percentage	Target Bonus Amount
David M. Wood(1)	— %	$—
Michael G. Moore(2)	120%	$900,000
Donnie Moore	80%	$344,100
Keri Crowell	80%	$289,840
Stuart Maier	60%	$248,400
Paul Heerwagen	60%	$208,020

(1)	Mr. Wood was appointed as our Chief Executive Officer and President on December 18, 2018 and did not participate in the 2018 Annual Cash Incentive Plan.
(2)	Michael G. Moore stepped down as our Chief Executive Officer and President on October 29, 2018 and did not receive a performance bonus for 2018.

2018 Annual Incentive Performance Measures

In March 2018, the Compensation Committee reviewed performance measures such as operational and financial performance, total stock return relative to our peer group, capital efficiency goals, and strategic initiatives to be undertaken in 2018, as well as the impact each metric could have on our business, profitability, production and stockholder return, and selected the following performance metrics and weightings to determine our executive annual performance based bonuses under the Annual Incentive Plan for 2018:

Metric	Weighting	Performance Metric	Why We Use It
Production	10%	Net Production Per Share (MCFE/Share)

Focuses on our ability to protect and deliver base production and execute our drilling and completion program with maximum efficiency. We measure it on a per share basis to ensure maximum value impact to our stockholders.

Adjusted EBITDA Per MCFE ($/MCFE)	10%	Adjusted EBITDA/MCFE	Incentivizes our profitability from operations while managing costs and our marketing portfolio. It focuses on the margin earned on the production metric, without encouraging growth at any price.
Return on Average Capital Employed (ROACE)	35%	Return on Average Capital Employed Metric	Encourages the efficiency of capital allocation to profitable investing activities.
One Year RTSR	20%	Increase in price per GPOR share	Measures our performance relative to our peer group and our stockholder value creation.
Strategic Initiatives	25%	Non-Core Asset Divestitures

Sets goals for total value that should be realized through divestitures, including the quantitative threshold, target and maximum. Metric is also focused on our efforts to monetize certain of our non-core investments within our portfolio.

		Environmental and Safety Record	Focus on balancing our operational targets while maintaining an emphasis on environmental responsibility, motor vehicle safety and other health and safety initiatives.

Annual Incentive Plan Goal Achievement for 2018

The Compensation Committee established threshold (50%), target (100%) and stretch (200%) payout ranges for our operational, capital efficiency, RTSR and strategic measurement goals. These goals are meant to further motivate the NEOs to pursue Gulfport’s long-term strategy and value creation for its stockholders. Because the strategic goals are qualitative in nature, success does not necessarily depend on attaining a particular metric; rather, success may be evaluated based on past norms, expectations and responses to unanticipated obstacles or opportunities.

The 2018 operational metrics, targets and actual performance under the Annual Incentive Plan are set forth below. The Compensation Committee also assessed Gulfport’s performance against the strategic priorities that made up the strategic initiatives portion under the Annual Incentive Plan for 2018.

	Performance Metric	Threshold(1)	Target	Maximum	Actual	Actual as a % of Target
Production	Net Production Per Share (MCFE/Share) Metric	2.63	2.68	2.82	3.05	20%
Adjusted EBITDA per MCFE	Adjusted EBITDA/MCFE ($/MCFE) Metric	$1.70	$1.80	$1.90	$2.11	20.0%
Return On Average Capital Employed (ROACE)	Return on Average Capital Employed Metric	6.25%	7.25%	8.25%	10.42%	70%
One Year RTSR	Increase in Gulfport Price Per Share against the Peer Group	25th percentile	50th percentile	75th percentile	25th percentile	10%
Strategic Initiatives	Non-core asset divestitures	Committee assessment			$227,000,000	0%
	Environmental and Safety Record	Committee assessment of improvement				0%
Calculated Payout Percent						120%
Negative Discretion						(35%)
Approved Payout Percent						85%

(1)	No payouts are made under the Annual Incentive Plan if the performance levels fall below the pre-determined thresholds.

Although, in the aggregate, we obtained approximately 120% of the target bonus amounts, in light of a broader evaluation of Company performance and the RTSR achieved during the performance period, the Compensation Committee exercised its negative discretion and reduced the cash awards under our Annual Incentive Plan for 2018 to 85.0% of each participating NEO’s targeted bonus.

Named Executive Officer	Target Bonus Percentage	Target Bonus Amount	Actual Bonus Amount	Actual Bonus as a Percent of Target Bonus
David M. Wood(1)	—%	—	—	—%
Michael G. Moore(2)	120%	$900,000	$—	—%
Donnie Moore	80%	$344,100	$292,485	85%
Keri Crowell	80%	$289,840	$246,364	85%
Stuart Maier	60%	$248,400	$211,140	85%
Paul Heerwagen	60%	$208,020	$176,829	85%

(1)	Mr. Wood was appointed as our Chief Executive Officer and President on December 18, 2018 and did not participate in the 2018 Annual Cash Incentive Plan.
(2)	Michael G. Moore stepped down as our Chief Executive Officer and President effective as of October 29, 2018 and did not receive a performance bonus for 2018.

Although, as a general policy, we do not grant discretionary bonuses to our NEOs, in February 2019 the Compensation Committee awarded one-time bonuses to our Chief Operating Officer and our Senior Vice President of Corporate Development and Strategy in the amounts of $150,000 and $50,000, respectively, in recognition of their additional services during the transition period from the time our former Chief Executive Officer and President stepped down in October 2018 until the appointment of Mr. Wood as our Chief Executive Officer and President in December 2018, including, in the case of our Chief Operating Officer, for his services as our Interim Chief Executive Officer.

Long-Term Equity-Based Incentive Awards

Each year we grant our NEOs long-term equity-based incentive awards. The Compensation Committee determines the amount of these awards, as well as the mix of equity vehicles. The objectives of our long-term incentive plan are to: (i) create significant alignment between the interests of our NEOs and our stockholders; (ii) attract and retain the services of critical talent; and (iii) focus our executives on our sustained growth and financial success.

Determining Award Structure

The Compensation Committee chose to maintain the use of time-vested restricted stock unit awards for 2018, which are an important retention tool as our Company and industry continue to respond to volatility in the energy sector. The Compensation Committee is committed to our long-term success and consider continuity of our key personnel critical to the successful execution of our operational and strategic objectives.

The restricted stock unit awards granted in 2018 to our NEOs vest in three substantially equal annual installments over the three-year period commencing approximately on the one-year anniversary of the grant, so long as the applicable NEO remains in continuous service. The Compensation Committee determines the size of awards granted to the NEOs at its discretion, taking into consideration the terms of any existing employment agreements.

For 2019, the Compensation Committee determined that for our NEOs (i) 50% of the equity awards will consist of performance-based restricted stock units, vesting over a three-year performance period, based on the Company’s achievement of targeted weighted average TSR in comparison to the peer group during the performance period and the executive’s continuous service through the last day of the performance period and (ii) 50% of the equity awards will consist of time vesting restricted stock units, vesting over a three-year period commencing on the one-year anniversary of the grant.

Setting the Target Award Opportunity

The Compensation Committee reviewed market values with respect to the annual long-term incentive awards granted to similarly situated executives at the Compensation Peer Group companies to help guide the value of the awards granted for 2018. The Compensation Committee targeted long-term equity-based incentive opportunity to be between 25th and 50th percentiles of the Compensation Peer Group, after giving consideration to the targeted total direct compensation for each NEO, market data obtained from Pearl Meyer and, with respect to our CEO, the minimum LTI target set forth in his employment agreement. Awards were made after the Compensation Committee had an opportunity to evaluate the Company’s operating results for 2017 and at the same time that the Company was making its major compensation decisions for 2018.

The Compensation Committee has discretion to determine awards under our 2013 Restated Stock Incentive Plan, or the Plan. In determining the equity awards to be granted to our former Chief Executive Officer and President, the Compensation Committee considered our contractual obligations under Mr. M. Moore’s employment agreement then in effect. Mr. M. Moore forfeited all of his unvested equity awards in connection with his departure in October 2018. For a description of our separation agreement with Mr. M. Moore, see “Separation and Release Agreement with Our Former Chief Executive Officer and President” below.

The Compensation Committee considers the grant date dollar value of the long-term incentive package, the package’s potential dilutive effect on our outstanding shares of common stock and the number of shares available for grant under the Plan in determining the aggregate number of shares to be awarded as individual long-term incentive awards for our executives. The Compensation Committee evaluates stockholder dilution based on equity compensation “burn rates,” which refers to a measure of the speed at which companies use (or burn) shares available for grant in their equity compensation plans compared to the total amount of the Company’s outstanding common stock. For NEOs other than the CEO, the Compensation Committee considers the recommendations of the CEO. In 2018, we provided long-term incentive awards for our NEOs at target levels that, on average, were aligned between the 25th and 50th percentiles of our 2018 Compensation Peer Group, depending on their respective targeted total direct compensation. Mr. Wood, who joined us as our Chief Executive Officer and President on December 18, 2018 received his long-term incentive awards in February of 2019, as discussed in more detail under “Compensation Arrangement with Our Chief Executive Officer” below. In determining the equity awards to be granted to Mr. Wood in connection with his employment, the Compensation Committee considered the total compensation of top executives at the companies in the 2018 Compensation Peer Group, Mr. Wood’s extensive experience as an executive and director in public oil and gas companies and the competitive hiring environment for top executives.

Restricted Stock Unit Awards

On April 30, 2018, the Compensation Committee approved a grant of restricted stock units to Mr. M. Moore, our former Chief Executive Officer and President, with a value of 500% of his annual base salary, consistent with the terms of Mr. M. Moore’s 2018 employment agreement, one-third of which award vested on April 30, 2018. The remaining unvested restricted stock units were forfeited by Mr. M. Moore in connection with his departure in October 2018. On April 18, 2018, the Compensation Committee made restricted stock unit awards to certain our other NEOs, including Ms. Crowell, Mr. Maier and Mr. Heerwagen, in the amounts of 115,800, 73,645 and 73,645 restricted stock units, respectively, vesting, in each case, in three substantially equal annual installments beginning on the first anniversary of the date of grant. These 2018 awards were granted to our other NEOs with a goal to achieve an overall total direct compensation posture between the 25th percentile and 50th percentile of the 2018 Compensation Peer Group. These 2018 long-term equity awards represent at least a majority, and in most cases, approximately two-thirds of the total direct compensation of our NEOs, closely aligning their interests with those of our stockholders and putting a large portion of their 2018 target compensation at risk.

The number of restricted stock unit awards granted to our former Chief Executive Officer and President in 2018 was determined by dividing the executive’s long-term equity-based incentive target opportunity, as displayed below, by our common stock price on the date of grant.

Named Executive Officer	LTI Target as a Percentage of Base	LTI Target Grant Date Fair Value
Michael G. Moore(1)	500%	$3,750,000

(1)	All of Mr. M. Moore’s unvested restricted stock units were forfeited when he stepped down in October 2018.

Mr. Wood, who was appointed as our Chief Executive Officer and President on December 18, 2018, did not receive any equity awards in 2018. Equity awards received by Mr. Wood in 2019 under the terms of his employment with us are discussed in more detail below under “Compensation Arrangement with Our Chief Executive Officer.”

Restricted stock unit awards are only earned if the individual continues to be employed by us on each applicable vesting date of the award. The following table provides the total number of restricted stock unit awards provided to each NEO in April 2018 as part of the annual compensation review process and after giving consideration to their respective targeted total direct compensation and, for Mr. M. Moore, the minimum LTI target set forth in his then-in-effect employment agreements.

Named Executive Officer	2018 LTI Award (RSUs)
David M. Wood(1)	—
Michael G. Moore(2)	403,226
Donnie Moore	137,143
Keri Crowell	115,800
Stuart Maier	73,645
Paul Heerwagen	73,645

(1)	Mr. Wood, who was appointed as our Chief Executive Officer and President on December 18, 2018, did not receive any equity awards in 2018.
(2)

Michael G. Moore stepped down as our Chief Executive Officer and President effective as of October 29, 2018. Of this amount, 268,818 restricted stock units, and all of his other unvested restricted stock units, were forfeited in connection with Mr. M. Moore’s departure in October 2018.

2019 COMPENSATION PROGRAM

Changes to the Peer Group for 2019

As part of its annual evaluation of our competitive position, the Compensation Committee directed management to coordinate with our independent compensation consultant to undertake a comprehensive review and analysis of our compensation peer group.

As a result of such analysis, seven companies that had been included in the 2018 Compensation Peer Group were removed from, and 12 companies were added to, the 2019 Compensation Peer Group. These changes were made to capture the range of companies with which we compete for talent, determined based on criteria that included revenue, market capitalization, enterprise value and commodity mix. The revision of the peer group resulted in relative alignment of Gulfport’s key metrics at the time of establishment to the peer group to those of such peer group as follows: 2019 Projected Revenue =55%; Market Cap=38%; Enterprise Value=49% and Commodity Mix=21%, representing, on average, Gulfport’s alignment close to the median of the 2019 Compensation Peer Group. The 2019 Compensation Peer Group consists of the following companies:

2019 Compensation Peer Group

Antero Resources Corporation	Berry Petroleum Corporation*	Cabot Oil & Gas Corporation

Carrizo Oil & Gas, Inc.*	Chaparral Energy, Inc.*	Chesapeake Energy Corporation*

CNX Resources Corporation	Comstock Resources, Inc.*	Eclipse Resources Corporation*

EQT Corporation*	Extraction Oil & Gas, Inc.*	Laredo Petroleum, Inc.

Magnolia Oil & Gas Corporation*	Matador Resources Company*	PDC Energy Inc.

QEP Resources, Inc.	Range Resources Corporation	Roan Resources, Inc.*

SM Energy Company	Southwestern Energy Company SRC Energy Inc.*

*Added in 2019.

Changes to our Compensation Program for 2019

2019 Base Salary

The Compensation Committee engaged Pearl Meyer, its independent compensation consultant, to review the overall competitiveness of our executive compensation programs for 2019, with continued focus on ensuring the alignment of management compensation with performance and Gulfport’s strategy generally.

In February 2019, the Compensation Committee, in consultation with Pearl Meyer, reviewed the base pay levels for our NEOs. Based on the Company’s position within the 2019 Compensation Peer Group and in recognition of the changes to the composition of equity grants to 50% performance vesting, the Compensation Committee determined to set 2019 compensation levels at approximately the median of the Company’s 2019 Compensation Peer Group.

2019 Annual Incentive Bonus Metrics

In 2019, the Compensation Committee continued to incentivize our executives to increase Gulfport’s value through our pay for performance Annual Incentive Plan. This Annual Incentive Plan aligns our executives’ interests with those of our stockholders by making the executive compensation heavily dependent on increasing Gulfport’s operational and financial performance, as well as rewarding our executives for executing the Company’s long-term strategic goals, including in the areas of health, safety and environmental responsibility.

To achieve these objectives, the Compensation Committee, consistent with market practices, identified critical performance metrics that are tied to objective performance criteria, including total stockholder return relative to the Company’s peer group for 2019 and stimulating appropriate levels of growth versus capital efficiencies, and established a set of balanced metrics discussed below and assigned weights that it deemed appropriate to each such metric. In setting these metrics and assigning weights, the Compensation Committee carefully considered each of these metrics’ impact on our business, profitability, production and stockholder return, as well as our desire to balance operational, financial and stockholder return targets with the goal to execute on our strategic initial goals and continue to improve our safety and environmental record, including the following specific considerations:

•	Free Cash Flow Metric (35%). This metric is a strong measure of our Company’s health, improves ability for future investment and is aligned with Company strategy and investor expectations.

•

Return on Average Capital Employed Metric (20%). This metric is a strong capital efficiency measure, which measures the Company’s balance sheet health through two core metrics of debt and profitability and is aligned with investor expectations.

•

Production Per Debt Adjusted Share Metric (15%). This metric motivates maintenance of balance sheet strength while pursuing growth, keeps incentive plan from overweighting growth and is aligned with Company strategy and investor expectations. This metric is measured on a per debt adjusted share basis, calculated as outstanding debt at year end divided by share price plus total shares outstanding.

•	Cash Flow Margin (Adjusted EBITDA per MCFE) Metric (20%). This metric is a good indicator of operating efficiency and profitability and is aligned with investor expectations.

•

Health, Safety and Environmental (10%). This metric is focused on balancing our operational targets with our goal to continue to improve in the areas of environmental responsibility, motor vehicle safety and other health and safety initiatives.

The Compensation Committee set the threshold, target and maximum performance targets for each of these metrics for 2019, and establishes the bonus target opportunity for each of the NEOs, expressed as a percentage of their respective annual salaries.

2019 Long-Term Incentive Awards—Introduced Performance-Based LTI Awards

In February 2019, the Compensation Committee determined that 2019 equity awards granted to our participating NEOs would be equally divided between performance-based and time-vesting equity awards. Accordingly, and consistent with the terms of Mr. Wood’s employment as our Chief Executive Officer and President on December 18, 2018, the Compensation Committee, on February 26, 2018, granted him 228,659 performance-based restricted stock units and 228,659 time-vesting restricted stock units, with an aggregate value of 500% of his initial $750,000 annual base salary specified in his offer letter. At that time, the Compensation Committee also granted 121,951 time-vesting restricted stock units, vesting over a three-year period, to Mr. Wood as an inducement award to accept employment with us, as specified in his offer letter.

The Compensation Committee has determined that any equity awards granted to our NEOs in 2019 will be equally divided between performance-based restricted stock units tied to RTSR, vesting over a three-year performance period, and time-based restricted stock units, vesting over a three-year period. Any restricted unit awards granted to our NEOs in 2019 will contain double trigger change of control provisions and provide for an acceleration of such awards in the event of such NEO’s death or disability during the continuous service with the Company.

COMPENSATION POLICIES AND PRACTICES

Compensation Risk Management

The Compensation Committee reviews the risks and rewards associated with our compensation policies and programs. We believe that our policies and programs encourage and reward prudent business judgment, encourage short-term stockholder value creation, and prioritize long-term growth by discouraging excessive risk taking. With respect to specific elements of compensation:

•

Integrated Approach—Our programs balance short- and long-term incentives for our executive officers by providing an appropriate mix of fixed, performance-based, discretionary and equity compensation, with the goal of creating both short- and long-term stockholder value.

•

Attract Top Talent—Annual base salaries for our NEOs do not encourage excessive risk-taking as they are fixed amounts that are subject to discretionary increases by our Compensation Committee that may be based on, among other factors, annual performance evaluations. We believe that such annual base salaries are set at reasonable levels, as compared to the base salaries of similarly-situated individuals at our peer group companies, and therefore do not negate the effect of other compensation elements that encourage long-term service, growth and performance that may increase stockholder value.

•

Support Business Objectives and Strategic Goals—Our annual incentive awards are determined based on Company and individual performance measures, both operational and strategic, which mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. The Company’s goals are designed to ensure a proper balance between stock performance, operational measures, financial goals and strategic goals. In addition, the Compensation Committee sets performance goals that it believes are reasonable in light of our past performance, then-current business projections and market conditions.

•

Pay for Performance—The Compensation Committee believes that performance-based equity awards tied to RTSR and cash compensation, with meaningful performance targets, such as those under the Annual Incentive Plan, will further align our executives’ interests with those of our stockholders, will motivate our executives to contribute to the Company’s growth and profitability and will link a larger portion of our executives’ compensation to the performance of the Company.

•	Maximize Stockholder Value—Our annual incentive awards are subject to maximum payout caps that limit the amount an executive may earn on inputs for certain of our operational measures.

•

Create Ownership Culture—Performance-based and time-vesting restricted stock unit awards vesting over a three-year period granted to our executive officers, as well as the implementation of robust stock ownership guidelines for our executive officers and non-employee directors, promote stock ownership culture and ensure that our executives and directors have a continuing stake in the long-term success of the Company. We believe that our long-term equity awards to our executive officers discourage excessive risk taking, as they are equally balanced between performance-based and time-vesting awards and moderates the risk that may otherwise exist if equity awards were to vest based strictly on achieving certain targets.

Based on the foregoing, the Compensation Committee believes that the Company utilizes compensation policies and programs such that there are no risks that are reasonably likely to have a material adverse impact on the Company.

Clawback Provisions

Under the Sarbanes-Oxley Act of 2002, our Chief Executive Officer and Chief Financial Officer may be subject to clawbacks in the event of a restatement. Under our 2013 Restated Stock Incentive Plan, each award pursuant to that plan is conditioned on repayment or forfeiture in accordance with applicable laws, our Company policies and any relevant provisions in the related award agreements. Further, under the terms of our employment agreements effective as of January 1, 2017, with each of Ms. Crowell and Mr. Maier and certain of our other executive officers, any equity awards granted to such executive, any proceeds of any equity awards that previously have been sold, transferred or otherwise disposed of, and any incentive bonus award will be subject to clawback by us, now or in the future, under the Dodd-Frank Act and the SOX Act, each as amended, and rules, regulations and binding, published guidance thereunder.

Stock Ownership Guidelines for Executive Officers

We believe it is important for our executive officers to align their financial interests with those of our stockholders. Accordingly, effective January 1, 2019, our board of directors adopted a formal stock ownership policy that requires our CEO to achieve a stock ownership level equal to the value of common stock that is five times the value of his annual base salary within five years of the effective date of such stock ownership policy, calculated based on the average closing price of a share of our common stock over the 30 calendar day period ended immediately prior to the measurement date. The Compensation Committee also designated our other executive officers that are subject to Section 16 reporting obligations under the Securities Exchange Act of 1934, as amended, to be subject to the stock ownership policy. The stock ownership level for our other NEOs and Section 16 officers is three times the value of their respective annual base salaries to be achieved within five years of the effective date of our stock ownership policy, calculated based on the same methodology discussed above.

Our non-employee directors are also subject to the stock ownership policy discussed above under “Stock Ownership Guidelines for Directors.”

Anti-Hedging and Pledging Policies

We have a policy prohibiting directors, executive officers and certain other designated employees from speculative trading in our securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars, or holding our securities in margin accounts. We also have a policy prohibiting directors, executive officers and certain other designated employees from pledging Gulfport securities. To our knowledge, all such individuals are in compliance with these policies.

Termination and Change of Control Benefits

Mr. Wood was appointed as our Chief Executive Officer and President on December 18, 2018. Although we do not have an employment agreement with Mr. Wood, in his role as our Chief Executive Officer and President,

Mr. Wood will be entitled to receive specified payments and benefits upon certain termination events, including termination following a change of control. The Compensation Committee believes that these provisions will encourage Mr. Wood to remain in our employment in the event of a change of control of the Company and during circumstances which indicate that a change of control might occur. The Compensation Committee believes termination and change of control benefits are important in maintaining strong leadership and in encouraging retention in these situations and encourages our executives to act in the best interests of stockholders without distraction based on uncertainty regarding their employment status. For additional information regarding the terms of Mr. Wood’s employment with us and termination and change of control provisions, see “Compensation Arrangement with Our Chief Executive Officer” below.

We have entered into an employment agreement with each of Ms. Crowell and Mr. Maier, each effective as of January 1, 2017, which provide for certain change in control benefits, including immediate vesting of each such NEO’s equity awards upon his or her termination on or before the second anniversary of the date of occurrence of a change of control other than for cause. The value of the unvested restricted stock held by Ms. Crowell and Mr. Maier was $904,778 and $552,244, respectively, as of December 31, 2018, based on the closing value on December 31, 2018, the last trading day of 2018. See “Change of Control Arrangements with Other Named Executive Officers.” For additional information regarding these employment agreements and termination and change of control provisions, see “Employment Agreements with Our Chief Financial Officer and Senior Vice President of Geoscience.”

We do not currently have employment agreements or termination or change of control arrangements with Donnie Moore, our Chief Operating Officer, or Paul Heerwagen, our Senior Vice President of Corporate Development and Strategy, except for those contained in their respective restricted stock unit agreements discussed in more detail under “Potential Payments upon Termination, Resignation or Change of Control” below. Upon termination for any reason, each of Donnie Moore and Paul Heerwagen would be entitled to receive all of his accrued and unpaid salary and any other compensation payable to such executive (including vacation and sick pay) with respect to services rendered through the termination date.

Separation Agreement with Our Former Chief Executive Officer and President

Michael G. Moore stepped down from his position as our Chief Executive Officer and President, and as a member of our board of directors, effective as of October 29, 2018. In connection with Mr. M. Moore’s departure, we entered into a separation agreement with Mr. M. Moore, under which we paid Mr. M. Moore severance payments in the aggregate amount of $400,000 and agreed to reimburse Mr. M. Moore’s portion of COBRA premiums for a maximum period of six months, which reimbursement will cease at any time he becomes eligible for group medical coverage from another employer. For more details regarding this separation agreement, see “Severance Agreement with our Former Chief Executive Officer and President” below.

Perquisites and Other Personal Benefits

We provide certain of our NEOs with a limited number of perquisites or other personal benefits, primarily consisting of life insurance premiums and, in the case of our former Chief Executive Officer and certain other NEOs, use of a Company-owned vehicle. We believe these limited benefits help provide a competitive compensation package. The value of these benefits is disclosed in the “Summary Compensation Table” below.

In February 2019, we adopted an aircraft use policy that sets forth our policy with respect to the use of any aircraft chartered or owned by the Company consistent with best corporate governance practices. We restrict personal use of Company owned or chartered aircraft by our executive officers and other employees, as well as by members of our board of directors. Our aircraft use policy requires that any personal use of Company owned or chartered aircraft by any NEO be reported as a perquisite, based on the aggregate incremental value of such personal use. See “Summary Compensation Table.”

Broad-Based Employee Benefits

401(k) Plan

We have a broad-based retirement savings plan in which our NEOs currently participate. The retirement plan is a tax qualified 401(k) plan that covers all eligible employees including the NEOs. Under the plan, we make a safe harbor contribution equal to 3% of each eligible employee’s eligible annual compensation with each pay period. We also have the ability to make an additional, discretionary contribution based on each eligible employee’s eligible annual compensation for the prior calendar year. Both contributions are made, regardless of employee’s deferrals into the plan. In 2018, we made safe harbor contributions of 3% and discretionary contributions of 2% of eligible compensation for eligible employees, subject to certain limitations provided by our 401(k) plan and Internal Revenue Service regulations. All contributions made by us on behalf of an employee are 100% vested when contributed. For more details regarding our 401(k) plan, see “Benefit Plans—401(k) Plan” below.

Other Benefits

Our NEOs are eligible to participate in all of our other employee benefit plans which include medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as all other employees.

Deductibility of Executive Compensation

The Compensation Committee considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Code generally denies a federal income tax deduction for certain compensation in excess of $1 million to a “covered employee” of a publicly traded corporation in any fiscal year. Prior to January 1, 2018, certain types of compensation, including qualifying “performance-based compensation,” were not subject to the limits on deductibility. For these purposes, prior to January 1, 2018, “covered employees” consisted of our Chief Executive Officer and the three most highly compensated executive officers other than our Chief Executive Officer and our Chief Financial Officer.

A number of significant changes were made to Section 162(m) by the Tax Cuts and Jobs Act, enacted on December 22, 2017, including the elimination of the ability to rely on this performance-based exception, effective as of January 1, 2018, and expansion of the scope of “covered employees” to include the chief financial officer and certain former NEOs. As a result of these changes, compensation paid to any covered employee generally will not be deductible, to the extent that it exceeds $1 million, in 2018 or future years, unless such compensation qualifies for transition relief for written binding contracts that were in effect as of November 2, 2017. The Compensation Committee currently considers the deductibility under Section 162(m) of compensation awarded to its executives to the extent reasonably practical and consistent with our objectives, but the Compensation Committee may nonetheless authorize compensation that results in non-deductible amounts above the Section 162(m) limits if it determines that such compensation is in our best interests.

Accounting Implications of Executive Compensation Policy

We are required to recognize compensation expense of all stock-based awards pursuant to the provisions of FASB ASC Topic 718, “Compensation-Stock Compensation.” Under U.S. generally accepted accounting principles, or GAAP, only vested shares are included in basic shares outstanding. Also, under GAAP, non-vested shares are included in diluted shares outstanding when the effect is dilutive.

The Compensation Committee believes that linking a large portion of our executive officers’ compensation to both performance-based long-term equity incentive awards and performance-based bonus arrangements, with meaningful performance metrics, appropriately aligns our executives’ interests with those of our stockholders and are consistent with market practices. The Compensation Committee also believes that our current compensation policies and practices enhance retention of executive talent through multi-year vesting of stock awards and discourage unnecessary and excessive risk taking. The Compensation Committee further believes that our other compensation policies and practices, such as our policy generally prohibiting pledging and hedging of our stock by our executive officers and directors, as well as the lack of significant prerequisites and absence of pension or supplemental retirement benefits (aside from those afforded under our broad-based 401(k) plan) for our executive officers are consistent with prudent compensation philosophy and the interests of our stockholders. The Compensation Committee will continue to consider the outcome of our stockholders’ future “say-on-pay” votes when making compensation decisions for our NEOs.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee:

Scott E. Streller, Chairman

David L. Houston

Craig Groeschel

C. Doug Johnson

Paul D. Westerman

Deborah G. Adams

Dated: April 30, 2019

Compensation Committee Interlocks and Insider Participation

No current member of our Compensation Committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Compensation Tables

2018, 2017 and 2016 SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our principal executive officer, principal financial officer and our next three most highly paid executive officers for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016.

Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David M. Wood(4)	2018	$11,538	$—		$—	$—	$347	$11,885
Chief Executive Officer and President

Michael G. Moore(5)	2018	$637,500	$500,000		$3,750,002(6)	$—	$612,658	$5,500,160
Former Chief Executive Officer and President	2017	$700,000	$—		$3,334,760(7)	$665,000	$208,392	$4,908,152
	2016	$483,000	$—		$3,450,003(8)	$993,089	$185,987	$5,112,079

Keri Crowell(9)	2018	$362,300	$—		$1,098,942(10)	$246,364	$18,943	$1,726,549
Chief Financial Officer	2017	$349,495	$—		$976,800(11)	$266,000	$22,717	$1,615,012
	2016	$275,000	$75,000	(12)	$223,120(13)	$282,712	$23,017	$878,849

Donnie Moore(14) Chief Operating Officer	2018	$413,581	$400,000		$1,200,001(15)	$292,485	$10,772	$2,316,835

Stuart Maier	2018	$414,000	$—		$698,891(16)	$211,140	$19,315	$1,343,346
Senior Vice President of Geosciences	2017	$400,000	$—		$568,320(17)	$228,000	$23,067	$1,219,387
	2016	$400,000	$225,000		$—	$—	$23,161	$648,161

Paul Heerwagen	2018	$346,700	$50,000		$698,891	$176,829	$17,871	$1,290,288
Senior Vice President of Corporate Development and Strategy

(1)

The amount reported in the Stock Awards column reflects the fair value of the applicable restricted common stock award or restricted stock unit award on the award date. The amount was calculated using certain assumptions, as set forth in Note 1 and Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2018 under the headings “Summary of Significant Accounting Policies – Accounting for Stock-Based Compensation” and “Stock-Based Compensation,” respectively, included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2019.

(2)

The amounts shown reflect performance-based annual incentive bonuses granted under the 2014 Executive Annual Incentive Compensation Plan. With respect to the 2018 amounts, the Compensation Committee certified the attainment of the related performance goals in March 2019, and the Company paid these performance-based annual incentive bonuses in March 2019. With respect to the 2017 amounts, the Compensation Committee certified the attainment of the related performance goals in March 2018, and the Company paid these performance-based annual incentive bonuses in March 2018. With respect to the 2016 amounts, the Compensation Committee certified the attainment of the related performance goals in February 2017, and the Company paid these performance-based annual incentive bonuses in March 2017.

(3)

The amount for Mr. Wood for 2018 includes $347 for our 401(k) plan contribution. Amounts for Michael G. Moore for 2018, 2017 and 2016 represent $16,506, $20,295 and $20,295, respectively, for our 401(k) plan contributions, $14,057, $18,101 and $23,990, respectively, attributable to use of a Company owned vehicle, $0, $0 and $1,022, respectively, attributable to Company sponsored sporting tickets and $1,253, $1,380 and $1,380, respectively, attributable to group term life insurance coverage. The amount for Michael G. Moore for 2018 also includes $400,000 separation payment and $115,069 as a paid time off balance payout. The amounts for Michael G. Moore for 2018, 2017 and 2016 also include (i) the aggregate incremental aircraft usage costs associated with his personal use of the Company’s chartered aircraft of approximately $63,800, $163,600 and $138,700, respectively, with such incremental costs calculated based on the excess costs that the Company would not have incurred but for such use by the former Chief Executive Officer and personal guests, including the hourly fee charged by the charter company for the specific flight, and per flight fees, fuel variable charges, domestic segment fees, federal excise tax and other actual fees charged by the charter company related to the specific flight, but excluding any fixed costs, and (ii) the aggregate incremental costs of $1,973, $5,016 and $600, respectively, associated with his personal charges to his Company credit card prior to repayment, with such incremental costs calculated based on the Company’s weighted average borrowing rate under its revolving credit facility during the applicable period (regardless of whether any amounts were actually outstanding under the revolving credit facility during such period). We are seeking reimbursement of these incremental costs from Mr. M. Moore. Amounts for Ms. Crowell for 2018, 2017 and 2016 represent $16,506, $20,295 and $20,295, respectively, for our 401(k) plan contributions, $0, $0 and $320, respectively, attributable to a Company sponsored health club membership, $1,072, $1,042 and $1,022, respectively, attributable to Company sponsored sporting tickets and $1,365, $1,380 and $1,380, respectively, attributable to group term life insurance coverage. Amounts for Donnie Moore for 2018 include $8,250 for our 401(k) plan contribution, $1,272 attributable to Company sponsored sporting tickets and $1,250 attributable to group term life insurance coverage. Amounts for Mr. Maier for 2018, 2017, 2016 include $16,506, $20,295 and $20,295, respectively, for our 401(k) plan contributions, $1,444, $1,392 and $1,486, respectively, attributable to Company sponsored sporting tickets and $1,365, $1,380 and $1,380, respectively, attributable to group term life insurance coverage. Amounts for Mr. Heerwagen for 2018 include $16,506 for our 401(k) plan contributions and $1,365 attributable to group term life insurance coverage.
(4)	Mr. Wood was appointed to serve as our Chief Executive Officer and President, and as a member of our board of directors, effective December 18, 2018.
(5)	Michael G. Moore stepped down from his position as our Chief Executive Officer and President, and as a member of our board of directors, effective October 29, 2018.
(6)

Mr. M. Moore’s award of 403,226 shares of our restricted stock units was granted on April 30, 2018, of which 134,408 restricted stock units vested on April 30, 2018, and the remaining 268,818 restricted stock units were forfeited in connection with his departure in October 2018.

(7)

Mr. M. Moore’s award of 187,768 shares of our restricted stock units was granted on February 27, 2017, vesting in three approximately equal annual installments, of which 125,178 restricted stock units have vested and the remaining 62,590 restricted stock units were forfeited in connection with his departure in October 2018.

(8)

Mr. M. Moore’s award of 40,367 restricted stock units was granted on March 10, 2016, vesting in four approximately equal annual installments, of which 20,183 restricted stock units have vested, and the remaining 20,184 restricted stock units were forfeited in connection with his departure in October 2018. Mr. M. Moore’s award of 85,215 restricted stock units was granted on March 31, 2016 and vested in three approximately equal annual installments beginning on the grant date.

(9)	Ms. Crowell was appointed as our Chief Financial Officer on January 4, 2017.
(10)

Ms. Crowell’s award of 115,800 restricted stock units was granted on April 18, 2018, of which 38,600 restricted stock units vested on April 18, 2019 and the remaining 77,200 will vest in two equal annual installments beginning on April 18, 2020.

(11)

Ms. Crowell’s award of 55,000 restricted stock units was granted on February 27, 2017, vesting in three approximately equal annual installments, of which 36,666 restricted stock units have vested and the remaining 18,334 restricted stock units vest on August 27, 2019.

(12)

During 2016, after a lengthy evaluation process, the Company made the decision to convert to a more fully integrated financial reporting system. As a result, the Company appointed an internal team to coordinate the 18 month conversion process. To incentivize that group to meet implementation deadlines, goals were established with incentives provided for achieving each incremental goal. In November 2016, Ms. Crowell was awarded a bonus of $75,000 for achieving her goals to date on this project.

(13)

Ms. Crowell’s award of 8,000 restricted stock units was granted on August 2, 2016, vesting in four approximately equal annual installments of which 4,000 restricted stock units have vested, and the remaining 4,000 restricted stock units vest in two equal annual installments beginning on August 15, 2019.

(14)

Donnie Moore was appointed as out Chief Operating Officer effective January 8, 2018. He also served as Interim Chief Executive Officer of the Company from October 29, 2018, the date our former Chief Executive Officer and President left the Company, to December 18, 2018, the dated of the appointment of Mr. Wood as our Chief Executive Officer and President.

(15)

Donnie Moore’s award of 137,143 restricted stock units was granted on February 19, 2018, of which 45,714 vested on February 27, 2019 and the remaining 91,429 restricted stock units will vest in two approximately equal annual installments beginning on February 27, 2020.

(16)

Mr. Maier’s award of 73,645 was granted on April 18, 2018, of which 24,548 restricted stock units vested on April 18, 2019 and the remaining 49,097 restricted stock units vest in two equal annual installments beginning on April 18, 2020.

(17)

Mr. Maier’s award of 32,000 restricted stock units was granted on February 27, 2017, vesting in three approximately equal installments, of which 21,333 restricted stock units have vested and the remaining 10,667 restricted stock units vest on August 27, 2019.

(18)

Mr. Heerwagen’s award of 73,645 was granted on April 18, 2018, of which 24,548 restricted stock units vested on April 18, 2019 and the remaining 49,097 restricted stock units vest in two equal annual installments beginning on April 18, 2020.

2018 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning each grant of an award made to our principal executive officer, our principal financial officer and our next three most highly paid executive officers in the fiscal year ended December 31, 2018 under any Company plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David M. Wood(3)	—	$—	$—	$—	—		—	—	$—
Chief Executive Officer and President

Michael G. Moore(4)	4/30/18	$—	$—	$—	403,226	(5)	—	—	$3,750,002
Former Chief Executive Officer and President

Keri Crowell	4/18/18	$144,920	$289,840	$579,680	115,800	(6)	—	—	$1,098,942
Chief Financial Officer

Donnie Moore	2/19/18	$172,050	$344,100	$688,200	137,143	(7)	—	—	$1,200,001
Chief Operating Officer

Stuart Maier	4/18/18	$124,200	$248,400	$496,800	73,645	(8)	—	—	$698,891
Senior Vice President of Geosciences

Paul Heerwagen	4/18/18	$104,010	$208,020	$416,040	73,645	(9)	—	—	$698,891
Senior Vice President of Corporate Development and Strategy

(1)	Reflects performance-based annual incentive bonuses granted under the 2014 Executive Annual Incentive Compensation Plan.
(2)	Reflects restricted stock units subject to time based vesting granted under the 2013 Restated Stock Incentive Plan.
(3)	Mr. Wood was appointed to serve as our Chief Executive Officer and President, and as a member of our board of directors, effective December 18, 2018.
(4)	Michael G. Moore stepped down from his position as our Chief Executive Officer and President, and as a member of our board of directors, effective October 29, 2018.
(5)

Reflects Mr. M. Moore’s award of 403,226 shares of our restricted stock units granted on April 30, 2018, of which 134,408 restricted stock units vested on April 30, 2018, and the remaining 268,818 restricted stock units were forfeited in connection with his departure in October 2018.

(6)

Reflects Ms. Crowell’s award of 115,800 restricted stock units granted on April 18, 2018, of which 38,600 restricted stock units vested on April 18, 2019 and the remaining 77,200 will vest in two equal annual installments beginning on April 18, 2020.

(7)

Reflects Donnie Moore’s award of 137,143 restricted stock units granted on February 19, 2018, of which 45,714 vested on February 27, 2019 and the remaining 91,429 restricted stock units will vest in two approximately equal annual installments beginning on February 27, 2020. Donnie Moore also served as Interim Chief Executive Officer of the Company from October 29, 2018, the date our former Chief Executive Officer and President left the Company, to December 18, 2018, the dated of the appointment of Mr. Wood as our Chief Executive Officer and President.

(8)

Reflects Mr. Maier’s award of 73,645 granted on April 18, 2018, of which 24,548 restricted stock units vested on April 18, 2019 and the remaining 49,097 restricted stock units vest in two equal annual installments beginning on April 18, 2020.

(9)

Reflects Mr. Heerwagen’s award of 73,645 granted on April 18, 2018, of which 24,548 restricted stock units vested on April 18, 2019 and the remaining 49,097 restricted stock units vest in two equal annual installments beginning on April 18, 2020.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table provides information concerning equity awards outstanding for our principal executive officer, our principal financial officer and our next three most highly paid executive officers at December 31, 2018.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
David M. Wood	—	—	$ —	—	— (2)	$—
Michael G. Moore	—	—	$ —	—	— (3)	$—
Keri Crowell	—	—	$ —	—	138,134(4)	$904,778
Donnie Moore	—	—	$ —	—	137,143(5)	$898,287
Stuart Maier	—	—	$ —	—	84,312 (6)	$552,244
Paul Heerwagen	—	—	$ —	—	89,312 (7)	$584,994

(1)

Market value of shares or units that have not vested is based on the closing price of $6.55 per share of our common stock on the Nasdaq Global Select Market on December 31, 2018, the last trading day of 2018.

(2)	Mr. Wood was appointed to serve as our Chief Executive Officer and President, and as a member of our board of directors, effective December 18, 2018.
(3)

Michael G. Moore stepped down from his position as our Chief Executive Officer and President, and as a member of our board of directors, effective October 29, 2018. All of this unvested restricted stock or restricted stock units were forfeited as of that date.

(4)

Of these securities, (i) 18,334 unvested restricted stock units vest on August 27, 2019, (ii) 4,000 unvested restricted stock units vest in two equal annual installments beginning on August 15, 2019, (iii) 38,600 restricted stock units vested on April 18, 2019 and (iv) 77,200 unvested restricted stock units vest in two equal annual installments beginning on April 18, 2020.

(5)

Of these securities, (i) 45,714 restricted stock units vested on February 27, 2019 and (ii) 91,429 unvested restricted stock units vest in two approximately equal annual installments beginning on February 27, 2020.

(6)

Of these securities (i) 10,667 unvested restricted stock units vest on August 27, 2019, (ii) 24,548 restricted stock units vested on April 18, 2019 and (iii) 49,097 unvested restricted stock vest in two approximately equal annual installments beginning on April 18, 2020.

(7)

Of these securities, (i) 11,667 unvested restricted stock units vest on August 27, 2019, (ii) 4,000 unvested restricted stock units vest in two equal annual installments beginning on August 15, 2019, (iii) 24,548 restricted stock units vested on April 18, 2019 and (iv) 49,097 unvested restricted stock units vest in two approximately equal annual installments beginning on April 18, 2020.

2018 OPTION EXERCISES AND STOCK VESTED

The following table provides certain information for the named executive officers on stock option exercises during 2018, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of restricted common stock awards and restricted stock unit awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David M. Wood(2)	—	—	—	$—
Michael G. Moore(3)	—	—	235,500	$2,244,336
Keri Crowell	—	—	25,667	$226,126
Donnie Moore	—	—	—	$—
Stuart Maier	—	—	14,001	$162,118
Paul Heerwagen	—	—	19,002	$218,479

(1)

Value realized on vesting is based on the vesting date closing price per share of our common stock on The Nasdaq Global Select Market. If the vesting date was not a trading day, the value is based on the closing price per share of our common stock on The Nasdaq Global Select Market on the last trading day prior to the vesting date.

(2)	Mr. Wood was appointed to serve as our Chief Executive Officer and President, and as a member of our board of directors, effective December 18, 2018.
(3)

Michael G. Moore stepped down from his position as our Chief Executive Officer and President, and as a member of our board of directors, effective October 29, 2018. All of his unvested restricted stock or restricted stock units were forfeited as of that date.

2018 DIRECTOR COMPENSATION

The following table contains information with respect to 2018 compensation of our non-employee directors who served in such capacity during 2018. The CEO does not receive compensation for serving as a director of the Company.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Deborah G. Adams(3)	$80,347	$152,177	—	$232,524
Craig Groeschel	$83,000	$124,443	—	$207,443
David L. Houston(3)(4)	$198,167	$124,443	—	$322,610
C. Doug Johnson(4)(5)	$151,750	$124,443	—	$276,193
Ben T. Morris(3)	$118,250	$124,443	—	$242,693
Scott E. Streller(3)(6)	$132,000	$124,443	—	$256,443
Paul D. Westerman	$85,500	$124,443	—	$209,943

(1)

For additional information regarding the fees earned or paid in cash to our non-employee directors in 2018, please see “Board of Directors Information—How are directors compensated?—Equity Compensation.”

(2)

The amounts shown reflect the grant date fair value of restricted stock unit awards granted, determined in accordance with FASB ASC Topic 718. See Note 1 and Note 8 to our consolidated financial statements for the fiscal year ended December 31, 2018 under the headings “Summary of Significant Accounting Policies —Accounting for Stock-Based Compensation” and “Stock-Based Compensation,” respectively, included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2019, regarding assumptions underlying valuations of equity awards for 2018. There were 11,201 unvested restricted stock units at the end of 2018 for each of Ms. Adams and Messrs. Groeschel, Houston, Johnson, Morris, Streller and Westerman, reflecting the award granted to each such director on May 31, 2018.

(3)	Includes a one-time fee of $10,000 for additional services as an audit committee member.
(4)	Includes a one-time fee of $10,000 for services as a member of the special executive search committee.
(5)	Includes a one-time fee of $25,000 for additional services as a chair of the audit committee.
(6)	Includes a one-time fee of $15,000 for services as a chair of the special executive search committee.

Benefit Plans

401(k) Plan

We maintain a retirement savings plan, or a 401(k) Plan, for the benefit of our eligible employees who have attained the age of 18. Currently, employees may elect to defer their compensation up to the statutorily prescribed limit. During the year, we make a safe harbor contribution equal to 3% of each eligible employee’s eligible annual compensation with each pay period. We also have the ability to make an additional, discretionary contribution based on each eligible employee’s eligible annual compensation for the prior calendar year. Both contributions are made, regardless of employee’s deferrals into the plan. In 2018, we made safe harbor contributions of 3% and discretionary contributions of 2% of eligible compensation for eligible employees, subject to certain limitations provided by our 401(k) plan and Internal Revenue Service regulations. All contributions made by us on behalf of an employee are 100% vested when contributed. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan, and all contributions are deductible by us when made.

2013 Restated Stock Incentive Plan

Our 2013 Restated Stock Incentive Plan, which amended and restated our Amended and Restated 2005 Stock Incentive Plan, was adopted and approved by our stockholders to enable us, and any of our affiliates, to attract and retain the services of the types of employees, consultants and directors who will contribute to our long range success and to provide incentives which are linked directly to increases in share value which will inure to the benefit of our stockholders. The plan provides a means by which eligible recipients of awards may be given an opportunity to benefit from increases in value of our common stock through the granting of incentive stock options, nonstatutory stock options, restricted awards (restricted stock and restricted stock units), performance awards and stock appreciation rights. The Compensation Committee serves as the plan administrator. On April 1, 2019, an aggregate of 4,451,404 shares of restricted common stock and restricted stock units had been granted under this plan. There were 1,423,990 shares available for future grants under this plan as of April 1, 2019.

On April 29, 2019, the Compensation Committee unanimously adopted, subject to stockholder approval at the 2019 Annual Meeting, our 2019 Amended and Restated Stock Incentive Plan, amending and restating our 2013 Restated Stock Incentive Plan, which, as so amended and restated, is referred to as the Stock Incentive Plan. A summary of the material terms of the Stock Incentive Plan is set forth under Proposal 2, beginning on page 67.

2014 Executive Annual Incentive Compensation Plan

The 2014 Annual Incentive Compensation Plan, or Annual Incentive Plan, was approved by our board of directors on April 1, 2014 and by our stockholders at the 2014 Annual Meeting on June 11, 2014. Our executive officers and selected employees and those of our subsidiaries are eligible to receive awards under the Annual Incentive Plan. The Annual Incentive Plan provides for awards of incentive compensation that are contingent on the attainment of specific performance targets. Under the Annual Incentive Plan, the compensation committee, as the plan administrator, establishes the performance targets for each award and the performance period during which the performance is to be measured, which will generally be our fiscal year. Performance targets may include a minimum level of performance below which no payment will be made, levels of performance at which specified percentages of the award will be paid, and a maximum level of performance above which no additional award will be paid. The plan administrator must adopt the performance targets and criteria for awards granted to executive officers subject to the limits of Section 162(m) of the Code, whom we refer to as Covered Employees, no later than the earlier of:

•	90 days after the beginning of the performance period, or

•	the time when 25% of the performance period has elapsed.

In addition, award amounts to be paid to any Covered Employee for any one year may not exceed the lesser of: (i) 300% of base salary at the time the award is established, or (ii) $6.0 million. Individual awards may be subject to lesser limits as specified in the discretion of the Compensation Committee.

Performance targets for each award will be based on pre-established performance factors, which may include any or all of the following, individually or in combination:

•	revenue;

•	net sales;

•	operating income;

•	earnings before all or any of interest, taxes, depreciation and/or amortization (“EBIT,” “EBITA” or “EBITDA”);

•	growth of oil and natural gas production;

•	growth of estimated or proved reserves;

•	capital efficiency based on revenue per barrel of oil equivalent (“BOE”) produced;

•	lease operating expenses;

•	general and administrative expenses;

•	net cash provided by operating activities or other cash flow measurements;

•	working capital and components thereof;

•	return on equity or average stockholders’ equity;

•	return on assets;

•	market share;

•	net or gross sales measured by product line, territory, one or more customers, or other category;

•	stock price;

•	earnings per share;

•	earnings from continuing operations;

•	net worth;

•	credit rating;

•	levels of expense, cost or liability by category, operating unit, or any other delineation; or

•	any increase or decrease of one or more of the foregoing over a specified period.

These performance factors may relate to the performance of the Company or the performance of a business unit, product line, territory or any combination of these. Performance targets for employees who are not executive officers may also be based on other additional objective or subjective performance criteria established by the plan administrator.

The plan administrator may at any time establish additional conditions and terms of payment of awards, including additional financial, strategic or individual goals, which may be objective or subjective. The plan administrator may exercise negative discretion to reduce the amount of an award, but may not adjust upwards the amount payable pursuant to any award to a Covered Employee, nor may it waive the achievement of the performance target requirement for any Covered Employee, except in the case of the death or disability of the participant or a change in control of the Company.

Unless the plan administrator provides otherwise, a participant must be employed by us on the date that awards are paid to receive an award payment, except in the case of death or disability. If a participant dies or becomes disabled during a performance period, the participant (or the participant’s beneficiary) will receive a pro-rated award payment at the same time all other awards are paid for the performance period. In the event of a change in control, each named executive officer will be paid the target award amount (mid-point of any specified range of potential award payment amount) based on the assumption that the performance target was attained at the target level (mid-point of any specified range of performance targets) for the entire performance period. The target award amount will be paid within ten (10) days following the consummation of the change in control transaction.

Before payment of any award to a Covered Employee, our Compensation Committee must certify in writing that the performance target requirement for such award was met.

The plan administrator may at any time amend the Annual Incentive Plan, subject to approval by our stockholders to the extent stockholder approval is necessary to continue to qualify as “performance-based compensation” under Section 162(m) of the Code (as in effect prior to January 1, 2018). The plan administrator may at any time terminate the Annual Incentive Plan in whole or in part.

Our board of directors has delegated its authority to administer the Annual Incentive Plan to the Compensation Committee, to whom we refer as the plan administrator. The Compensation Committee is expected to consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code (as in effect prior to January 1, 2018). The plan administrator has the authority to administer the Annual Incentive Plan and to exercise all the powers and authorities either specifically granted to it under the Annual Incentive Plan or necessary or advisable in the administration of the Annual Incentive Plan, including (but not limited to) the following:

•	to interpret the Annual Incentive Plan and any award;

•	to prescribe rules relating to the Annual Incentive Plan;

•	to determine the persons to receive awards;

•	to determine the terms, conditions, restrictions and performance criteria, including performance factors and performance targets, relating to any award;

•	to accelerate an award that is designed not to be deferred compensation subject to Code Section 409A (after the attainment of the applicable performance target or targets);

•

to adjust performance targets in recognition of specified events such as unusual or non-recurring events affecting us or our financial statements, including certain asset dispositions, cessation of operations resulting from a natural disaster, or in response to changes in applicable laws, regulations, or accounting principles as specified in the Annual Incentive Plan or in the performance targets established for any performance period;

•	to waive restrictive conditions for an award (but not performance targets); and

•	to make any other determinations that may be necessary or advisable for administration of the Annual Incentive Plan.

Federal Income Tax Consequences of the Annual Incentive Plan.

Under federal income tax laws currently in effect:

Participants in the Annual Incentive Plan will recognize in the year of payment ordinary income equal to the award amount, which is subject to applicable income and employment tax withholding by us (including the additional tax of 0.9% imposed on wages in excess of $200,000 under Section 3101(b)(2) of the Code). Under current regulations and guidance, we expect that awards under the Annual Incentive Plan will not be subject to Section 409A of the Code, which imposes restrictions on nonqualified deferred compensation arrangements and penalizes participants for violating these restrictions.

Section 162(m) of the Code imposes a $1.0 million annual limit on the amount of compensation that we may deduct for federal income tax purposes with respect to our chief executive officer and each of our three highest compensated officers (other than our chief executive officer and our chief financial officer), and, effective as of January 1, 2018, our chief financial officer and certain former named executive officers. For 2017 and prior years, the Annual Incentive Plan was intended to qualify for an exception under Section 162(m) for “performance-based compensation.” As a result of new tax legislation enacted on December 22, 2017, this exception is not available for taxable years beginning after December 31, 2017, unless such performance-based compensation qualifies for transition relief for written binding contracts that were in effect as of November 2, 2017. As a result of the new tax legislation, compensation paid in excess of $1.0 million to a covered employee is not expected to be deductible under Section 162(m) of the Code. Therefore, awards under our Annual Incentive Plan originally designed with the intent that such awards qualify as “performance-based compensation” may not be deductible in the future.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2018, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)(2)	Weighted average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders(1)	1,535,811	$—	1,889,474

(1)	Refers to our 2013 Restated Stock Incentive Plan (which amended and restated our Amended and Restated 2005 Stock Incentive Plan) and our 1999 Stock Option Plan.
(2)	Includes an aggregate of 1,535,811 unvested restricted stock units and shares of unvested restricted common stock granted under our 2013 Restated Stock Incentive Plan.
(3)	No options were outstanding as of December 31, 2018, and neither restricted stock units nor shares of restricted common stock have an exercise price.

Compensation Arrangement with Our Chief Executive Officer

Mr. Wood was appointed to serve as our Chief Executive Officer and President, and as a member of our board of directors, effective December 18, 2018. We do not have an employment agreement with Mr. Wood. In his role as our Chief Executive Officer and President, in 2018, Mr. Wood received an initial annual base salary of $750,000. On February 26, 2019, in accordance with the terms of his appointment, Mr. Wood was granted an inducement restricted stock unit award granted under the our long-term equity incentive plan, with a value of $1,000,000, in the amount of 121,951 restricted stock units determined based on the closing price per share of our common stock on The Nasdaq Global Market on February 25, 2019. In addition to the inducement restricted stock award, Mr. Wood is entitled to receive annual grants of restricted stock units (or other equity awards with an equivalent value) with a grant date value of 500% of his annual base salary, 50% of which award to be time-based, vesting in three substantially equal annual installments beginning on the first anniversary of the grant date, and the remaining 50% of such award to be performance-based, subject to the performance goals and criteria determined in the discretion of our board of directors or the Compensation Committee. The annual restricted stock unit awards for 2019 were granted to Mr. Wood on February 26, 2019 and consisted of 228,659 performance-based restricted stock units, vesting over a three-year performance period, based on the achievement of certain RTSR targets and continuous service on the last day of the performance period, and 228,659 time-vesting restricted stock units, vesting over a three-year period.

Mr. Wood is also eligible to participate in the Company’s annual cash incentive program, which provides an opportunity to receive an annual bonus payable in a single lump sum based on a target amount of 125% of Mr. Wood’s annual base salary and such performance goals and criteria determined in the discretion of our board of directors or the Compensation Committee. Mr. Wood is also eligible to participate in other employee benefit plans generally available to similarly situated Company employees, as in effect from time to time.

The Company reimbursed Mr. Wood for certain customary relocation and moving expenses in the amount of $21,281.

In the event Mr. Wood’s employment is terminated by the Company, other than for cause, Mr. Wood will be entitled to his earned but unpaid compensation, as well as an amount of severance equal to his annual base salary and target bonus in effect as of the date of such termination, which we refer to as the severance payment, payable in accordance with our normal payroll practices for a period of 12 months following such termination, and continuation of health coverage for Mr. Wood and his dependents for a period of 12 months. Upon an involuntary termination without cause that occurs within 12 months following a change in control, Mr. Wood will be entitled to receive the severance payment for a period of 24 months and health coverage continuation for a period of 18 months.

Employment Agreements with our Chief Financial Officer and Senior Vice President of Geosciences

In 2017, we entered into an employment agreement with each of Keri Crowell, our Chief Financial Officer, and Stuart Maier, our Senior Vice President of Geosciences, each effective as of January 1, 2017. Each employment agreement provides for a one-year term commencing as of January 1, 2017, which we refer to as the Initial Period, that is automatically extended for successive one-year periods unless we or the executive elects to not extend the term by giving written notice to the other party at least 30 days prior to the end of the Initial Period or any anniversary thereof.

Ms. Crowell and Mr. Maier received one-year extensions of their respective employment contracts, which included an annual base salary of $362,300 and $414,000, respectively, subject to periodic review by the compensation committee and adjustment from time to time. Subject to the achievement of certain performance goals as determined by our board of directors or the compensation committee for each fiscal year, each of Ms. Crowell and Mr. Maier is eligible to participate in our annual cash incentive program, with an opportunity to receive an annual bonus (payable in a single lump sum), based on criteria determined in the discretion of the board of directors or the Compensation Committee. For 2018, Ms. Crowell’s target bonus was 80% of her annual base salary, with a maximum target bonus of up to 200%, of her target bonus and Mr. Maier’s target bonus was 60% of his annual base salary, with a maximum target bonus of up to 200% of his target bonus, provided each such executive remains employed by us on the payment date. Each such executive is also entitled to participate in any life, disability, health insurance and 401(k) plans and other similar plans that we establish from time to time for our executive employees.

Under his or her employment agreement, each executive may receive, as determined by the board of directors or the Compensation Committee in its sole discretion, an equity award under our long term incentive plan or plans, subject to the terms and conditions thereof and any equity award agreement.

The Compensation Committee has determined that any equity awards granted to our NEOs in 2019 will be equally divided between performance-based restricted stock units tied to RTSR, vesting over a three-year performance period, and time-based restricted stock units, vesting over a three-year period.

Any equity awards granted to such executive, any proceeds of any equity awards that previously have been sold, transferred or otherwise disposed of, and any incentive bonus award will be subject to clawback by us, now or in the future, the Dodd-Frank Act and the SOX Act, each as amended, and rules, regulations and binding, published guidance thereunder.

Each executive has agreed to certain restrictive covenants in his or her employment agreement, including such executive’s agreement not to interfere with any of our employees, suppliers, vendors, joint venturers or licensors and not to solicit our customers or employees, in each case during such executive’s employment with us and for a period of two years thereafter, (ii) not to disclose our confidential information or trade secrets and (iii) not to compete with us while using our trade secrets. We may terminate each such executive’s employment at any time for any or no reason, in our sole discretion, upon not less than ten days’ advance written notice to the executive. The executive may terminate the employment relationship upon ten days’ advance written notice to us. However, if we terminate such executive’s employment without “cause,” then he or she will be entitled to (i) any accrued benefits (defined below), (ii) severance pay in an amount equal to one months’ base salary for each full year of employment with us, not to exceed 12 months, and (iii) COBRA coverage as required by applicable law; provided that, in the case of clauses (ii) and (iii), the executive continues to comply with the restrictive covenants described above and the executive executes a full general release in our favor. In the event the executive’s employment terminates upon his or her death or disability, the executive or his or her estate will be entitled to any accrued benefits. In the event such executive’s employment is terminated for “cause” (as defined below) or as a result of non-extension of his or her employment agreement, our obligations under such agreement will terminate, except for any accrued benefits.

If the executive’s employment with us or our successor is terminated on or before the second anniversary of the date of occurrence of a “change of control” (as defined below) other than for “cause,” then, in addition to the benefits described above, (i) all equity awards that have been granted to such executive that would have vested at any time after the date of his or her termination solely as a result of her continued service to the Company will immediately vest on the date of termination, and (ii) such executive will be entitled to receive a lump sum payment equal to his or her severance payment described above times two, plus an amount equal to his or her target annual bonus during the severance period and the continuation of COBRA coverage for 18 months.

Under the employment agreements with each of Ms. Crowell and Mr. Maier:

“Accrued benefits” are (i) any base salary through the date of termination, (ii) reimbursement for any unreimbursed business expenses incurred through the date of termination, (iii) any accrued but unused vacation time in accordance with the Company’s policy and (iv) all other payments, benefits or fringe benefits to which the executive may be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or his or her employment agreement.

A “change of control” will be deemed to have occurred upon the occurrence of any of the following: (i) any consolidation or merger of us into or with another person or entity pursuant to which our shares of common stock would be converted into cash, securities or other property, other than any consolidation or merger in which the persons who were our stockholders immediately prior to the consummation of such consolidation or merger are the beneficial owners, immediately following the consummation of such consolidation or merger, of more than 50% of the combined voting power of the then outstanding voting securities of the person or entity surviving or resulting from such consolidation or merger; (ii) any sale, lease or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets; or (iii) the approval by our stockholders of any plan or proposal for our liquidation or dissolution.

“Cause” is generally defined as such named executive officer’s (i) gross negligence, gross incompetence or misconduct in performing the executive’s duties, (ii) failure to perform, without proper legal reason, such executive’s duties and responsibilities to us or any of our affiliates, (iii) material breach of such executive’s employment agreement or any agreement or corporate policy or code of conduct established by us or our affiliates, (iv) conduct that is, or could reasonably be expected to be, materially injurious to us or any of our affiliates, (v) act of theft, fraud, embezzlement or misappropriation against or breach of a fiduciary duty to us or any of our affiliates or (vi) conviction of, or a plea of guilty or no contest to, or receipt of adjudicated probation or deferred adjudication in connection with, a crime involving fraud, dishonesty or moral turpitude or any felony (or a crime of similar import in a foreign jurisdiction).

Compensation Arrangements with our Chief Operating Officer and our Senior Vice President of Corporate Development and Strategy

We do not have an employment agreement with either Donnie Moore, our Chief Operating Officer, or Paul Heerwagen, our Senior Vice President of Corporate Development and Strategy.

As our Chief Operating Officer, in 2018, Donnie Moore received an annual base salary of $430,125. In connection with his appointment as our Chief Operating Officer in January 2018, he received a sign-on bonus of $250,000. On February 19, 2018, Mr. D. Moore also received a grant of 137,143 restricted stock units with a value of approximately $1,200,000 on the date of grant, which vest in three approximately equal annual installments beginning on February 27, 2019. In addition to the 2018 restricted stock unit award, Mr. D. Moore is entitled to receive future annual grants of restricted stock units (or other form of equity award with an equivalent value) with a grant date value of 350% of his annual base salary.

Under the terms of his employment with us, Mr. D. Moore is eligible to participate in our annual cash incentive program, which will provide an opportunity to receive an annual, calendar-year bonus (payable in a single lump sum) based on a target amount of 80% of his annual base salary and such performance goals and criteria determined in the discretion of our board of directors or its Compensation Committee. Mr. D. Moore is also eligible to participate in any other benefit plans available to our other similarly situated employees, subject to the terms and conditions of such plans. In 2018, we also reimbursed Mr. D. Moore for the cost of certain of his direct and incidental relocation expenses in the aggregate amount of $28,233.

As our Senior Vice President of Corporate Development and Strategy, in 2018, Paul Heerwagen received an annual base salary of $346,700. Under the terms of his employment with us, Mr. Heerwagen is eligible to participate in our annual cash incentive program, which will provide an opportunity to receive an annual, calendar-year bonus (payable in a single lump sum) based on a target amount of his annual base salary and such performance goals and criteria determined in the discretion of our board of directors or its Compensation Committee. For 2018, Mr. Heerwagen’s target bonus was 60% of his annual base salary, with a maximum target bonus of up to 200%, of his target bonus. Mr. Heerwagen is also eligible to participate in any other benefit plans available to our other similarly situated employees, subject to the terms and conditions of such plans.

Mr. Heerwagen is also eligible to receive restricted stock unit awards under our stock incentive plan.

The Compensation Committee has determined that any equity awards granted to our NEOs in 2019 will be equally divided between performance-based restricted stock units tied to RTSR, vesting over a three-year performance period, and time-based restricted stock units, vesting over a three-year period.

Potential Payments Upon Termination, Resignation or Change of Control

The following tables provide information regarding potential payments as of December 31, 2018 to each of our named executive officers as of December 31, 2018 in connection with certain termination events, including a termination related to a change of control of the Company.

Benefits and Payments Upon Termination of David M. Wood(1)	Voluntary Resignation/Death or Disability(2)	Termination by Company Other than for Cause	Termination for Cause	Involuntary Termination Within 12 Months Following Change of Control
Severance Payments	$—	$1,687,500(3)	$—	$3,375,000(4)
Long-Term Incentives:
Unvested Restricted Stock Units(5) .	—	$—	—	$—
Unvested Stock Options/SARs	—	—	—	—
Benefits Continuation	—	$14,930(6)	—	$22,395(7)
Other	—	$—	—	$—
Total	$—	$1,702,430	—	$3,397,395

(1)

The executive’s annual base salary as of December 31, 2018 was $750,000. Information in this table assumes a termination date of December 31, 2018 and a price per share of our common stock of $6.55 (the closing market price per share on December 31, 2017, the last trading day of 2018), and applies the terms of Mr. Wood’s compensation arrangement as of December 31, 2018.

(2)

Upon a voluntary resignation, or upon death or disability, the executive or his estate, as applicable, is entitled to receive all accrued and unpaid salary and other compensation payable to the executive (including vacation and sick pay) with respect to services rendered through the termination date.

(3)

Reflects receipt by the executive of a payment representing his earned but unpaid compensation, as well as an amount of severance equal to his annual base salary and target bonus in effect as of December 31, 2018 (the “severance payment”), payable in accordance with the Company’s normal payroll practices for a period of 12 months following such termination.

(4)	Reflects receipt by the executive of a payment representing the severance payment for a period of 24 months.
(5)

Does not give effect to the performance-based and time-vesting restricted stock units granted during 2019, which contain double trigger change of control provisions and provide for an acceleration of such awards in the event of Mr. Wood’s death or disability during his continuous service with the Company.

(6)

Reflects the value of Company-paid continuation coverage under the Company’s group health plans and under the Consolidated Omnibus Budget Reconciliation Act of 1985 for the executive and his eligible family members for a period of 12 months following the date of termination.

(7)

Reflects the value of Company-paid continuation coverage under the Company’s group health plans and under the Consolidated Omnibus Budget Reconciliation Act of 1985 for the executive and his eligible family members for a period of 18 months following the date of termination.

Benefits and Payments Upon Termination of the Following Executive Officers(1)	Termination Without Cause(4)(5)	Termination Upon Death or Disability(6)	Termination for Cause	Termination Following Change of Control(7)
Keri Crowell(2)
Severance Payments	$362,300	$—	$—	$1,014,440
Long-Term Incentives:
Unvested Restricted Stock	$—	—	—	$904,778
Unvested Stock Options/SARs	—	—	—	—
Benefits Continuation	$7,153	—	—	$7,749
Total	$369,453	$—	$—	$1,926,967
Stuart Maier(3)
Severance Payments	$414,000	$—	$—	$1,076,400
Long-Term Incentives:
Unvested Restricted Stock	—	—	—	$552,244
Unvested Stock Options/SARs	—	—	—	—
Benefits Continuation	$7,153	—	—	$10,730
Total	$421,153	$—	$—	$1,639,374

(1)

Information in this table assumes a termination date of December 31, 2018 and a price per share of our common stock of $6.55 (the closing market price per share on December 31, 2018, the last trading day of 2018).

(2)	Ms. Crowell’s base salary as of December 31, 2018 was $362,300. The information in this table for Ms. Crowell applies the terms of her employment agreement, effective as of January 1, 2017.
(3)	Mr. Maier’s base salary as of December 31, 2018 was $414,000. The information in this table for Mr. Maier applies the terms of his employment agreement effective as of January 1, 2017.
(4)

If we terminate the executive’s employment without “cause,” the executive will be entitled to his or her monthly base salary, paid monthly for the “Severance Period,” provided in each case that the executive (i) continues to comply with the restrictive covenants described above regarding confidential information and trade secrets, (ii) continues to comply with the provisions relating to non-solicitation and non-interference in the Company’s business and (iii) executes a full general release in our favor. The executive will also be entitled to his or her Accrued Benefits (as defined below). The “Severance Period” for the executive is equal to one month for each full year of employment with the Company, not to exceed twelve months. As of December 31, 2018, Ms. Crowell and Mr. Maier had thirteen and twenty full years of employment with the Company, respectively.
(5)

If we terminate the executive’s employment without “cause,” the executive will be entitled to the continuation of certain benefits paid by the Company. The “Benefits Continuation” reflects the value of Company-paid continuation coverage under the Company’s group health plans and under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, for the executive and his or her eligible dependents for such executive’s Severance Period following the date of termination. The Company’s obligation to pay this amount is subject to the executive’s timely election of continuation of coverage and the executive’s continued copayment of premiums. The executive must also (i) continue to comply with the restrictive covenants described above regarding confidential information and trade secrets, (ii) continue to comply with the provisions relating to non-solicitation and non-interference in the Company’s business and (iii) execute a full general release in our favor.

(6)

If the executive’s employment terminates on account of such executive’s death or disability, if we terminate the executive’s employment for cause, or if either the Company or the executive elects not to extend the term of the employment agreement prior to an automatic renewal date, the executive is entitled to receive a payment from the Company equal to all accrued and unpaid salary payable to the executive (including vacation pay) with respect to services rendered through the termination date, any unreimbursed business expenses through the termination date and all other payments, benefits or fringe benefits the executive may be entitled to under the terms of any applicable compensation arrangement, benefit plan or grant (the foregoing, the “Accrued Benefits”). In the case of death or disability, this amount will be paid in a lump sum within 60 days following termination of employment.

(7)

If the executive’s employment with us or our successor is terminated on or before the second anniversary of the date of occurrence of a “change of control” (as defined above) by us or our successor other than for “cause,” then (i) all equity awards that have been granted to such executive that would have vested at any time after the date of such executive’s termination solely as a result of such executive’s continued service to the Company will immediately vest on the date of termination, (ii) the executive will be entitled to receive a lump sum payment from the Company equal to his or her monthly base salary rate times such executive’s Severance Period times two, plus an amount equal to the executive’s target annual bonus during the Severance Period and (iii) the executive will be entitled to the continuation of COBRA coverage by the Company for the Severance Period, up to a term of 18 months. The executive will also be entitled to their Accrued Benefits The executive must also (a) continue to comply with the restrictive covenants described above regarding confidential information and trade secrets, (b) continue to comply with the provisions relating to non-solicitation and non-interference in the Company’s business and (c) execute a full general release in our favor.

We do not currently have termination or change of control arrangements with Donnie Moore, our Chief Operating Officer, or Paul Heerwagen, our Senior Vice President of Corporate Development and Strategy, except for the change in control provisions set forth in their respective restricted stock unit award agreements. Upon termination for any reason, each of Mr. D. Moore and Mr. Heerwagen would be entitled to receive all of his accrued and unpaid salary and any other compensation payable to such executive (including vacation and sick pay) with respect to services rendered through the termination date. The restricted stock unit award agreements covering the unvested restricted stock units granted to Mr. D. Moore in 2018 contain a change of control provision providing for acceleration of vesting of any such unvested restricted stock units in the event of a change of control, as such term is defined in the award agreement. The restricted stock unit award agreements covering the unvested restricted stock units granted to Mr. Heerwagen in 2018 contained a change of control provision providing for acceleration of vesting of any such unvested restricted stock units in the event of a change of control, as such term is defined in the applicable award agreement, and involuntary termination within a 12-month period from such event. As of December 31, 2018, the value of such unvested restricted stock units held by Messrs. D. Moore and Heerwagen would have been $904,778 and $584,994]], respectively. Any new awards granted to our NEOs in 2019 and in the future will contain a double trigger change of control provisions, providing for acceleration of vesting of any such unvested restricted stock units in the event of a change of control, as such term is defined in the applicable award agreement, and involuntary termination within a

12-month period. Any new awards to our NEOs will also provide for acceleration of the restricted stock units in the event of the NEO’s death or disability during a period of continuous service.

Severance Agreement with our Former Chief Executive Officer and President

Effective October 29, 2018, Michael G. Moore stepped down from his position as our Chief Executive Officer and President and as a member of our board of directors. In connection with Mr. Michael Moore’s departure, we entered into a Separation and Release Agreement with Mr. Michael Moore which we refer to as the separation agreement. Under the terms of the separation agreement, we paid Mr. Michael Moore separation payments in the aggregate amount of $400,000. Also, we agreed to reimburse Mr. Michael Moore’s portion of COBRA premiums for a maximum of six months, which reimbursement will cease at any time he becomes eligible for group medical coverage from another employer. The separation agreement also includes a release of claims by Mr. Michael Moore against us, our directors, stockholders, employees, agents, attorneys, consultants and affiliates.

CEO Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are disclosing the pay ratio and supporting information comparing the median of the annual total compensation of our employees (including full-time, part-time, seasonal and temporary employees) other than Michael G. Moore, our former Chief Executive Officer and President, and the annual total compensation of Mr. M. Moore. Mr. Wood, our new Chief Executive Officer and President, served in these roles beginning with December 18, 2018. The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the year ended December 31, 2018, our last completed fiscal year:

•	The median of the annual total compensation of all of our employees, other than Mr. Michael Moore and Mr. Wood was $107,741.

•	The annual total compensation of Mr. Michael Moore was $5,500,160.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Michael Moore, our former Chief Executive Officer and President, to the median of the annual total compensation of all other employees was 51:1.

We selected December 31, 2018 as the date upon which we identified the “median employee.” To identify the median employee, we examined the Medicare Taxable Earnings as reported on Internal Revenue Service Form W-2 (Box 5) for 2018 for all individuals employed by us on December 31, 2018 (other than Mr. Michael Moore and Mr. Wood).

Once we identified our median employee, we calculated that employee’s annual total compensation for 2018 in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table set forth above. This resulted in an annual total compensation of $107,741 for the identified employee for the year ended December 31, 2018. The calculation of the total compensation for Mr. Michael Moore is included in the Summary Compensation Table set forth above. We made no material assumptions, adjustments, or estimates to identify the median employee or to determine total compensation, and we did not annualize the compensation for any employees that were not employed by us the entire year.

Beneficial Ownership

Holdings of Major Stockholders

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2019 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Class(1)
State Street Corporation	10,129,701		6.3%
State Street Financial Center One Lincoln Street Boston, MA 02111
Vitruvian Exploration II Holdings, LLC	13,704,357	(2)	8.5%
1401 McKinney Street, Suite 2700 Houston, Texas 77010
Vitruvian II Woodford, LLC	13,704,357	(3)	8.5%
2445 Technology Forest Blvd., Suite 1100 The Woodlands, Texas 77381
The Vanguard Group	15,333,435	(4)	9.5%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	14,687,995	(5)	9.1%
Building One 6300 Bee Cave Road Austin, Texas 78746
BlackRock, Inc.	24,561,132	(6)	15.2%
55 East 52nd Street New York, NY 10055
Firefly Value Partners, LP	14,077,000	(7)	8.7%
55 East 52nd Street New York, NY 10055

(1)

Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 161,144,143 shares of common stock outstanding as of April 1, 2019, including 1,946,741 shares of restricted stock awarded under our 2013 Restated Stock Incentive Plan or our Amended and Restated 2005 Stock Incentive Plan, but not yet vested.

(2)

Based solely on Schedule 13G/A jointly filed with the SEC on February 12, 2019 by Vitruvian Exploration II Holdings, LLC, or VEX Holdings, Vitruvian Exploration II, LLC, or VEX, Q-VEX II, LP, or Q-VEX, QEM V, LLC, or QEM, and S. Wil VanLoh, Jr. Each reporting person reported sole dispositive power and sole voting power of 13,704,357 shares of common stock, or the Vitruvian Shares. The holdings reported represent the shares of common stock held by Vitruvian. VEX Holdings holds a majority of the capital interests of Vitruvian and has the right to appoint four of the six managers of the Vitruvian Board (such managers referred to herein as the VEX Holdings Managers). Certain actions of Vitruvian, including certain dispositions, require the approval of the VEX Holdings Managers. VEX has the right to appoint a majority of the board of managers of VEX Holdings. Q-VEX has the right to appoint a majority of the board of managers of VEX. QEM is the sole general partner of Q-VEX. Any decision taken by QEM to vote, or to direct to vote, and to dispose, or to direct the disposition of, the Vitruvian Shares has to be approved by a majority of the members of the investment committee of QEM, which majority must include S. Wil VanLoh, Jr. Therefore, VEX Holdings, VEX, Q-VEX, QEM and S. Wil VanLoh, Jr. may be deemed to share voting and dispositive power over the Vitruvian Shares and may also be deemed to be the beneficial owners of such securities.

(3)

Based solely on Schedule 13G/A filed with the SEC on February 12, 2019 by Vitruvian II Woodford, LLC, or Vitruvian. Vitruvian reported sole dispositive power and sole voting power of 13,704,357 shares of common stock.

(4)

Based solely on Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group, or Vanguard, Vanguard reported sole voting power of 166,847 shares of common stock, sole dispositive power of 15,168,976 shares of common stock, shared dispositive power of 164,459 shares of common stock and shared voting power of 15,183 shares of common stock. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, are the beneficial owners of 149,276 and 32,754 shares, respectively, of common stock.

(5)

Based solely on Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP, or Dimensional. Dimensional reported sole dispositive power of 14,687,995 shares of commons stock and sole voting power of 14,295,489 shares of common stock.

(6)

Based solely on Schedule 13G/A filed with the SEC on January 28, 2019 by BlackRock, Inc. BlackRock, Inc. reported sole voting power of 24,132,245 shares of common stock and sole dispositive power of 24,561,132 shares of common stock, owned through BlackRock Fund Advisors, a wholly owned subsidiary of BlackRock, Inc. iShares Core S&P Small-Cap ETF, or iShare, an entity managed indirectly by BlackRock, Inc., has the right to proceeds from the sale of such securities. Therefore, BlackRock, Inc., BlackRock Fund Advisors, and iShares may be deemed to be the beneficial owners of such securities.

(7)

Based solely on Schedule 13D/A filed with the SEC on January 17, 2019, by FVP Master Fund, L.P., or FVP Master, Firefly Value Partners, LP, or Firefly Value, FVP GP, LLC, or FVP GP, Firefly Management Company GP, LLC, or Firefly Management, Ryan Heslop, and Ariel Warsazawski. Each reporting person reported sole dispositive power and sole voting power of 14,077,000 shares of common stock, or the Firefly Shares. The holdings reported represent the shares of common stock held by FVP Master. Firefly Value is the investment manager of FVP Master. FVP GP is the general partner of, and therefore has the right to control, FVP Master. Firefly Management is the general partner of, and therefore has the right to control, Firefly Value. Mr. Heslop and Mr. Warsazawski are each managing members of FVP GP and Firefly Management, and therefore have the ability to control each such entity. Therefore, FVP Master, Firefly Value, FVP GP, Firefly Management, Ryan Heslop, and Ariel Warsazawski may be deemed to share voting and dispositive power over the Firefly Shares and may also be deemed to be the beneficial owners of such securities.

Holdings of Officers and Directors

The following table sets forth certain information regarding the beneficial ownership as of April 1, 2019 of shares of our common stock by each of our directors, by each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
David M. Wood(2)	10,000	*
Craig Groeschel(3)	29,590	*
David L. Houston(3)	64,267	*
C. Doug Johnson(3)(4)	31,084	*
Scott E. Streller(3)	50,233	*
Ben T. Morris(3)	32,393	*
Paul D. Westerman(3)(5)	56,689	*
Deborah G. Adams(3)	14,099	*
Donnie Moore(6)	30,548	*
Keri Crowell(7)	89,055	*
Stuart Maier(8)(9)	58,292	*
Paul Heerwagen(10)	67,881	*
Michael G. Moore(11)	187,807	*

Directors and Executive Officers as a Group (18 persons)	721,938	*

*	Less than 1%.
(1)

Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are exercisable as of April 1, 2019, or exercisable within 60 days of April 1, 2019, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 161,144,143 shares of common stock outstanding as of April 1, 2019, including 1,946,741 shares of restricted stock awarded under our 2013 Restated Stock Incentive Plan but not yet vested. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that that are not exercisable and/or vested as of April 1, 2019 or within 60 days of April 1, 2019. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(2)

Excludes (i) 121,951 restricted stock units that were granted as an inducement award to accept employment with us as our Chief Executive Officer, (ii) 228,659 time-vesting restrictive stock units representing 50% of Mr. Wood’s annual equity award for 2019, all of which will vest in three approximately equal annual installments beginning on February 26, 2020 and (iii) 228,659 performance-based restricted stock units representing the remaining 50% of Mr. Wood’s annual equity award for 2019, vesting of which depends on the attainment of certain RTSR targets over the three-year performance period, subject to the Compensation Committee’s certification of the attainment of such targets and continuous service with the Company on the last day of the performance period.

(3)

Includes 11,201 restricted stock units, which will vest on the earlier of May 31, 2019 and the date of the 2019 Annual Meeting of Stockholders, in each case if such director is in continuous service on such date.

(4)	Mr. Johnson holds 3,500 of these shares in a joint account owned by Mr. Johnson and his spouse, resulting in shared voting and dispositive power of such shares.
(5)	Mr. Westerman shares voting and dispositive power of 50,976 shares with his spouse.
(6)	Excludes 91,429 unvested restricted stock units, which will vest in two equal annual installments beginning on February 27, 2020.
(7)

Excludes (i) 4,000 unvested restricted stock units, which vest in two equal annual installments beginning on August 15, 2019 and (ii) 18,333 unvested restricted stock units, which vest August 27, 2019. Also excludes 77,200 unvested restricted stock units, which will vest in two equal annual installments beginning on April 18, 2020.

(8)

Excludes (i) 10,667 unvested restricted stock units, which will vest on August 27, 2019 and (ii) 49,097 unvested restricted stock units, which will vest in two equal annual installments beginning on April 18, 2020.

(9)	Of these shares, 111 are held by the S. Maier Revocable Trust, of which Mr. Maier is the trustee.
(10)

Excludes (i) 4,000 unvested restricted stock units, which vest in two equal annual installments beginning on August 15, 2019, (ii) 11,667 unvested restricted stock units, which vest August 27, 2019 and (iii) 49,097 unvested restricted stock units, which will vest in two equal annual installments beginning on April 18, 2020,

(11)

Michael G. Moore stepped down from his position as our Chief Executive Officer and President and as a member of our board of directors effective October 29, 2018. All of his unvested restricted stock or restricted stock units were forfeited as of that date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our officers and directors, all Section 16(a) reports for the year ended December 31, 2018 applicable to our officers and directors and such other persons were filed on a timely basis.

Certain Relationships and Related Transactions Review and Approval of Related Party Transactions

The audit committee, as provided in its charter, reviews and approves related party transactions. The Company does not have a formal set of standards to be substantively applied to each transaction reviewed by the audit committee. Instead of a formalized policy, related party transactions are reviewed and judgment is applied to determine whether such transactions are in the best interests of the Company. Further, the Company’s Code of Business Conduct and Ethics governs various compliance areas, including conflicts of interest and fair dealings, which are considered in the process of the review and approval of related party transactions.

The Company’s policy is that all of its employees and directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with the Company’s business interest. This policy is included in the Company’s Code of Business Conduct and Ethics posted on its website. Each director and executive officer is instructed to always inform the designated compliance officer when confronted with any situation that may be perceived as a conflict of interest. Only the board of directors or a committee consisting solely of independent directors may grant waivers of the provisions of the Code of Business Conduct and Ethics for the Company’s executive officers and directors. In addition, at least annually, each director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Further, under the audit committee charter, the audit committee is responsible for reviewing and monitoring compliance with our Code of Business Conduct and Ethics and recommending any warranted changes to the board of directors. In addition, the board of directors and, pursuant to its written charter, the audit committee, reviews and approves all relationships and transactions in which the Company and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their family members, have a direct or indirect material interest. The board of directors and the audit committee approve only those transactions that, in light of known circumstances, are consistent, or are not inconsistent with, the Company’s best interests, as they determine in the good faith exercise of their discretion.

Separation Agreement with Our Former Chief Executive Officer and President and Other Related Party Transaction

Michael G. Moore stepped down from his position as our Chief Executive Officer and President, and as a member of our board of directors, effective as of October 29, 2018. In connection with Mr. M. Moore’s departure, we entered into a separation agreement with Mr. M. Moore. For a description of Mr. M. Moore’s severance and other provisions of his separation agreement with us, see “Severance Agreement with our Former Chief Executive Officer and President” above.

AMM Design, Inc., or AMM, provided landscape and related services to the third party building manager for our offices in Oklahoma City in 2018. We paid the building manager approximately $149,000 in respect of these services. AMM is owned by the son of Michael G. Moore, our former Chief Executive Officer and President.

Proposal to Approve the 2019 Amended and Restated Stock Incentive Plan

(Proposal 2 on the Proxy Card)

After careful consideration, on April 29, 2019, the Compensation Committee, acting upon authority delegated to it by our board of directors, unanimously adopted, subject to stockholder approval, our 2019 Amended and Restated Stock Incentive Plan, amending and restating our 2013 Restated Stock Incentive Plan, which we refer to as the Stock Incentive Plan or the Plan. If approved by our stockholders, the amendment and restatement of the Plan will do the following:

•	Change the name of the Plan.

•	Increase the share reserve under the Plan by an additional 5,000,000 shares.

•	Limit the total annual amount of all compensation to our non-employee directors to $750,000.

•	Eliminate the recycling of shares underlying awards that are settled in cash instead of shares.

•	Update the Plan to reflect recent changes to the Internal Revenue Code.

•	Extend the expiration date of the Plan from April 18, 2023, to April 28, 2029.

Rationale for Approval

The Stock Incentive Plan authorizes the grant of various forms of stock-based compensation, referred to as equity awards. The Board believes that stock-based compensation is a very important factor in attracting and retaining experienced and talented employees who can contribute significantly to the management, growth and profitability of our business. Additionally, the Board believes that stock-based compensation aligns the interests of our management with the interests of our stockholders. The availability of equity awards not only increases employees’ focus on the creation of stockholder value, but also enhances employee retention and generally provides increased motivation for our employees to contribute to the future success of the Company.

The Stock Incentive Plan is the only plan pursuant to which we can grant equity awards, and the limited number of shares remaining available under the Plan restricts our ability to grant equity awards. As of March 31, 2019, approximately 1,423,990 shares remained available for future awards under the Plan. Our average annual shares issued for the past three years is approximately 969,333 (based on the average award shares granted) or 784,929 (based in the average award shares granted net of forfeitures). The amendment and restatement of the Plan will add 5,000,000 shares to the Plan’s share reserve, by increasing the maximum number of shares available for issuance from 7,500,000 shares to 12,500,000 shares. Based upon current price and the structure of our long-term incentive program for 2019, we anticipate that the requested reserve will provide between three and five years of grants.

The amendment to the Plan to provide that awards settled in cash instead of shares are counted against the maximum share reserve in the same manner as if they were settled in shares of common stock reflects current market practices in compensation.

Approval of the 2019 Amended and Restated Stock Incentive Plan is intended to enable us to obtain and retain the services of the types of employees, consultants and directors who will contribute to our long range success and to provide incentives linked directly to increases in share value, which will inure to the benefit of all of our stockholders. The key terms of the Plan are substantially similar to our 2013 Restated Stock Incentive Plan, which was approved by our stockholders in 2013.

Potential Dilution. At March 31, 2019, approximately 1,423,990 shares remained available for issuance under the Stock Incentive Plan. The amendment and restatement of the Plan provides that the total number of shares of common stock available for issuance under the Plan will include (a) the 5,000,000 newly authorized shares of common stock plus (b) the 1,423,990 shares available for future issuance under the Plan at March 31, 2019, which would represent approximately 4% percent of our 159,421,965 shares of common stock outstanding as of March 31, 2019.

Burn Rate. The “burn rate” measures the potential dilutive effect of our annual equity awards. The annual burn rate expresses the amount of stock awards a company grants annually relative to its shares of common stock outstanding, by dividing the number of shares granted during the applicable fiscal year by the weighted average number of shares outstanding for that year.

The following table provides information on the annual burn rate and the three-year average burn rate for the past three fiscal years:

Shares Awarded Under 2013 Restated Stock Incentive Plan

Year	Shares Subject to Options	Shares Subject to Restricted Stock and RSU Awards Granted	Total Adjusted Awards(1)	Weighted Average Number of Shares Outstanding	Burn Rate (%)
2018	—	1,579,911	2,369,867	174,675,840	1.4%
2017	—	876,846	1,315,269	179,834,146	0.7%
2016	—	451,241	676,862	122,952,866	0.6%

Average			1,453,999		0.9%

Applying the ISS assigned premium multiplier of 1.5X to full value awards granted under the Stock Incentive Plan.

Summary of the Plan as Amended and Restated

The following is a summary of the material terms of the Stock Incentive Plan as amended and restated. This summary is qualified in its entirety by reference to the Plan as amended. A copy of the 2019 Amended and Restated Stock Incentive Plan is attached as Appendix A to this proxy statement.

Effective Date and Duration. If the stockholders approve the amendment and restatement of the Plan, it will become effective on the date of the Annual Meeting and remain in effect until April 28, 2029, unless otherwise terminated earlier by the board of directors or the Compensation Committee. No awards may be granted under the Plan after its termination date, but awards granted before the Plan’s termination will continue to be effective in accordance with their respective terms and conditions.

Administration. The Stock Incentive Plan is administered by the Compensation Committee of our board of directors, or the “committee.” Among other responsibilities, the committee selects individuals to receive awards, establishes the terms of awards, and administers and takes whatever action it determines to be necessary or advisable in administering the Plan. The committee may amend, suspend or terminate the Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

Eligibility. The committee may grant awards under the Stock Incentive Plan to employees, consultants and directors of the Company and its related companies. Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, consultants and directors.

Share Reserve. Subject to adjustments for certain changes in corporate capitalization, the maximum number of shares of common stock authorized for issuance under awards granted under the Stock Incentive Plan (the “share reserve”) is 12,500,000 shares. All such shares are available for incentive stock options or any other awards. Shares covered by awards that expire or otherwise terminate without having been exercised in full or that are forfeited or repurchased by us will again be available for future awards under the Plan. However, awards settled in cash instead of shares are counted against the maximum share reserve in the same manner as if they were settled in shares of common stock. Shares tendered or withheld to pay the exercise price or tax obligations pursuant to any award, or that are otherwise not issued in connection with the exercise of an option or a stock appreciation right, are not available for future awards under the Plan.

Limitations on Awards. No participant may receive awards under the Stock Incentive Plan covering more than 1,000,000 shares in the aggregate during any calendar year. In addition, each non-employee director’s total annual compensation, including awards under the Plan and cash paid under the Plan or otherwise, is limited to $750,000.

Types of Awards under the Stock Incentive Plan

Stock Options. The committee may grant incentive stock options intended to comply with Section 422 of the Code or “nonstatutory” stock options that are not intended to qualify as incentive stock options. Employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The committee determines the exercise price of a stock option, which generally cannot be less than 100% (or 110% in the case of an incentive stock option granted to a more than 10% stockholder) of the fair market value of our common stock on the date of grant, except when assuming or substituting options in limited situations such as an acquisition. Generally, options granted under the Plan will vest ratably over a five-year period and have a term of ten years (or five years in the case of an incentive stock option granted to a more than 10% stockholder), unless otherwise specified by the committee in the option agreement. The committee determines the methods and form of payment for the exercise price per share on exercise of a stock option. Stock options generally are not transferable except by will or the laws of descent and distribution, unless the committee provides otherwise with respect to a nonstatutory stock option (and solely with respect to transfers to certain family members and estate planning vehicles).

Restricted Awards. Restricted awards may be in the form of restricted stock awards or restricted stock units. A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to forfeiture or other restrictions imposed by the committee. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the Company’s possession until all applicable restrictions have lapsed. A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value of a specified number of shares of our common stock as of a specified date, subject to any vesting or other restrictions deemed appropriate by the committee. Restrictions on restricted awards may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the committee. If a participant terminates employment or services during the restricted period, then any unvested restricted award will be forfeited except as otherwise provided in the award agreement. The committee may waive any restrictions or forfeiture conditions relating to a restricted award. Restricted stock units will be settled at the time designated by the committee in the award agreement, in the form of cash or shares of common stock, or in a combination of both, as provided by the committee in the award agreement.

Performance Awards. Performance awards entitle the recipient to vest in or acquire shares of common stock or in the right to receive a specified number of shares of common stock, a cash payment equal to the fair market value of a specified number of shares as of a specified date, or a combination of shares and cash, upon the attainment of specified performance goals. Performance awards may be granted independent of or in connection with the granting of any other award under the Plan.

Performance goals are established by the committee based on one or more of the following business criteria that apply to the participant, a business unit, or us and our affiliates:

•	revenue;

•	sales;

•	earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”);

•	funds from operations;

•	funds from operations per share;

•	operating income;

•	operating income per share;

•	pre-tax or after-tax income;

•	net cash provided by operating activities;

•	cash available for distribution;

•	cash available for distribution per share;

•	working capital and components thereof;

•	sales (net or gross) measured by product line, territory, customer or customers, or other category;

•	return on equity or average stockholders’ equity, including total stockholder return on equity based on the net stock price change over a given period plus the dividends paid during that period;

•	return on assets;

•	return on capital;

•	enterprise value or economic value added;

•	share price performance;

•	improvements in the Company’s attainment of expense levels;

•	implementation or completion of critical projects;

•	improvement in cash-flow (before or after tax);

•	net earnings;

•	earnings per share;

•	earnings from continuing operations;

•	net worth;

•	credit rating;

•	levels of expense, cost, or liability by category, operating unit, or any other delineation;

•	any increase or decrease of one or more of the foregoing over a specified period; or

•	the occurrence of a Change in Control.

Performance goals will be objective and determined before 25% of the service period has elapsed, and in any event not later than 90 days after the beginning of the service period. No payout will be made on a performance award granted to a named executive officer unless all applicable performance goals and service requirements are achieved. Performance awards are non-transferable and generally terminate on a participant’s termination of service during the service period.

Stock Appreciation Rights. Stock appreciation rights may be granted independent of or in tandem with any option under the Plan. The strike price of a stock appreciation right is determined by the committee, but as a general rule will not be less than the fair market value of our common stock on the date of grant. The strike price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the option. A stock appreciation right generally entitles the holder to receive, on exercise, the excess of the fair market value of a share of our common stock on the date of exercise over the strike price, multiplied by the number of shares for which the right is exercised. Payment may be made in cash, delivery of stock or a combination of cash and stock as determined by the committee.

Other Provisions of the Stock Incentive Plan

Capitalization Adjustments. In the event of certain corporate events or changes in our common stock, the committee will proportionally adjust awards, the number and class of shares available under the Plan and the maximum number of shares that may be granted under awards to any participant in a calendar year as it determines to be appropriate.

Change in Control and other Corporate Transactions. In the event of a change in control transaction or other corporate transaction such as a dissolution or liquidation of our Company, or any corporate separation or division, all outstanding awards under the Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards, all as determined by the committee. If an award would be cancelled without payment of consideration to the extent vested, the participant may exercise the award in full or in part for a period of ten days.

Tax Withholding. We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law or regulation to be withheld with respect to any award under the Plan. This includes the authority to withhold or receive shares of common stock and to make cash payments or require a participants to make cash payments in satisfaction of participant tax obligations.

Clawback or Recoupment. Awards granted under the Plan are subject to the Company’s clawback policy, which allows us to recover incentive compensation based on misconduct or, in certain circumstances, if our financial results are restated.

U.S. Federal Tax Consequences of Awards under the 2019 Amended and Restated Equity incentive Plan

The following is a brief summary of certain federal income tax consequences relating to awards granted under the Stock Incentive Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Stock Options. Stock options may be intended to qualify as incentive stock options under Code Section 422 or may be nonstatutory stock options governed by Code Section 83. A participant generally will not recognize any taxable income, and we will not be entitled to a tax deduction, on the grant of an option. On exercise of a nonstatutory stock option a participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date over the exercise price paid for those shares. Subject to satisfying applicable reporting requirements and any deduction limitations under the Code (discussed below), we should be entitled to a corresponding income tax deduction. A participant generally will not recognize taxable income on exercise of an incentive stock option and we will not be entitled to a deduction. However, the excess of the fair market value of the acquired common stock on the exercise date over the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of any option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date (referred to as a “disqualifying disposition”) generally will result in ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the fair market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of such a disqualifying disposition.

Restricted Stock and Performance Stock. A participant who receives a restricted stock award, including performance stock generally will recognize ordinary income only when the shares are no longer subject to forfeiture or restrictions, generally equal to the fair market value of the shares of restricted stock at the time of vesting. However, a participant may make an election under Code section 83(b) at the time of grant to recognize ordinary income on the grant date equal to the fair market value of such shares (determined without regard to the restrictions on such shares) on the grant date. If a participant does not make a Section 83(b) election, the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the

Code, we should be entitled to a corresponding income tax deduction at the same time as the participant recognizes ordinary income. When the participant sells the shares, any gain (or loss) realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income for such shares.

Restricted Stock Units and Performance Units. The grant of a restricted stock unit award, including performance units, will not result in taxable income to the participant. The participant generally will recognize ordinary income when the award is settled in an amount equal to the fair market value of the shares or the amount of any cash received on the date of settlement. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on settlement of a restricted stock unit will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at settlement, and will be long-term or short-term depending on the holding period.

Stock Appreciation Rights. The grant or vesting of a stock appreciation right generally will not result in taxable income to a participant. The participant will recognize ordinary taxable income on exercise of the right equal to the amount of cash received or the fair market value of shares received. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on exercise of a stock appreciation right will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at exercise, and will be long-term or short-term depending on the holding period.

Million Dollar Deduction Limit and Other Tax Matters.

Section 162(m) of the Code generally prohibits us from deducting annual compensation exceeding $1 million per person to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). Prior to 2018, an exception to this deduction limitation was available for compensation qualifying as “performance-based compensation,” which required compliance with certain requirements under Section 162(m) of the Code and the applicable regulations. The Stock Incentive Plan was designed, and prior to 2018 the Company generally granted awards under the Plan, to satisfy these requirements for qualified performance-based compensation and thereby be fully deductible by the Company. As a result of tax legislation enacted at the end of 2017, the exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for transition relief for written binding contracts that were in effect as of November 2, 2017. Accordingly, compensation paid to a covered employee under awards granted under the Plan after November 2, 2017, will count towards the $1 million deduction limit, and may thereby be partially or fully nondeductible.

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements. Generally, Code section 409A should not apply to awards under the Stock Incentive Plan, but may apply in some cases to restricted stock units and performance units. For such awards subject to Code section 409A, certain key employees of the Company may experience a six-month delay in the settlement of such awards.

Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control (as defined in the Stock Incentive Plan) could be deemed an “excess parachute payment” under the golden parachute tax provisions of Code section 280G. To the extent this happens, the participant could be subject to a 20% excise tax and the Company could be denied a federal income tax deduction.

New Plan Benefits

Because future awards under the Stock Incentive Plan will be granted in amounts and to persons in the sole discretion of the committee, the type, number, recipients and other terms of such awards cannot be determined at this time. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Stock Incentive Plan.

Board Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2019 AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

Proposal to Approve, on an Advisory Basis, the Compensation Paid to the Company’s Named Executive Officers

(Proposal 3 on the Proxy Card)

In accordance with Section 14A of the Exchange Act, our board of directors is providing our stockholders with a non-binding advisory vote on the compensation paid to the Company’s named executive officers as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our board of directors or the Compensation Committee. While the vote on executive compensation is solely advisory in nature, our board of directors and the Compensation Committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the Compensation Committee, among other things, emphasizes long-term equity awards and annual performance bonuses under the previously implemented Annual Incentive Plan to more closely align our executives’ interests with those of our stockholders and to link a larger portion of our executives’ compensation to the performance of our stock and our operational performance.

For 2019, the Compensation Committee also introduced performance-based equity awards in the form of performance-based restricted stock units tied to RTSR, vesting over a three-year performance period, comprising 50% of all equity awards granted in 2019 and adjusted annual performance bonuses targets and long-term equity awards to more closely align our executives’ financial interests with those of our stockholders and to continue to link a larger portion of such executives’ compensation to the performance of our stock and our operational performance. Our board of directors also adopted formal stock ownership and retention guidelines to ensure our board of directors and other executive officers own a stake in the company that is sufficient to align their interests with their fellow stockholders.

Further, since 2014, the Compensation Committee eliminated, and since that time has not used and does not intend to use, minimum discretionary cash bonus arrangements for our Chief Executive Officer and Chief Financial Officer in recognition of the Company’s focus on the use of performance-based bonuses. Further, beginning in 2017, in keeping with our enhanced focus on performance-based compensation, the Compensation

Committee also eliminated discretionary bonuses for our other named executive officers, tying their bonuses for 2017 and 2018 to certain pre-established Company performance metrics under the Annual Incentive Plan, as described in more detail under the “Compensation Discussion and Analysis,” except in certain exceptional and limited circumstances under which, in February 2019, the Compensation Committee authorized the discretionary bonuses to our Chief Operating Officer and our Senior Vice President of Corporate Development and Strategy in the amounts of $150,000 and $50,000, respectively, in recognition of their additional services during the transition period from the time of the departure of our former Chief Executive Officer and President in October 2018 to the time of the appointment of Mr. Wood as our Chief Executive Officer and President in December 2018, including, in the case of our Chief Operating Officer for his services as our Interim Chief Executive Officer.

We believe that linking a large portion of our executive officers’ compensation to both performance-based long-term equity incentive awards and performance-based bonus arrangements, with meaningful performance metrics, appropriately aligns our executives’ interests with those of our stockholders and are consistent with market practices. We also believe that our current compensation policies and practices enhance retention of executive talent through multi-year vesting of stock awards and discourage unnecessary and excessive risk taking. We further believe that our other compensation policies and practices, such as our policy generally prohibiting pledging and hedging of our stock by our executive officers and directors, as well as the lack of significant prerequisites and absence of pension or supplemental retirement benefits (aside from those afforded under our broad-based 401(k) plan) for our executive officers are consistent with prudent compensation philosophy and the interests of our stockholders. We will continue to consider the outcome of our stockholders’ future “say-on-pay” votes when making compensation decisions for our named executive officers.

We have determined that our stockholders should cast an advisory vote on the compensation of our named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our named executive officers will be at the 2019 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3.

Proposal to Ratify the Appointment of Our Independent Auditors

(Proposal 4 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2019. The audit committee has appointed Grant Thornton LLP to serve as independent auditors.

What services do the independent auditors provide?

Audit services of Grant Thornton LLP for fiscal year 2018 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton LLP provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

How much were the independent auditors paid in 2017 and 2018?

Grant Thornton LLP’s fees for professional services totaled $1,176,500 for 2017 and $966,750 for 2018. Grant Thornton LLP’s fees for professional services included the following:

•

Audit Fees—aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, comfort letters, statutory and regulatory audits and accounting consultations were $1,176,500 for 2017 and $966,750 for 2018.

•

Audit-Related Fees—aggregate fees for audit-related services, consisting of audits in connection with proposed or consummated dispositions, benefit plan audits, other subsidiary audits, special reports, and accounting consultations, were $0 in 2017 and $0 for 2018.

•	Tax and All Other Fees—there were no tax or other fees for products or services provided by Grant Thornton LLP in addition to the services described above in 2017 and 2018.

Does the audit committee approve the services provided by Grant Thornton LLP?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton LLP in fiscal years 2017 and 2018 were pre-approved by our audit committee. No non-audit services were provided to us by Grant Thornton LLP in 2017 or 2018.

Will a representative of Grant Thornton LLP be present at the meeting?

Yes, one or more representatives of Grant Thornton LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton LLP is not ratified, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

Has Grant Thornton LLP always served as Gulfport’s independent auditors?

Grant Thornton LLP has served as our independent auditors since 2005.

What does the board of directors recommend?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2019.

Solicitation by Board; Expenses of Solicitation

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including with respect to the nomination of directors, at the 2020 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Senior Vice President of Corporate Development and Strategy. The proposal must be received no later than January 3, 2020.

Stockholders who wish to propose a matter for action at the 2019 Annual Meeting, including with respect to the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our bylaws dealing with stockholder proposals and nominations of directors. The notice must be delivered to our Senior Vice President of Corporate Development and Strategy between February 7, 2020 and March 8, 2020. You can obtain a copy of our bylaws by writing the Senior Vice President of Corporate Development and Strategy at the address below, or from the SEC website at www.sec.gov, which is listed as an exhibit to our latest report on Form 10-K filed with the SEC on February 28, 2019.

Under our certificate of the incorporation, to be timely, notice of business to be brought at our annual meeting, including with respect to the nomination of directors, by any of our stockholders entitled to vote at such meeting must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such notice must include the information required by the provisions of our certificate of incorporation dealing with stockholder proposals and nominations of directors.

All written proposals should be directed to Paul K. Heerwagen IV, our Senior Vice President of Corporate Development and Strategy at Gulfport Energy Corporation, 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Senior Vice President of Corporate Development and Strategy at the address provided above and include the information required by our bylaws and discussed on page 16 of this proxy statement.

Availability of Form 10-K and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Director of Investor Relations, Gulfport Energy Corporation, 3001 Quail Springs Parkway, Oklahoma City, Oklahoma 73134 or via the Internet at www.gulfportenergy.com. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family, unless instructions have been received to the contrary. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you would like to receive your own set of the annual report and proxy statement this year or in future years, follow the instructions described below, and we will promptly deliver a separate copy to you. Similarly, if you share an address with another Gulfport stockholder and together both of you would like to receive in the future only a single annual report and proxy statement, follow these instructions:

•	If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-

free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your shares, please contact your broker or nominee.

Other Matters

The board of directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Appendix A

GULFPORT ENERGY CORPORATION

2019 AMENDED AND RESTATED STOCK INCENTIVE PLAN

Appendix A

GULFPORT ENERGY CORPORATION

2019 AMENDED AND RESTATED STOCK INCENTIVE PLAN

(A-i)

(A-ii)

(A-iii)

GULFPORT ENERGY CORPORATION

2019 AMENDED AND RESTATED STOCK INCENTIVE PLAN

ARTICLE 1

PURPOSE, ELIGIBILITY

1.1 General Purpose. The name of the Plan is the Gulfport Energy Corporation 2019 Amended and Restated Stock Incentive Plan. This Plan is an amendment and restatement of the Gulfport Energy Corporation 2013 Restated Stock Incentive Plan, which previously restated the Gulfport Energy Corporation 2005 Stock Incentive Plan. The purpose of the Plan is to enable the Company and any Related Company to obtain and retain the services of the types of Employees, Consultants, and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

1.2 Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Related Companies.

1.3 Available Awards. The Plan provides a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: Incentive Stock Options, Nonstatutory Stock Options, Restricted Awards (Restricted Stock and Restricted Stock Units), Performance Awards and Stock Appreciation Rights.

ARTICLE 2

DEFINITIONS

2.1 “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.5.

2.2 “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award (Restricted Stock and Restricted Stock Units), a Performance Award and a Stock Appreciation Right.

2.3 “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.

2.4 “Beneficial Owner” has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, that Person will be deemed to have beneficial ownership of all securities that that Person has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals or both. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cashless Exercise” has the meaning set forth in Section 6.3.

2.7 “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Related Companies and which agreement or policy manual provides for a definition of Cause, as defined therein; and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or a Related Company; (ii) conduct tending to bring the Company into substantial public disgrace or disrepute; (iii) gross negligence or willful misconduct with respect to the Company or a Related Company; or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

2.8 “Change in Control” means:

(a) The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person;

(b) The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c) The adoption of a plan relating to the liquidation or dissolution of the Company; or

(d) The consummation of any transaction (including, without limitation, any merger, consolidation or exchange) resulting in any Person becoming the Beneficial Owner of more than 50% of the combined voting power of the Company (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or Surviving Entity’s securities outstanding immediately after such merger, consolidation, reorganization or sale of stock is owned, directly or indirectly, by persons who were not stockholders of the Company immediately prior to such merger, consolidation, reorganization or sale of stock; provided, however, that in making the determination of ownership by the stockholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as stockholders of another party to the transaction shall be disregarded.

The foregoing notwithstanding, a transaction will not constitute a Change in Control if (x) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before the transaction; (y) it constitutes an initial public offering or a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a security on an interdealer quotation system; or (z) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Related Company, or (2) any company that, immediately before the acquisition, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before the acquisition.

2.9 “Code” means the Internal Revenue Code of 1986, as amended.

2.10 “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

2.11 “Common Stock” means the common stock of the Company.

2.12 “Company” means Gulfport Energy Corporation, a Delaware corporation.

2.13 “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or a Related Company pursuant to a written agreement, so long as those services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.14 “Continuous Service” means that the Participant’s service with the Company or a Related Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Related Company as an Employee, Director or Consultant or a change in the entity for which the Participant renders service, so long as there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Related Company or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

2.15 “Covered Employee” means an Employee who is or could become a “covered employee” within the meaning of Code Section 162(m)(3) and the regulations and interpretive guidance issued thereunder.

2.16 “Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Administrator’s action, the date on which the Administrator adopts a resolution or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a subsequent date is set forth in the resolution or determined by the Administrator as the Date of Grant, then the date set forth in the resolution. In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.

2.17 “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title, and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant’s employment for Cause; (e) any breach of a restrictive covenant contained in any employment or service agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.

2.18 “Director” means a member of the Board.

2.19 “Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Related Company by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death; except that for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.9 hereof, the term Disability has the meaning ascribed to it under Code Section 22(e)(3). The Administrator will determine whether an individual has a Disability under procedures established by the Administrator. Except in situations where the Administrator is determining

Disability within the meaning of Code Section 22(e)(3) for purposes of the term of an Incentive Stock Option pursuant to Section 6.9 hereof, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Related Company in which a Participant participates.

2.20 “Effective Date” means April 29, 2019, the date the Board adopted the amendment and restatement of the Plan. The Plan originally was adopted effective January 24, 2005.

2.21 “Employee” means any person employed by the Company or a Related Company. Mere service as a Director or payment of a director’s fee by the Company or a Related Company is not sufficient to constitute “employment” by the Company or a Related Company.

2.22 “Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange that is officially recognized, sanctioned or supervised by governmental authority; and any over-the-counter market that is reflected by the existence of an interdealer quotation system.

2.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.24 “Exercise Price” has the meaning set forth in Section 6.2 of the Plan.

2.25 “Fair Market Value” means, as of any date, the value of the Common Stock determined using a method consistent with the definition of fair market value found in Treasury Regulation section 1.409A-1(b)(5)(iv) and any regulatory interpretations issued thereunder, and will be determined using a method that is a presumptively reasonable valuation method thereunder as determined below.

(a) On any date on which shares of Common Stock are readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on the last sale before or the first sale after the Date of Grant of an Award; the closing price on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based on an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on that valuation method must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(b) If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based upon the average of the highest bid and lowest asked prices of the Common Stock reported on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based upon an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on that valuation method must be irrevocable before the beginning of the specified period, and the valuation method must be used consistently for grants of Awards under the same and substantially similar programs.

(c) If the Common Stock is not readily tradable on an Established Securities Market, the Administrator shall determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations issued thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant), and that determination will be conclusive and binding on all Persons.

2.26 “Free Standing SAR” has the meaning set forth in Section 7.3(a).

2.27 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations issued thereunder.

2.28 “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, and any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for Director without objection to the nomination) will be an Incumbent Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be an Incumbent Director.

2.29 “Insider” means an individual subject to Section 16 of the Exchange Act and includes an Officer, a Director or any other person who is directly or indirectly the Beneficial Owner of more than 10% of any class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act.

2.30 “Market Standoff” has the meaning set forth in Article 14.

2.31 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.32 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.33 “Officer” means (a) before the first date on which any security of the Company is registered under Section 12 of the Exchange Act, any person designated by the Company as an officer; and (b) on and after the first date on which any security of the Company is registered under Section 12 of the Exchange Act, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations issued thereunder.

2.34 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.35 “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan and need not be identical.

2.36 “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.37 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation section 1.162-27(e)(3) (as each was in effect on December 31, 2017).

2.38 “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

2.39 “Performance Award” means an Award granted pursuant to Section 7.2.

2.40 “Permitted Transferee” means (a) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (b) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; except and on condition that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of the Plan and provides written notice to the Company of the transfer.

2.41 “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof or any other entity, and includes a syndicate or group as those terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

2.42 “Plan” means this Gulfport Energy Corporation 2019 Amended and Restated Stock Incentive Plan. Prior to this amendment and restatement, the Plan was known as Gulfport Energy Corporation 2013 Restated Stock Incentive Plan, a restatement of the Gulfport Energy Corporation 2005 Stock Incentive Plan.

2.43 “Prior Plan” means the Gulfport Energy Corporation 1999 Stock Option Plan.

2.44 “Prohibited Personal Loan” means any direct or indirect extension of credit or arrangement of an extension of credit to a Director or executive officer (or equivalent thereof) by the Company or a Related Company that is prohibited by Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act).

2.45 “Related Company” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Code Sections 424(e) and (f), respectively.

2.46 “Restricted Award” means any Award granted pursuant to Section 7.1, including Restricted Stock and Restricted Stock Units.

2.47 “Restricted Period” has the meaning set forth in Section 7.1.

2.48 “Restricted Stock” has the meaning set forth in Section 7.1.

2.49 “Restricted Stock Unit” means a hypothetical Common Stock unit having a value equal to the Fair Market Value of an identical number of shares of Common Stock as determined in Section 7.1.

2.50 “Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section  10.7.

2.51 “Rule 16b-3” means Rule 16b-3 issued under the Exchange Act or any successor to Rule 16b-3.

2.52 “Securities Act” means the Securities Act of 1933, as amended.

2.53 “Stock Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 7.3 to receive an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date the Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by the right or portion thereof, over (b) the aggregate Strike Price of the right or portion thereof.

2.54 “Stock for Stock Exchange” has the meaning set forth in Section 6.3.

2.55 “Strike Price” means the threshold value per share of Common Stock, the excess over which will be payable upon exercise of a Stock Appreciation Right, as determined by the Administrator pursuant to Section 7.3(d) and set forth in the Award Agreement for a Stock Appreciation Right.

2.56 “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after a merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into shares entitled to vote.

2.57 “Tandem SAR” has the meaning set forth in Section 7.3(a).

2.58 “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Related Companies.

ARTICLE 3

ADMINISTRATION

3.1 Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

3.2 Authority of Administrator. The Administrator will have the power and authority to select Participants and grant Awards pursuant to the terms of the Plan.

3.3 Specific Authority. In particular, the Administrator will have the authority to:

(a) construe and interpret the Plan and apply its provisions;

(b) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or Insiders, which delegation shall be pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by the Officer and the Officer may not make an Award to himself or herself;

(e) determine when Awards are to be granted under the Plan;

(f) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted;

(g) determine the number of shares of Common Stock to be made subject to each Award;

(h) determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option;

(i) prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to the grant or sale;

(j) subject to the restrictions applicable under Section 12.4, amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price, Exercise Price or Strike Price or the term of any outstanding Award; except that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, the amendment will also be subject to the Participant’s consent (for the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Common Stock subject to an Option and the Exercise Price, will not constitute an impairment of the Participant’s rights that requires consent);

(k) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law;

(l) make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers capital adjustments; and

(m) exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.

3.4 Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan will be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.5 The Committee.

(a) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom that authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and shall keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee shall establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(b) Committee Composition when Common Stock is Registered. Whenever the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3, Code Section 162(m), or both. If, however, the Board intends to satisfy those exemption requirements, with respect to Awards to any Covered Employee or to any Officer or Director, the Committee must at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of that authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from the Award or (B) not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then Insiders. Nothing in this Plan is intended to create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

3.6 Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Company shall indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company shall not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in the action, suit or proceeding that the Administrator did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful. Notwithstanding the foregoing, it is a condition precedent to the Company’s obligations in this Section 3.6 that within 60 days after institution of any such action, suit or proceeding, the Administrator or Committee member shall, in writing, offer the Company the opportunity at its own expense to handle and defend the action, suit or proceeding.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 Share Reserve. Subject to adjustment pursuant to Section 11.1, the maximum aggregate number of shares of Common Stock that may be issued upon exercise of all Awards under the Plan is 12,500,000 shares, all of which may be used for Incentive Stock Options or any other Awards. Prior to this amendment and restatement, an aggregate of 7,500,000 shares were reserved for issuance under the Plan. This amendment and restatement authorizes an additional 5,000,000 shares that may be issued in connection with Awards under the Plan.

4.2 Reversion of Shares to the Share Reserve. If any Award for any reason is forfeited, cancelled, expires or otherwise terminates without exercise or settlement, in whole or in part, the shares of Common Stock not acquired under the Award will revert to and again become available for issuance under the Plan. If the Company reacquires shares of Common Stock issued under the Plan pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 10.7, those shares will again be available for purposes of the Plan. Each share of Common Stock subject to any Award granted hereunder will be counted against the share reserve set forth in Section 4.1 on the basis of one share for every share subject thereto. Notwithstanding anything in the Plan to the contrary, shares of Common Stock used to pay the required Exercise Price or tax obligations or shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant, will not be available again for other Awards under the Plan. Awards, or portions thereof, that are settled in cash and not in shares of Common Stock will be counted against the foregoing maximum share limitations. Any shares of Common Stock attributable to options that are forfeited, cancelled, expire unexercised or are settled in cash instead of stock under the Prior Plan will be available, subject to the limitations set forth in this Article 4, for issuance under the Plan.

4.3 Source of Shares. The shares that may be issued pursuant to Awards will consist of shares of the Company’s authorized but unissued Common Stock and any shares of the Common Stock held by the Company as treasury shares.

ARTICLE 5

ELIGIBILITY

5.1 Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

5.2 Ten Percent Stockholders. An Incentive Stock Option granted to a Ten Percent Stockholder must have an Exercise Price no less than 110% of the Fair Market Value of the Common Stock at the Date of Grant and must not be exercisable after the expiration of five years from the Date of Grant.

5.3 Award Limitation. Subject to the provisions of Section 11.1 relating to adjustments upon changes in the shares of Common Stock, no Person will be eligible to be granted Awards (including, without limitation, Options and SARs) covering more than 1,000,000 shares in the aggregate during any calendar year.

5.4 Directors.

(a) Each Director of the Company who is not an Employee will be eligible to receive discretionary grants of Awards under the Plan. If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of the Plan, that formula grant will be incorporated by reference and will be administered as if those terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of those Awards.

(b) Notwithstanding the foregoing, the aggregate dollar value of Awards (calculated as the Date of Grant fair value of such Awards for financial reporting purposes) granted under this Plan and cash compensation granted under this Plan or otherwise paid by the Company during any calendar year to any one Director who is not an Employee shall not exceed $750,000, rounded up to the nearest full Share. The foregoing limit shall not count any Tandem SARs (as defined in Section 7.3(a)).

ARTICLE 6

OPTION PROVISIONS

Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1 Term. Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the Date of Grant.

6.2 Exercise Price. The exercise price per share of Common Stock for each Option (the “Exercise Price”) will not be less than 100% of the Fair Market Value per share on the Date of Grant; except that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price will be no less than 110% of the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding the foregoing, an Option granted pursuant to an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the Date of Grant.

6.3 Consideration. The Optionholder shall pay the Exercise Price of Common Stock acquired pursuant to an Option, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised, or (b) in the Administrator’s discretion and upon such terms as the Administrator approves: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock held by the Participant that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions to a broker directing the broker to sell the Common Stock for which the Option is exercised and to remit to the Company the aggregate Exercise Price of the Option (a “Cashless Exercise”); (iii) subject to the Administrator’s discretion and on such terms as the Administrator may approve, by notice of exercise including a statement directing the Company to retain the number of shares of Common Stock from any transfer to the Optionholder (“Share Withholding”) that otherwise would have been delivered by the Company on exercise of the Option having a Fair Market Value equal to all or part of the exercise price of the Option exercise, in which case the Option will be deemed surrendered and cancelled with respect to the number of shares retained by the Company; or (iv) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note; except that, if applicable law requires, the Optionholder shall pay the par value (if any) of Common Stock, if newly issued, in cash or cash equivalents. The interest rate payable under the terms of the promissory note may not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of the note. Unless the Administrator determines otherwise, the holder shall pledge to the Company shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan as security for payment of the unpaid balance of the loan, which pledge must be evidenced by a pledge agreement, the terms of which the Administrator shall determine, in its discretion; except that each loan must comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless the Administrator determines otherwise, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other shares of Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of Common Stock that satisfy any requirements necessary to avoid liability award accounting treatment. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, an exercise with a promissory note or other transaction by an Optionholder that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Option under the Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the Exercise Price by a Participant who is an Insider in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. The Administrator shall document any such pre-approval in the case of a Participant who is an Officer or Director in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.

6.4 Transferability of an Incentive Stock Option. An Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option.

6.5 Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A Permitted Transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons (or the Optionholder) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of the Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option.

6.6 Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to, provide that no Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event. Unless otherwise specified in the terms of any Option Agreement, each Option granted pursuant to the terms of the Plan will become exercisable at a rate of 33.333% per year over the three-year period commencing on the Date of Grant of the Option.

6.7 Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise the Option as of the date of termination) but only within the period ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option will terminate. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6.8, 6.9 and 6.10, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) will be forfeited and expire at the close of business on the date of termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) will be forfeited and expire as of the beginning of business on the date of termination for Cause.

6.8 Extension of Termination Date. An Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason (other than upon the Optionholder’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option will terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1, or (b) the date that is 30 days after the exercise of the Option would no longer violate any applicable federal, state or local law.

6.9 Disability of Optionholder. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise the Option as of the date of termination), but only within the period ending on the earlier of (a) the date 12 months following termination, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in this Section 6.9, the Option will terminate.

6.10 Death of Optionholder. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified this Section  6.10, the Option will terminate.

6.11 Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Common Stock on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Related Companies) exceeds $100,000, the Options or portions thereof which exceed that limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

6.12 Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In that case, the shares of Common Stock acquired on exercise will be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.

6.13 Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (a) a transfer to the employment of the Company from a Related Company, from the Company to a Related Company or from one Related Company to another; or (b) an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the period of leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.

6.14 Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of the Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of the Incentive Stock Option will be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of those shares of Common Stock.

ARTICLE 7

PROVISIONS OF AWARDS OTHER THAN OPTIONS

7.1 Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that the Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for the period (the “Restricted Period”) determined by the Administrator. Each Restricted Award will be in such form and will contain terms, conditions, and Restricted Periods as the Administrator deems appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for the acceleration of the end of the Restricted Period in the terms of any Restricted Award, at any time, including in the event of a Change in Control. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price. The purchase price of Restricted Awards, if any, will be determined by the Administrator, and may be stated as cash, property or prior or future services. Shares of Common Stock acquired in connection with any Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as determined by the Administrator.

(b) Consideration. The Participant shall pay the consideration for Common Stock acquired pursuant to the Restricted Award either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property, a Stock for Stock Exchange or prior or future services that the Administrator determines have a value at least equal to the Fair Market Value of the Common Stock. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, payment with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Restricted Award under the Plan.

(c) Vesting. The Restricted Award, and any shares of Common Stock acquired under the Restricted Award, may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company, or forfeiture where the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Award, at any time, including upon a Change in Control. The Administrator in its discretion may grant a Restricted Award that is, in whole or in part, vested upon grant and not subject to a Restricted Period.

(d) Termination of Participant’s Continuous Service. Unless otherwise provided in a Restricted Award or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit, the unvested portion of a Restricted Award acquired in consideration of services, and any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award will be forfeited and the Participant will have no rights with respect to the Award.

(e) Transferability. Rights to acquire shares of Common Stock under the Restricted Award will be transferable by the Participant only upon the terms and conditions set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Award remains subject to the terms of the Award Agreement.

(f) Concurrent Tax Payment. The Administrator, in its sole discretion, may (but will not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after-tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of Restricted Stock for which an election under Code Section 83(b) may be required.

(g) Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless the Restricted Award is subject to a deferral condition that complies with Section 409A of the Code and the regulations thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the Fair Market Value of the fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Section 409A of the Code, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of the Common Stock not later than (i) the date that is 2 1⁄2 months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture, or (ii) such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.

(h) Rights as a Stockholder. Prior to the expiration or termination of the Restricted Period, a Participant who receives an Award of Restricted Stock will have beneficial ownership rights as a stockholder (voting and dividend rights) only to the extent specified in the Award Agreement. The Award Agreement may specify the extent, if any, of Participant’s voting and dividend rights under the Restricted Stock prior to the expiration or termination of the Restricted Period, including whether dividends attributable to unvested shares of Restricted Stock will be paid currently or withheld until the shares vest. A Participant receiving a Restricted Award that is denominated in hypothetical Restricted Stock Units will have the rights of a stockholder only as to shares actually received by the Participant.

7.2 Performance Awards.

(a) Nature of Performance Awards. A Performance Award is an Award entitling the recipient to vest in or acquire shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock that will be settled in the form of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion will determine whether and to whom Performance Awards will be made, the performance goals applicable under each Award, the period or periods during which performance is to be measured, and all other limitations and conditions applicable to Performance Awards. The Administrator, in its discretion, may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan.

(b) Performance Goals.

(i) Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares of Common Stock under the Performance Award that will be granted or will vest if the performance goal is attained. The Administrator shall determine the performance goals before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates.

(ii) Performance goals may be based on one or more of the following business criteria, which may be applied to a Participant, a business unit or the Company and its Related Companies: revenue; sales; earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”); funds from operations; funds from operations per share; operating income; operating income per share; pre-tax or after-tax income; net cash provided by operating activities; cash available for distribution; cash available for distribution per share; working capital and components thereof; sales (net or gross) measured by product line, territory, customer or customers or other category; return on equity or average stockholders’ equity; return on assets; return on capital; enterprise value or economic value added; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; improvement in cash-flow (before or after tax); net earnings; earnings per share; earnings from continuing operations; net worth; credit rating; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period; or the occurrence of a Change in Control.

(iii) A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis, may be based on growth rate or compound annual growth rate, and may be established on a corporate-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies or otherwise as the Administrator may determine. The Administrator also may establish certain objective specified adjustments at the time the performance goals are established.

(iv) Performance goals will be objective, and may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee will (unless the Administrator determines otherwise) provide that if the Participant’s Continuous Service ceases prior to the end of the performance period for any reason, the Award will be payable only (A) if the applicable performance objectives are achieved; and (B) to the extent, if any, determined by the Administrator. These objective performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses. With respect to Participants who are not Covered Employees, the Administrator may establish additional objective or subjective performance goals.

(c) Restrictions on Transfer. Performance Awards and all rights with respect to the Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(d) Satisfaction of Performance Goals. A Participant will be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator), including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award. With respect only to a Performance Award that is denominated in hypothetical Common Stock units, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of the Common Stock not later than (i) the date that is 2 1⁄2 months after the end of the Participant’s taxable year (or the end of the Company’s taxable year, if later) for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture, and (ii) such earlier date as may be necessary to avoid application of Section 409A of the Code to the Award.

(e) Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards will automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Related Companies for any reason.

(f) Acceleration, Waiver, Etc. With respect to Participants who are not Covered Employees, at any time before the Participant’s termination of Continuous Service by the Company and its Related Companies, the Administrator may in its sole discretion accelerate, waive or, subject to Article 12 hereof, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including upon a Change in Control. Notwithstanding the foregoing, with respect to a Covered Employee, no amendment or waiver of the performance goal will be permitted, and no acceleration of payment (other than in the form of unvested Common Stock) will be permitted (except in the event of the Participant’s death, Disability or upon the occurrence of a Change in Control) unless the performance goal has been attained and the Award is discounted to reasonably reflect the time value of money attributable to the acceleration.

(g) Certification. Following the completion of each performance period, the Administrator shall certify in writing whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards will not be settled until the Administrator has made the certification specified under this Section 7.2(g).

7.3 Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing SARs”) or, if the requirements of Section 7.3(b) are satisfied, in tandem with all or part of any Option granted under the Plan (“Tandem SARs”). In the case of a Nonstatutory Stock Option, Tandem SARs may be granted either at or after the time of the grant of the Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of the grant of the Incentive Stock Option.

(b) Grant Requirements. A Stock Appreciation Right may only be granted if it does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A Stock Appreciation Right does not provide for a deferral of compensation if: (i) the Strike Price may never be less than the Fair Market Value per share of Common Stock on the Date of Grant, (ii) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the Strike Price and the Fair Market Value per share of Common Stock on the date the Stock Appreciation Right is exercised, (iii) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (iv) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

(c) Exercise and Payment. Upon delivery to the Administrator of a written request to exercise a Stock Appreciation Right, the holder of the Stock Appreciation Right will be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of exercise, of one share of Common Stock over the Strike Price per share specified in the Stock Appreciation Right or its related Option; multiplied by (ii) the number of shares for which the Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right will be paid on the date of exercise and made in shares of Common Stock valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator in its sole discretion.

(d) Strike Price. The Administrator shall determine the Strike Price of a Free Standing SAR, which may not be less than 100% of the Fair Market Value per share of Common Stock on the Date of Grant of the Stock Appreciation Right. The Strike Price of a Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto will be the Exercise Price of the related Option. A Tandem SAR will be transferable only upon the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option; except that a Tandem SAR, by its terms, will be exercisable only when the Fair Market Value per share of Common Stock subject to the Tandem SAR and related Option exceeds the Strike Price per share thereof.

(e) Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option will be exercisable will be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Tandem SAR is exercisable will be reduced upon any exercise of any related Option by the number of shares of Common Stock for which the Option has been exercised.

(f) Written Request. Unless otherwise determined by the Administrator in its sole discretion, Stock Appreciation Rights will be settled in the form of Common Stock. If permitted in the Award Agreement, a Participant may request that any exercise of a Stock Appreciation Right be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for a cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following that date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise the Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, the written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, if the Administrator disapproves the written request, the written request will be deemed an exercise of the Stock Appreciation Right for shares of Common Stock.

(g) Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise the Stock Appreciation Right for cash, the disapproval will not affect the Participant’s right to exercise the Stock Appreciation Right at a later date, to the extent that the Stock Appreciation Right will be otherwise exercisable, or to request a cash form of payment at a later date, in each case subject to the approval of the Administrator. Additionally, the disapproval will not affect the Participant’s right to exercise any related Option.

(h) Restrictions on Transfer. Stock Appreciation Rights and all rights with respect to Stock Appreciation Rights may not be sold, assigned, transferred, pledged or otherwise encumbered.

ARTICLE 8

COVENANTS OF THE COMPANY

8.1 Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy the Awards.

8.2 Securities Law Compliance. Each Award Agreement will provide that no shares of Common Stock may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of Awards; however, this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of any Awards unless and until that authority is obtained.

ARTICLE 9

USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards will constitute general funds of the Company.

ARTICLE 10

MISCELLANEOUS

10.1 Acceleration of Exercisability and Vesting. The Administrator will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2 Stockholder Rights. Except as provided in Section 11.1 hereof or as otherwise provided in an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, pursuant to its terms, and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date of issue of a Common Stock certificate.

10.3 No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or a Related Company in the capacity in effect at the time the Award was granted or will affect the right of the Company or a Related Company to terminate (a) the employment of an Employee with or without notice and with or without Cause; (b) the service of a Consultant pursuant to the terms of the Consultant’s agreement with the Company or a Related Company; or (c) the service of a Director pursuant to the Bylaws of the Company or a Related Company, and any applicable provisions of the corporate law of the state in which the Company or the Related Company is incorporated, as the case may be.

10.4 Transfer, Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee will be deemed to result from either (a) a transfer to the employment of the Company from a Related Company, from the Company to a Related Company or from one Related Company to another; or (b) an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the period of leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.

10.5 Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to those requirements, will be inoperative if (x) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act; or (y) as to any particular requirement, a determination is made by counsel for the Company that that requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as that counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

10.6 Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any one or combination of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company): (a) tendering a cash payment; (b) authorizing the Company to withhold a number of shares of Common Stock from the shares otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, the Fair Market Value of which does not exceed the maximum statutory tax rates in the applicable jurisdictions (subject to the Participant’s written request to withhold more than the required regular tax withholding in the applicable jurisdictions) and in which case the Award will be surrendered and cancelled with respect to the number of shares of Common Stock retained by the Company; (c) delivering to the Company previously owned and unencumbered shares of Common Stock; or (d) by execution of a recourse promissory note by a Participant. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act or has a registration statement pending under the Securities Act, payment of the tax withholding with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Award. Unless otherwise provided in the terms of an Award Agreement, payment of the tax withholding by a Participant who is an Insider by delivering previously owned and unencumbered shares of Common Stock or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. The Administrator shall document any pre-approval in the case of a Participant who is an Officer or Director in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.

10.7 Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section 10.7 (the “Right of Repurchase”). The Right of Repurchase for unvested Common Stock will be exercisable at a price equal to the lesser of the purchase price at which the Common Stock was acquired under the Plan or the Fair Market Value of the Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock will be forfeited without any repurchase). The Award Agreement may specify the period following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.

ARTICLE 11

ADJUSTMENTS UPON CHANGES IN STOCK

11.1 Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then (a) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Awards granted hereunder, (b) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Incentive Stock Options granted hereunder, (c) the number and/or class of shares of Common Stock covered by outstanding Awards, (d) the maximum number of shares of Common Stock with respect to which Awards may be granted to any single Person during any calendar year, and (e) the Exercise Price of any Option and the Strike Price of any Stock Appreciation Right in effect prior to the change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of the Common Stock resulting from the transaction; provided, however, that any fractional shares resulting from the adjustment shall be eliminated by rounding down. The Administrator shall make these adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of the Award as in effect immediately prior to the corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.

11.2 Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then, subject to Section 11.3, all outstanding Awards will terminate immediately prior to that dissolution or liquidation.

11.3 Change in Control – Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change in Control, a dissolution or liquidation of the Company, an exchange of shares or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (b) the assumption of the Plan and the outstanding Awards by the Surviving Entity or its parent; (c) the substitution by the Surviving Entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 11.3) for the outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section 11.1 hereof; (d) the cancellation of the outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the Exercise Price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (e) the cancellation of the outstanding Awards without payment of any consideration. If the Awards would be canceled without consideration for vested Awards, the Participant will have the right, exercisable during the later of the 10-day period ending on the fifth day prior to the merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, to exercise the Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.

ARTICLE 12

AMENDMENT OF THE PLAN AND AWARDS

12.1 Amendment of Plan. The Board at any time may amend or terminate the Plan. However, except as provided in Section 11.1 relating to adjustments upon changes in Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of any amendment, the Board shall determine, upon advice from counsel, whether the amendment will be contingent on stockholder approval.

12.2 Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers who are Covered Employees.

12.3 Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations issued thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Related Company will have any liability to any Participant or any other Person as to (a) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise or settlement of any Award granted hereunder; or (b) the failure of any Award to comply with Section 409A of the Code.

12.4 Amendment of Awards. The Administrator at any time may amend the terms of any one or more Awards. However, subject to Section 12.5, no amendment may impair the rights under any Award granted before the amendment. Except as otherwise permitted under Article 11, unless stockholder approval is obtained: (a) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (b) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash, if doing so would be considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (c) the Committee may not take any other action that is considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

12.5 No Impairment of Rights. No amendment of the Plan or an Award may impair rights under any Award granted before the amendment unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or SAR, the difference between the Fair Market Value and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.

ARTICLE 13

GENERAL PROVISIONS

13.1 Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if stockholder approval is required; and those arrangements may be either generally applicable or applicable only in specific cases.

13.2 Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section  11.1.

13.3 Delivery. Upon exercise of a right granted pursuant to an Award under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.

13.4 Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

13.5 Cancellation and Rescission of Awards for Detrimental Activity.

(a) Upon exercise, payment or delivery pursuant to an Award, the Administrator may require a Participant to certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.

(b) Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.

(c) If a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, that exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company will be entitled to set-off against the amount of that gain any amount owed to the Participant by the Company.

13.6 Clawback or Forfeiture. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes–Oxley Act of 2002, other applicable law or securities exchange listing requirements or any Company policies that may be adopted or modified from time to time (the “Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or securities exchange listing requirements), regardless of whether or not such condition is expressly stated in the Award Agreement.

ARTICLE 14

MARKET STANDOFF

Each Option Agreement and Award Agreement will provide that, in connection with any underwritten public offering by the Company of its equity securities, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for the period from and after the effective date of such registration statement as may be requested by the Company or the underwriters (the “Market Standoff”). In order to enforce the Market Standoff, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under the Plan until the end of the applicable standoff period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of the transaction distributed with respect to any shares of Common Stock subject to the Market Standoff or into which the shares of Common Stock thereby become convertible, will immediately be subject to the Market Standoff.

ARTICLE 15

EFFECTIVE DATE OF PLAN

This amendment and restatement of the Plan becomes effective on the Effective Date. Solely with respect to the additional Shares authorized under the amended and restated Plan and the extension of the term of the Plan in Article 16, no Award granted on or after the Effective Date may be exercised (or, in the case of an Award denominated in Shares, may be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted by the Board. The amended and restated Plan shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on June 6, 2019 and, if approved, the amended and restated Plan shall be effective as of the Effective Date. If the stockholders of the Company fail to approve the amended and restated Plan, the terms of the Plan, as approved by stockholders prior to the amendment and restatement of the Plan, will continue to be effective.

ARTICLE 16

TERMINATION OR SUSPENSION OF THE PLAN

The Plan will terminate automatically on the day before the 10th anniversary of the Effective Date. No Award may be granted pursuant to the Plan after that date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

ARTICLE 17

CHOICE OF LAW

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of law rules.

ARTICLE 18

LIMITATION ON LIABILITY

The Company and any Related Company that is in existence or that hereafter comes into existence will have no liability to any Participant or any other person as to (1) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (2) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise or settlement of any Award granted hereunder; or (3) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.

ARTICLE 19

EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.

IN WITNESS WHEREOF, upon authorization of the Board, the undersigned has executed the Gulfport Energy Corporation 2019 Amended and Restated Stock Incentive Plan, effective as of the Effective Date, on the date opposite his or her signature.

GULFPORT ENERGY CORPORATION

Dated: April 29, 2019	By:	/s/ David M. Wood
David M. Wood, Chief Executive Officer

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00 a.m., Central Time, on June 6, 2019.
Online Go to www.investorvote.com/GPOR or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/GPOR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - David M. Wood	☐	☐	☐	02 - Craig Groeschel	☐	☐	☐	03 - David L. Houston	☐	☐	☐
	04 - C. Doug Johnson	☐	☐	☐	05 - Ben T. Morris	☐	☐	☐	06 - Scott E. Streller	☐	☐	☐
	07 - Paul D. Westerman	☐	☐	☐	08 - Deborah G. Adams	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Proposal to approve the Company’s 2019 Amended and Restated Stock Incentive Plan.	☐	☐	☐	3.	Proposal to Approve, on an Advisory Basis, the Compensation Paid to the Company’s Named Executive Officers.	☐	☐	☐

4.	Proposal to Ratify the Appointment of the Company’s Independent Auditors, Grant Thornton LLP, for the fiscal year ending December 31, 2019.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

0323BA

Proxy – Gulfport Energy Corporation

You are cordially invited to attend the Annual Meeting of Stockholders

To be held on June 6, 2019, at

10:00 a.m. Oklahoma City time, at

3001 Quail Springs Parkway,

Oklahoma City, Oklahoma 73134

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delivery, sign up at www.investorvote.com/GPOR

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — GULFPORT ENERGY CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

Gulfport Energy Corporation

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints David M. Wood and Keri Crowell (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gulfport Energy Corporation (the “Company”) to be held on June 6, 2019 at 10:00 a.m. Oklahoma City time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the 2019 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR EACH OF THE PROPOSALS 2, 3 AND 4 IN ACCORDANCE WITH THE BOARD OF DIRECTOR’S RECOMMENDATION. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

(Continued and to be marked, dated and signed on reverse side.)

C	Non-Voting Items
Change of Address — Please print new address below.